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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2003
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                                    Lions Gate Investment Limited
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             (Exact name of registrant as specified in its charter)


                Nevada                                   0-32523                             98-0222710
------------------------------------ ----------------------------------------- --------------------------------
    (State or other jurisdiction of               (Commission File Number)                   (IRS Employer
     incorporation or organization)                                                       Identification No.)

1200 MacArthur Blvd.
Mahwah, New Jersey                                                                               07430
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(Address of principal executive offices)                                                      (Zip Code)

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Registrant's telephone number, including area code:  (201) 760-6464
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                     P.O. Box 86020, 2106-33rd Avenue, S.W.
                            Calgary, Alberta, T2T 120
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          (Former name or former address, if changed since last report)




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



                           CURRENT REPORT ON FORM 8-K

                          LIONS GATE INVESTMENT LIMITED

                                December 9, 2003

                                TABLE OF CONTENTS

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                                                                                                                Page

Item 1.    Changes in Control of Registrant.......................................................................1
           Security Ownership of Certain Beneficial Owners and Management.........................................7

Item 2.    Acquisition or Disposition of Assets...................................................................9
           The Merger.............................................................................................9
           Certain Material Agreements...........................................................................10
                Verus Support Services Inc.......................................................................10
                Strategic Initiatives, Inc.......................................................................10
           Description of Lions Gate and Predecessors............................................................10
           Description of Business...............................................................................10
                Company Overview.................................................................................10
                Overview of Angiogenesis.........................................................................11
                The Market Relating to Breast Cancer.............................................................12
                Our Solution.....................................................................................13
                Business Strategy................................................................................14
                Technology and Capabilities......................................................................15
                Sales and Marketing..............................................................................16
                Clinical Results and FDA Status..................................................................17
                Competition......................................................................................18
                Manufacturing....................................................................................21
                Intellectual Property............................................................................22
                Government Regulations...........................................................................22
                Reimbursement From Third-Party Payers............................................................23
                Employees........................................................................................24
           Description of Property...............................................................................24
           Cautionary Statements.................................................................................24
                Risks Related to our Business and Industry.......................................................24
                Risks Relating to the Common Stock...............................................................29
                Special Note Regarding Forward-Looking Statements................................................32
           Directors and Executive Officers After the Merger.....................................................32
                Board Composition and Committees.................................................................35
                Director Compensation............................................................................36
                Indebtedness of Directors and Executive Officers.................................................37
                Family Relationships.............................................................................37
                Legal Proceedings................................................................................37
                Summary Compensation Table.......................................................................37
                Options/SAR Grants and Fiscal Year End Option Exercises and Values...............................39
                Employment Agreement.............................................................................39
                Stock Incentive Plan.............................................................................40
           Certain Relationships and Related Transactions........................................................40
                Sterling Financial Investment Group..............................................................40


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

                Former Stockholders and Directors................................................................41
                Strategic Initiatives............................................................................41
                Verus Support Services...........................................................................41
                Lake Worth Ventures..............................................................................41
           Legal Proceedings.....................................................................................43

Item 4.    Changes in Registrant's Certifying Accountant.........................................................43

Item 5.    Other Events and Regulation FD Disclosure.............................................................43

Item 7.    Financial Statements and Exhibits.....................................................................45

Item 8.    Change in Fiscal Year.................................................................................46

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                                       ii

ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

     The DOBI Medical Reverse Merger. On December 9, 2003, Lions Gate Investment Limited, a Nevada corporation ("Lions Gate"), completed a so-called "reverse merger" transaction, in which it caused DOBI Acquisition Corp., a Delaware corporation and newly-created, wholly-owned subsidiary of Lions Gate ("DOBI Acquisition"), to be merged with and into DOBI Medical Systems, Inc., a Delaware corporation engaged in the business of developing and commercializing imaging technologies to improve the detection of cancer and other diseases ("DOBI Medical"), with DOBI Medical surviving as a wholly-owned subsidiary of Lions Gate and DOBI Medical's former security holders acquiring a majority of the outstanding shares of common stock of Lions Gate. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated December 8, 2003, as discussed below. Concurrently with the closing of the reverse merger, Lions Gate completed a private placement of its shares of common stock and warrants to purchase common stock to new investors, and received at the closing of the first tranche of the private placement gross proceeds of $5.5 million. With the proceeds of the private placement, Lions Gate will continue the business of DOBI Medical as its sole line of business. For more information about the private placement, see Item 5, Other Events and Regulation FD Disclosure. Lions Gate intends to change its corporate name to DOBI Medical International, Inc.

     Pursuant to the Merger Agreement, at closing, Lions Gate issued 23,576,174 shares of its common stock to the former security holders of DOBI Medical, representing 62.8% of the outstanding Lions Gate common stock following the merger, in exchange for 100% of the outstanding capital stock of DOBI Medical and convertible promissory notes, subject to appraisal rights of former DOBI Medical stockholders. Included in the shares of capital stock of DOBI Medical outstanding prior to the merger were (i) 16,590,920 shares of common stock of DOBI Medical, which were converted at the merger on a one-for-one basis into 16,590,920 shares of Lions Gate common stock, and (ii) 982,884 shares of DOBI Medical's Class A Convertible Preferred Stock, which were converted at the merger on a 2.25-for-1 basis into 2,211,491 shares of Lions Gate common stock. Convertible promissory notes of DOBI Medical outstanding prior to the merger included (i) $1,680,500 of outstanding indebtedness under DOBI Medical's Series 2 Convertible Notes, which represented all of the indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 1,718,002 shares of Lions Gate common stock, and
(ii) $2,878,000 of outstanding indebtedness under DOBI Medical's Series 1 Convertible Notes, which represented all but $270,000 of the principal indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 3,055,761 shares of Lions Gate common stock. The $270,000 of indebtedness left outstanding, plus accrued interest thereon, under the Series 1 Notes remains an outstanding debt obligation of DOBI Medical following the merger.

     Lions Gate assumed all of DOBI Medical's obligations under the DOBI Medical 2000 Stock Incentive Plan and reserved 5,630,000 shares of Lions Gate common stock for stock options issued and issuable under that plan. At the time of the merger, DOBI Medical had outstanding stock options to purchase 1,472,251 shares of common stock, which outstanding options were amended by action of DOBI Medical's Board of Directors to become stock options to purchase shares of common stock of Lions Gate. In addition, all outstanding warrants issued by DOBI Medical prior to the merger to purchase shares of DOBI Medical common stock were either exchanged for, amended to become, or automatically converted into, three-year warrants to purchase common stock of Lions Gate on the same terms and conditions as those warrants issued by Lions Gate in the private placement completed concurrently with the merger (see Item 5, Other Events and Regulation FD Disclosure). These warrants have an exercise price of $1.54 per share. At the closing of the merger, all outstanding DOBI Medical warrants were exercisable into 9,573,321 shares of DOBI Medical common stock, and were either exchanged for, amended to become or automatically converted into three-year warrants to purchase a like number of shares of Lions Gate common stock. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1, and which is incorporated herein in its entirety by reference.

     In connection with the merger, Lions Gate completed a private placement of shares of its common stock to new investors at a price of $1.00 per share, with warrants to purchase shares of its common stock at an exercise price of $1.54 per share. The completed private placement will close in two tranches. The first tranche closed on the merger closing date, resulting in gross proceeds to Lions Gate of $5.5 million. The closing of the second tranche is conditioned on Lions Gate meeting specified operating milestones no later than 18 months after the closing of the merger. Gross proceeds to Lions Gate from the second tranche are expected to be $3.0 million. After the closing of the merger and the first tranche of a private placement of common stock and warrants to purchase common stock of Lions Gate, Lions Gate had outstanding 37,537,712 shares of common stock, warrants to purchase 16,093,321 shares of Lions Gate common stock, and stock options to purchase 1,472,251 shares of Lions Gate common stock.

     Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 64.7% of their subscribed investment being funded at the closing of the first tranche and the remaining 35.3% being funded at the closing of the second tranche. The second tranche investment commitment is secured by the shares issued in the first tranche. Investors who do not fund their second tranche investment commitment will forfeit the shares issued in the first tranche. After the closing of the second tranche of the private placement, Lions Gate is expected to have the following equity securities outstanding: 40,537,712 shares of common stock, warrants to purchase 19,093,321 shares of common stock, and stock options to purchase 1,472,251 shares of common stock, resulting in an aggregate of 61,103,284 shares of Lions Gate common stock outstanding on a fully-diluted basis. The 23,576,174 shares of common stock of Lions Gate that were issued to the former security holders of DOBI Medical at the closing of the merger and 9,573,321 shares of common stock of Lions Gate that are reserved for issuance upon the exercise of the three-year Lions Gate warrants received in exchange for the outstanding DOBI Medical warrants will represent, in total, 54.3% of the total number of outstanding shares of common stock of Lions Gate, assuming the exercise of all outstanding Lions Gate warrants following the closing of the second tranche of the private placement. The actual number of shares of common stock, warrants and stock options of Lions Gate outstanding at the closing of the second tranche of the private placement may be different than the number of outstanding securities set forth above if, prior to the closing of the second tranche of the private placement, Lions Gate issues additional common stock, warrants or stock options in other transactions, or the anti-dilution provisions described below are triggered. These possible adjustments would change the percentage of Lions Gate common stock controlled by former DOBI Medical security holders, as would any sale of securities by these former DOBI Medical security holders.

     In connection with the merger, a total of 1,738,462 shares of Lions Gate common stock owned by Keith A. Ebert (a director of Lions Gate), Graham Crabtree, Beverly Strench and Renata Kubicek were repurchased by Lions Gate for an aggregate consideration of $250,000, which amount was contributed to Lions Gate by Verus International Group Limited as a capital contribution, and then cancelled at the closing of the merger. N. Desmond Smith, another director of Lions Gate, also agreed to the cancellation of 400,000 shares of Lions Gate common stock owned by him in consideration for the termination of an assignment of a number of oil and gas leases by Mr. Smith to Lions Gate and related receivables due from Mr. Smith, valued on Lion Gate's books at $10,109. Giving effect to the cancellation of these stockholders' shares, there were 8,461,538 shares of common stock of Lions Gate outstanding before the impact of the stock issuances in the merger and private placement. The 8,461,538 shares constitute Lions Gate's "public float" prior to the merger.

     Anti-Dilution Provisions for Common Stock. In connection with the reverse merger transaction, Lions Gate granted to (i) investors in the private placement, (ii) security holders of DOBI Medical converting debt and preferred equity securities into common stock in the merger, and (iii) Lake Worth Ventures, Inc., a significant stockholder of Lions Gate, with respect to 370,838 shares of Lions Gate common stock received in the merger in exchange for a like number of shares of DOBI Medical common stock purchased in December 2002, "weighted average" anti-dilution protection with respect to the common stock acquired by these stockholders in the private placement and merger. The anti-dilution provisions are triggered by a subsequent stock offering by Lions Gate at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection for the common stock issued in the private placement will expire upon the earlier of June 9, 2005, 18 months after the closing of the merger, or the completion of an additional $5.0 million equity financing by Lions Gate. The anti-dilution provision would be triggered at the closing of a convertible debt or equity offering (before the expiration of the anti-dilution period), regardless of when the subsequent conversion takes place. Former holders of DOBI Medical's common stock and future holders of Lions Gate's shares are not entitled to the benefit of these anti-dilution protections and, as a result, may experience dilution of their ownership percentage if Lions Gate sells securities in the future at a price less than $1.00 per share.

     Lock-Up Agreements. The shares of Lions Gate common stock issued to former holders of DOBI Medical common stock and other securities in connection with the merger, and the shares of common stock, warrants and common stock underlying those warrants issued in the private placement were not registered under the Securities Act of 1933, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares will bear a legend stating the same. In addition, in connection with the merger and private placement, former holders of substantially all of the securities of DOBI Medical outstanding immediately prior to the merger and all holders of shares of common stock and warrants of Lions Gate purchased in the private placement entered into "lock-up agreements" with Lions Gate that prohibit the stockholder from:

     o publicly selling, contracting to sell or otherwise transferring any of the shares of Lions Gate common stock beneficially owned by the stockholder following the merger; or

     o privately selling, contracting to sell or otherwise transferring (unless the proposed transferee agrees to be bound by the restrictions on transfer contained in the subscription agreement with Lions Gate) any of the shares beneficially owned by the stockholder following the merger.

     Stockholders who entered into these agreements and who acquired or purchased shares of common stock and warrants of Lions Gate as a result of the merger or private placement may, however, make transfers, publicly or privately, as follows:

     o SHARES OF LIONS GATE COMMON STOCK PURCHASED IN THE PRIVATE PLACEMENT. Stockholders who purchased shares of Lions Gate common stock in the private placement may transfer those shares at a rate of 5% per month, on a cumulative basis, of the total number of shares of Lions Gate common stock issued to that stockholder in the private placement, subject to applicable securities laws, in the period from six months until 12 months after the merger. Thereafter, the applicable percentage increases to 10% of those shares per month until 24 months after the merger. The warrants to purchase Lions Gate common stock purchased in the private placement are not subject to these so-called "lock-up" restrictions.

     o SHARES OF LIONS GATE COMMON STOCK ISSUED IN THE MERGER (EXCLUDING COMMON STOCK HELD BY THE "FOUNDERS," AS DESCRIBED BELOW) TO HOLDERS OF DOBI SECURITIES. Persons who held shares of DOBI Medical common stock, Class A Preferred Stock, Series 1 Notes and Series 2 Notes prior to the merger and received Lions Gate common stock therefor in the merger may transfer the shares of Lions Gate common stock received in the merger at a rate of 5% per month, on a cumulative basis, of the total number of shares of Lions Gate common stock issued to that stockholder in the merger, subject to applicable securities laws, from six months until 12 months after the merger. Thereafter, the applicable percentage increases to 10% of those shares per month until 24 months after the merger. Lions Gate common stock issuable upon exercise of warrants issued by DOBI Medical which have been converted or exchanged in the merger for warrants to purchase Lions Gate common stock are not subject to these so-called "lock-up" restrictions.

     o SHARES OF LIONS GATE COMMON STOCK ISSUED IN THE MERGER TO THE FOLLOWING "FOUNDERS" OF DOBI MEDICAL: DYNAMICS IMAGING, INC., PHILLIP
          C. THOMAS, MICHAEL JORGENSEN AND LAKE WORTH VENTURES, INC., A COMPANY CONTROLLED BY DAVID H. CLARKE. Founders who were holders of DOBI Medical securities prior to the merger may not transfer the shares of Lions Gate common stock received in connection with the conversion of such shares in the merger for the 24-month period following the merger, except as follows: Dynamics Imaging, Inc. will be permitted to sell its shares of Lions Gate common stock at a rate of 1% per month, on a cumulative basis, of the total number of shares of Lions Gate common stock issued in the merger, subject to applicable securities laws, from six months until 12 months after the merger; thereafter, the applicable percentage increases to 1.3% of those shares per month until 24 months after the merger; and notwithstanding the provision above, Lions Gate common stock held by the Founders shall be released from the lock-up provisions and the holders will be permitted to sell
          (i) 25% of their shares if Lions Gate's 2004 total revenue is at least $4.1 million, and (ii) 25% of their shares upon Lions Gate's receipt of FDA approval to market the ComfortScan system in the United States.

     These lock-up agreements between Lions Gate and the stockholders will terminate on December 9, 2005, 24 months after the closing of the merger.

     o ADDITIONAL LOCK-UP OF ALL HOLDERS OF SHARES ALREADY SUBJECT TO A LOCK-UP AGREEMENT. If Lions Gate engages an underwriter or placement agent during the 12 months after the completion of the merger to raise a minimum of $5.0 million through the sale of common stock and/or other equity securities, in a public offering or private placement, upon commencing such public offering or private placement, all holders of shares subject to lock-up agreements will, if required by the underwriter or placement agent, refrain from making any sales, transfers or other dispositions in the course of such offering, but, in any event, for not more than 90 days.

     o LOCK-UP PROVISION FOR FINANCIAL ADVISOR. Verus Support Services Inc., which serves as Lions Gate's strategic advisor, and its affiliates have agreed to limit, for the first six months after the closing of the merger, sales of Lions Gate's common stock held by them to no more than 30% of the cumulative total sales volume. As of December 10, 2003, Verus and its affiliates own approximately 1,000,000 shares of Lions Gate's common stock.

     o EXCEPTION FOR LAKE WORTH VENTURES. In the event of a secondary public offering of Lions Gate securities in which Lions Gate receives gross proceeds of at least $10.0 million, Lake Worth Ventures may exercise a limited waiver from its lock-up restrictions under detailed circumstances. In the event of a secondary public offering of Lions Gate securities to the public pursuant to an effective registration statement, Lake Worth Ventures may sell a limited number of shares of its Lions Gate common stock up to a maximum of $5.0 million in such offering, conditioned on (i) the written approval of the underwriter selected by Lions Gate for any such offering, provided such approval is not unreasonably withheld, (ii) Lions Gate receiving gross proceeds of at least $10.0 million from any such offering, and (iii) compliance with any applicable securities laws.

     Registration Statement. Under the terms of the private placement, Lions Gate agreed to use its best efforts to file a "resale" registration statement with the SEC covering the shares of Lions Gate common stock and the shares of Lions Gate common stock underlying the warrants issued in the private placement on or about, but not before, April 1, 2004. Lions Gate is obligated to maintain the effectiveness of the "resale" registration statement from the effective date through and until 24 months after the date of closing of the merger, at which time exempt sales pursuant to Rule 144 will be permitted (provided the Company complies with its reporting obligations). In the event the "resale" registration statement is not filed with the SEC on or prior to May 1, 2004, the total number of shares of common stock of Lions Gate subscribed to in the private placement and covered by the registration statement for each named selling stockholder will be increased by 2% per month for each month (or portion thereof) that the registration statement is not so filed, provided that the total increase in these shares will in no event exceed 12%. Lions Gate will use its best efforts to have the "resale" registration statement declared effective by the SEC as soon as possible after the initial filing, but not before April 1, 2004. In addition, as consideration for entering into the "lock-up" agreements, Lions Gate agreed to register for resale under the Securities Act of 1933 the shares of Lions Gate common stock received by holders of DOBI Medical common stock, Class A Preferred Stock and Series 1 and Series 2 Notes in connection with the merger at the same time as the shares of Lions Gate common stock issued in the private placement are registered for resale.

     Changes Resulting from Merger. Lions Gate intends to carry on DOBI Medical's business as Lion Gate's sole line of business. DOBI Medical is a development stage medical device company based in Mahwah, New Jersey and was founded to develop, advance and commercialize innovative imaging technologies to improve the detection of cancer and other diseases. Lions Gate has relocated its executive offices to those of DOBI Medical at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430, and its telephone and facsimile numbers are (201) 760-6464 and
(201) 760-8860, respectively.

     Immediately after the closing of the merger, stockholders representing a majority of the outstanding shares of Lions Gate's common stock agreed, by written consent in lieu of a meeting and without the need to solicit votes, to:

     o change the corporate name and state of incorporation of Lions Gate from Nevada to Delaware by means of a merger with and into its newly-created, wholly-owned subsidiary named DOBI Medical International, Inc., with that entity as the surviving corporation and as the publicly-traded company;

     o increase the authorized number of Lion Gate's shares of capital stock from 100,000,000 shares of common stock, par value $.0001 per share, to 150,000,000 shares of capital stock, divided into 140,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the board of directors may determine from time to time;

     o amend the By-laws of Lions Gate to increase the maximum allowable number of directors on Lions Gate's board of directors to nine from five;

     o change the fiscal year end of Lions Gate from July 31 to December 31 of each year;

     o ratify the appointment of Marcum & Kliegman LLP as the new certifying public accountants of Lions Gate for the fiscal year ending December 31, 2003, and

     o ratify the adoption by Lions Gate of DOBI Medical's 2000 Stock Incentive Plan, which Lions Gate assumed in connection with the merger, as well as an amendment to that plan increasing the number of shares of common stock available for issuance under the plan to 5,630,000 shares.

     These changes will become effective upon compliance with Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C under that act. In anticipation of the name change that will result from the merger of Lions Gate into DOBI Medical, Lions Gate has filed a fictitious firm name certificate with the Secretary of State of the state of Nevada, permitting it to do business under the DOBI Medical International name pending the reincorporation. Stockholders of Lions Gate will not be required to exchange their existing stock certificates for certificates of DOBI Medical, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the reincorporation. The American Stock Exchange, to which Lions Gate intends to apply for approval for the listing of its common stock, will also consider the submission of existing stock certificates as "good delivery." There is no assurance that Lions Gate will receive the approval to list its common stock on the American Stock Exchange.

     Under Nevada law, Lions Gate did not need the approval of its stockholders to complete the merger, as the constituent corporations in the merger were DOBI Acquisition and DOBI Medical, each of which is a Delaware corporation. Lions Gate was not a constituent corporation in the merger. The merger and its related transactions were approved by the requisite number of DOBI Medical stockholders by written consent in lieu of a meeting. Under Delaware corporate law, DOBI Medical stockholders who did not consent to the merger may demand in writing, pursuant to the exercise of their appraisal rights, that DOBI Medical pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the merger.

     Expansion of Board of Directors. Pursuant to the Merger Agreement, at the closing of the merger, the membership of the board of directors of Lions Gate was increased from two to four directors, and Phillip C. Thomas and David H. Clarke were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, pursuant to the Merger Agreement, the number of members comprising the board of directors will be increased to six members, and Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner will be appointed to serve as directors of Lions Gate until the next annual meeting of stockholders. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert, the sole members of the board of directors of Lions Gate prior to the merger, will resign as directors of Lions Gate. In addition, at the closing of the merger, the board of directors appointed Mr. Thomas as Chief Executive Officer and Michael R. Jorgensen as Chief Financial Officer of Lions Gate.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of the six directors are considered "independent" under the



SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

     Following this filing, Lions Gate may add an additional director to its board to consist of seven members. Lions Gate is in the process of identifying suitable candidates.

     In connection with an earlier private placement in which Sterling Financial
Investment Group, Inc. acted as DOBI Medical's exclusive financial advisor, DOBI
Medical agreed to allow a designee of Sterling Financial to be nominated to the board of directors of DOBI Medical. This agreement continues in effect in the event of a merger of DOBI Medical, and will continue to remain in effect as long as Sterling Financial and its investors continue to own at least 10% of Lions
Gate's outstanding shares. Brad Baker was designated to be Sterling Financial's board nominee to DOBI Medical, and upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, he will become a director of Lions Gate.

     In addition, all of the officers of DOBI Medical were named officers of Lions Gate to serve in the same positions they served at DOBI Medical.

     Accounting Treatment; Change of Control. The merger is being accounted for as a "reverse merger," since the stockholders of DOBI Medical own a majority of the outstanding shares of common stock of Lions Gate immediately following the merger. Except as described in the previous paragraphs and under the caption
"Certain Relationships and Related Transactions" in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of Lions Gate and, to the knowledge of Lions Gate, no other arrangements exist that might result in a change of control of Lions Gate. Further, as a result of the issuance of the 23,576,174 shares of Lions Gate common stock and the change in the majority of the directors of Lions Gate, which will become effective upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, a change in control of Lions Gate occurred on the date of the consummation of the merger. Lions Gate will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934 following the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the number of shares of common stock of Lions Gate beneficially owned on December 10, 2003, by:

     o each person who is known by Lions Gate to beneficially own 5% or more of the common stock of Lions Gate;

     o each of the directors and executive officers of Lions Gate and all persons expected to become directors of Lions Gate pursuant to the merger; and

     o all of Lions Gate's directors and executive officers, and all persons expected to become directors of Lions Gate pursuant to the merger, as a group.

     Except as otherwise set forth below, the address of each of the persons listed below is Lions Gate Investment Limited, c/o DOBI Medical Systems, Inc.,
1200 MacArthur Boulevard, Mahwah, New Jersey 07430.


                                       7
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


       Name and Address of                 Number of Shares Beneficially    Percentage of Shares Beneficially
       Beneficial Owner(3)                           Owned (1)                          Owned (2)
       -------------------                           ---------                          ---------

Phillip C. Thomas                                3,095,628                                       8.2%
Michael R. Jorgensen                             250,000                                         *
Lake Worth Ventures, Inc.                        11,788,493(4)                                  30.0%
c/o David H. Clarke
Phillips Point - West Tower
777 South Flagler Drive, Suite 1000
West Palm Beach, Florida 33401
David H. Clarke                                  11,934,556(4)                                  30.3%
Brad Baker                                       13,000                                          *
William Li, M.D.                                 6,500                                           *
Robert M. Machinist                              210,033                                         *
Dynamics Imaging, Inc.                           2,600,003(5)                                    6.9%
400 East 50th Street
New York, New York 10022
Webb W. Turner                                   2,630,878(5)                                    7.0%
N. Desmond Smith                                 -                                               *
Keith A. Ebert                                   725,000(6)                                      1.9%
Directors and executive officers as a group      18,865,594                                     47.1%
(nine persons)


------------------------

* Less than 1% of outstanding shares

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after December 10, 2003, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.


(2) Based upon 37,537,712 shares of common stock outstanding on December 10, 2003.

(3) Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner are shown in this table for purposes of their appointment to the board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, which is expected to be approximately 10 days after the merger. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert have agreed to resign from the board of directors.

(4) Includes 9,999,712 shares of common stock and warrants to purchase 1,789,346 shares of common stock owned by Lake Worth Ventures, Inc., and 64,436 shares of common stock and warrants to purchase 45,000 shares of common stock owned by affiliates of Lake Worth Ventures, which is controlled by David H. Clarke.

(5) Includes 2,600,003 shares of common stock owned by Dynamics Imaging, Inc., of which Mr. Turner is the Chairman of the Board.

(6) 475,000 of such shares are held by Matrix Partners Inc., of which Mr. Ebert is a principal stockholder. The remaining 250,000 shares reflect warrants to purchase such shares held by Strategic Initiatives, Inc., of which Mr. Ebert is the President and principal stockholder.


ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     Set forth below is information concerning the principal terms of the merger and the business of DOBI Medical.

THE MERGER

     The Merger. On December 8, 2003, Lions Gate, DOBI Acquisition and DOBI Medical entered into the Merger Agreement. On December 9, 2003 (referred to as the Merger Closing Date), DOBI Acquisition was merged with and into DOBI Medical, with DOBI Medical surviving as a wholly-owned subsidiary of Lions Gate. The Merger Agreement specified that each share of common stock of DOBI Medical would be converted into common stock of Lions Gate on a one-for-one basis, subject to appraisal rights by former DOBI Medical stockholders. The Merger Agreement also specified that, at the merger, DOBI Medical's Class A Convertible Preferred Stock would be converted on a 2.25-for-1 basis into Lions Gate common stock; all of the outstanding indebtedness under DOBI Medical's Series 2 Convertible Notes would be converted, together with accrued but unpaid interest thereon, into 1,718,002 shares of Lions Gate common stock; and substantially all of the outstanding indebtedness under DOBI Medical's Series 1 Convertible Notes would be converted, together with accrued but unpaid interest thereon, into 3,055,761 shares of Lions Gate common stock. In addition, each share of common stock of DOBI Medical which may be purchased pursuant to stock options outstanding on the Merger Closing Date was, by action of the boards of DOBI Medical and Lions Gate, converted into stock options to purchase shares of common stock of Lions Gate on a one-for-one basis.

     On the Merger Closing Date, Lions Gate issued 23,576,174 shares of common stock to holders of DOBI Medical securities, representing approximately 62.8% of the outstanding Lions Gate common stock following the completion of the merger and the first tranche of the private placement. The number of shares of Lions Gate common stock issued in the merger would be reduced to the extent, if any, that any former security holders of DOBI Medical perfect and enforce their appraisal rights under Delaware corporate law. Following the merger, all of Lions Gate's business operations will be conducted through its wholly-owned subsidiary, DOBI Medical. See "Description of Business" below. Prior to the merger, there were no material relationships between Lions Gate and DOBI Medical, any of their respective affiliates, directors or officers, or any associates of their respective officers or directors. All of Lions Gate's liabilities were settled and paid in full prior to the merger. The consideration exchanged in the merger was determined as a result of arm's-length negotiation among the parties.

     Election of Board of Directors. Pursuant to the Merger Agreement, at the closing of the merger, the membership of the board of directors of Lions Gate was increased from two to four directors, and Phillip C. Thomas and David H. Clarke were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, pursuant to the Merger Agreement, the number of members comprising the board of directors of Lions Gate will be increased to six members, and Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner will be appointed to serve as directors of Lions Gate until the next annual meeting of stockholders. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert, the sole members of the board of directors of Lions Gate prior to the merger, will resign as directors of Lions Gate. See "Directors and Executive

Officers of the Company After the Merger." In addition, all of the executive officers of DOBI Medical were named executive officers of Lions Gate to serve in the same positions they currently serve at DOBI Medical.

CERTAIN MATERIAL AGREEMENTS

     Verus Support Services Inc.

     On December 8, 2003, we entered into an agreement with Verus Support Services Inc. Pursuant to this agreement, Verus will provide corporate development and corporate finance services, as well as ongoing strategic advisory services, for us for a period of two years. During the term of this agreement, we have agreed to pay Verus a monthly fee of $17,500 for such services.

     Strategic Initiatives, Inc.

     On December 8, 2003, we entered into a consulting agreement with Strategic Initiatives, Inc. Pursuant to this agreement, Strategic will provide investor and public relations services to us for a period of one year. As compensation for the services to be provided under this agreement, we have agreed to issue to Strategic, or its designee, warrants to purchase a total of 250,000 shares of Lions Gate common stock and to pay Strategic in advance for up to $750,000 of its expenses in connection with these services. The warrants are exercisable on or before the third anniversary of the closing of the merger and have an exercise price of $1.54 per share. Lions Gate has also agreed to register the shares of its common stock underlying these warrants in the next eligible registration statement filed by Lions Gate with the SEC. Keith A. Ebert, who serves as a director, and was the chief financial officer and secretary of Lions Gate until the closing of the merger, is the President and principal stockholder of Strategic.

DESCRIPTION OF LIONS GATE AND PREDECESSORS

     Lions Gate was formed as a Nevada corporation on October 29, 1999. Until the merger, Lions Gate was an oil and gas exploration company. After the merger, Lions Gate discontinued its previous business and succeeded to the business of DOBI Medical as its sole line of business. Accordingly, Lions Gate's past trading history for its common stock is not relevant in light of the complete change in its business.

DESCRIPTION OF BUSINESS

     Unless otherwise indicated or the context otherwise requires, all references below to the terms "DOBI Medical," the "Company," "we," "our" or "us" mean Lions Gate and DOBI Medical, on a combined basis after the merger.

     Company Overview

     We are a technology-based development stage medical device company that has developed a new means for the improved diagnosis of cancer through the detection of vascular changes associated with malignant tumors. The first application of our technology has been to develop the ComfortScan(TM) system, a complementary tool to mammography, the most common diagnostic imaging modality used to aid in the diagnosis of breast cancer. Mammography has long been considered an important tool for breast cancer detection; however, it is often painful, irradiates the patient, is unable to identify breast cancer in its earliest stages, and most importantly is unable to differentiate malignant from benign tumors. Further, mammography has limited applicability to millions of women under age 40 or on hormone replacement therapy due to the lack of contrast in x-ray images of dense breast tissue. While not replacing mammography, the ComfortScan system is a non-invasive, non-radiating medical equipment product that is designed to assist physicians in the diagnosis of breast cancer at a potentially earlier stage of development by providing new, image-based physiological information never before available on a cost effective basis. The ComfortScan system cannot be marketed in the United States prior to receipt of Food and Drug Administration approval, of which there can be no assurance, and which is not expected prior to the final calendar quarter of 2005.

     The ComfortScan system is an advanced digital imaging system that uses high intensity light-emitting diodes and gentle pressure to highlight areas of vascular development common to malignant tumors. Our technology is based on detecting tumor angiogenesis or vascular change, the process of a cancerous growth surrounding itself with a dense network of tiny blood-filled capillaries. These vascular "feeding tubes" provide oxygen and nutrients to active tumors and are unique physiological "markers" which reveal the presence of cancer. Angiogenesis is a natural occurrence in the body.

     In cases where cancer is involved, the growth of new blood vessels occurs around, and in support of, a malignant tumor. This process is vital since without it, these tumors remain small and harmless. When a woman discovers a lump within her breast, it has likely been developing for a number of years as cancerous tumors often take many years to become palpable.

     The ComfortScan system's high intensity light emitting diodes, or LEDs, transmit 645 nanometer (red) light through the breast, recording one image per second via a charge-coupled device, or CCD, camera for approximately 45 seconds. As the light encounters the angiogenic (and thus cancerous) region of the breast, it is absorbed by the higher than normal concentrations of hemoglobin in that area of the breast, which appear on the resulting image in marked contrast to normal portions of the breast. The slight pressure applied by the ComfortScan system's silicon membrane serves to trap blood in the angiogenic area and thus results in greater image contrast between the angiogenic area and normal tissue in the breast. As a result, the ComfortScan system focuses on physiology-based dynamic functional imaging (i.e., what is occurring within the tissue in real time) rather than a singular morphological image (i.e., a static anatomical snapshot showing physical details at a single point in time) such as images created by mammography.

     In August 2000, we received acceptance from the U.S. Food and Drug Administration, or FDA, for our five-step premarket approval submission plan. The first data module of the plan was submitted and accepted shortly thereafter, followed by acceptance in 2001 of Modules 2 and 3. Module 4 was submitted in March 2002 and was accepted in October 2002. A clinical test of approximately 1,200 patients will complete the final module of our Pre-Market Approval, known generally as a PMA submission, which will take approximately six to nine months to complete. FDA review is expected to take approximately six months to complete after its start date, indicating that FDA approval to market the ComfortScan system as an adjunct to mammography should be reached in the final calendar quarter of 2005, although there can be no assurance that such approval will be granted. In April 2000, we received "CE Marking" for the ComfortScan system.

     Overview of Angiogenesis

     Angiogenesis is the growth of new blood vessels in the body, a type of vascular change. It is an important, natural process that occurs both in normal and disease states. Angiogenesis occurs in the healthy body for healing wounds and for restoring blood flow. The healthy body controls angiogenesis through a series of "on" and "off" switches, maintaining a perfect balance of these angiogenesis modulators. However, in a diseased state, the body loses control over angiogenesis. Angiogenesis-dependent diseases result when new blood vessels either grow excessively or insufficiently. Excessive angiogenesis occurs in cancer whereby new blood vessels feed the cancerous tumor, allowing it to grow up to 16,000 times its original volume in as little as two weeks after vascularization, while also permitting cancer cells to escape into the circulation and lodge into other organs (metastasis). Without the blood supply, little or no growth is seen. According to the most recent scientific research from the Angiogenesis Foundation, a non-profit organization based in Cambridge, Massachusetts, angiogenesis is associated with virtually every type of known cancer. William Li, M.D., one of our director nominees, is the President of the Angiogenesis Foundation. Furthermore, angiogenesis is an underlying indicator in over 70 conditions including cardiac disease, arthritis, AIDS, ophthalmic, and skin diseases, as well as other solid tumors. Angiogenesis is also related to conditions such as surgical incisions, trauma-related injuries and ulcers, which rely on the angiogenic process for healing. According to the Angiogenesis Foundation, it is estimated that each year more than 500 million cases of angiogenesis-based diseases afflict persons in Western nations.

     Angiogenesis in breast cancer. Research by the United States and international scientific communities has documented the process of angiogenesis that occurs in the development of breast cancer. In fact, breast cancer mortality has been highly correlated to, and has the highest amount of evidence for, angiogenesis dependency. All solid breast tumors become clinically relevant once they recruit their own blood supply. Angiogenesis occurs when cancerous breast tumors are only one to two millimeters in size. By contrast, breast cancers that are detected when they are 10 millimeters in diameter already contain more than one billion cancer cells. Recent developments in optical imaging technology and image processing make it possible to identify minute vascular changes to a growing cancerous tumor in the breast at its earliest stages. Once detected, the changes constitute a unique vascular profile that has the potential to indicate the presence of breast cancer before a cancerous lesion is discernible by most conventional means.

     The Market Relating to Breast Cancer

     According to the American Cancer Society, excluding cancers of the skin, breast cancer is the most common cancer in women, accounting for nearly one of every three cancers diagnosed in American women. Mortality rates associated with breast cancer are significant with an estimated 39,800 women expected to die in 2003 from the disease in the United States alone. Breast cancer is the leading cause of cancer death among women aged 40 to 55. This is a potentially fast growing market, with the American Cancer Society estimating that approximately 211,300 women in the United States will be diagnosed with invasive breast cancer in 2003, and another industry source estimates that a woman is diagnosed with breast cancer every three minutes. Perhaps even more importantly, industry estimates suggest that as many as one million women in the United States alone are unaware that they have breast cancer. This is due in part to poor detection by current screening technologies as well as a lack of participation by many women in regular breast cancer screening.

     X-ray mammography, a mature imaging technique, is regarded as the current standard for breast cancer screening and diagnosis throughout the world. The installed base of x-ray mammography units worldwide is estimated to be between 35,000 and 45,000 units, which generate an estimated 100 million mammograms annually. Traditional units generally sell for $80,000 to $150,000 (not including facility improvements), and the price range for the newest digital units can range from $350,000 to $600,000. The United States is estimated to represent approximately 45% of the worldwide market for mammography devices. These devices are typically available at hospitals, imaging centers or specialty breast clinics.

     However, despite its extensive use, mammography is limited in its ability to differentiate between benign and cancerous lesions resulting in a need for costly surgical biopsies, as well as is in its ability to identify breast cancer at its earliest stages of development (i.e., below 5 mm in size). In addition, mammography is widely considered ineffectual for premenopausal women or women on hormone replacement therapy due to the lack of contrast in x-ray images of dense breast tissue. Mammography is also often painful and exposes women to harmful radiation. Lastly, mammograms require advanced skills to read and interpret, and often involve bulky film records that are difficult and expensive to transport and store. The vast majority of mammographic systems in use today are non-digital due to the recent emergence and approval of the technology and the high purchase price associated with these new digital systems.

     Due to its inherent limitations, current mammographic techniques often result in a need for patients to undergo additional downstream testing. At least 10% undergo invasive surgical biopsies and other procedures to differentiate malignant from benign tumors. Due largely in part to these limitations, 75% to 80% of these approximately three million costly biopsies worldwide are later determined to be benign and therefore potentially avoidable.

     Recent accounts in the media indicate a growing concern in the medical community that mammography, in spite of many years of use, has not demonstrated a clear capability to actually save lives to any significant degree. Although there is no medical community consensus in this regard, in March 2001, the Institute of Medicine published Mammography and Beyond to bring to light the need for improved technology for breast cancer detection. This report indicated that there is currently no single FDA-approved technology capable of accurately detecting all breast cancers, and the best method is likely to be a combination of tools. Due to its role in angiogenesis imaging, in 2002 the Company was asked to contribute to the follow-on study to Mammography and Beyond by making a presentation to a senior group of physicians and others involved in the integration of future cancer research in a symposium sponsored by the National Cancer Policy Board.

     Our Solution

     Our angiogenesis-based imaging technology represents a new and inexpensive diagnostic tool to aid in early, non-invasive breast cancer detection. The ComfortScan system is designed to accurately detect the presence of cancer-related angiogenesis and differentiate cancerous from benign lesions by displaying the contrast between areas of malignancy versus normal tissue within the breast. Unlike comparably priced systems in use today, this non-invasive, all-digital process is fast, exerts very mild and gentle pressure on the breast, uses no harmful ionizing radiation and is effective for women of all ages.

     As a complement to mammography, developmental testing on the ComfortScan system thus far indicates that our technology will provide substantially higher levels of specificity in detecting benign lesions within the breast, thus (i) reducing the number of false positives generated by current techniques and (ii) potentially avoiding a high number of breast biopsies or other downstream testing, while maintaining a high degree of sensitivity to the accurate detection of malignant tumors when they are present. Further, it is expected that the ComfortScan system will provide many improvements over currently available imaging technologies, including accuracy, speed, comfort, safety, convenience, ease of use and lower cost.

     We believe that the many advantages of the ComfortScan system over currently available imaging modalities should make it attractive to healthcare providers and payers, as well as to female consumers. Based on feedback from physicians, technicians and patients, we believe that the ComfortScan system's accuracy and low cost, combined with its comfort, convenience, and safety are expected to generate considerable enthusiasm among women and breast cancer advocates.

     Business Strategy

     Our goal is to establish the ComfortScan system as the new standard of imaging-based diagnostic care in the United States and international medical community. The first step in attaining this goal is to receive FDA approval for the ComfortScan system as a complement to mammography, and establish the ComfortScan system as a recognized and widely utilized technology to aid in the effective diagnosis of breast cancer. FDA approval is not expected before the final calendar quarter of 2005 and cannot be assured. Key elements of our business strategy include the following initiatives:

     Capitalize on the large and growing cancer market and the need for improved detection. Despite the high incidence and mortality rates associated with breast cancer and the belief that early diagnosis leads to better survival rates, there has been limited innovation in this area. As a result, the ComfortScan system is well positioned to be a non-invasive, non-radiating device that can detect vascular changes associated with cancerous tumors at a very early stage of development. We believe that our ability to complement mammography and improve the reliability of early diagnosis will lead to rapid acceptance and adoption in the medical community. We intend to align our technology development efforts with national initiatives to improve cancer-imaging systems by detecting angiogenesis.

     Facilitate adoption of the ComfortScan system by obtaining FDA approval and establishing reimbursement. The initial intended use for the ComfortScan system is as a complementary diagnostic device supplemental to x-ray mammography. We have focused our scientific, engineering, medical, clinical and financial resources on this application and has completed four of five modules of its PMA submission to the FDA. We will shortly commence a clinical trial of approximately 1,200 patients to complete the fifth and final module, expected to take six to nine months to complete. We believe that this will allow us to sell into the United States market in the short-term as the approval process for adjunctive devices is relatively shorter and more straightforward than that of primary devices. In addition, we will begin the process of obtaining an insurance reimbursement code and associated financial support. Activities surrounding this initiative will include obtaining a CPT code by building on existing adjunctive codes; collaborating with key health care administrators and private payer organizations who will benefit from the cost-effectiveness of the ComfortScan system; retaining dedicated reimbursement specialists with expert knowledge of private, federal and state procedures; and stimulating demand by women and breast cancer advocates who can exert influence on the process.

     Educate all segments of our target market and enhance our brand awareness. We have begun a broad-based effort to develop a high degree of awareness of our system within the medical community. Once final FDA approval has been obtained, we intend to continue our efforts by developing product literature, an Internet-based information portal and media campaigns focused on disseminating information on our technology. An important component of these efforts will be our attendance at various medical imaging conferences such as the Annual Meeting of the Radiological Society of North America, the American Association for Cancer Research meeting, and the American Society for Clinical Oncology meeting. We also intend to enhance our relationships with a variety of important women's health and breast cancer awareness groups around the nation. We plan to actively educate those who can financially benefit from the use of our system such as health insurers, HMOs, managed care companies and physicians. We intend to enhance and expand our relationships with leading physicians at prestigious cancer institutions worldwide. We have already formed key collaborations with physicians at Columbia Presbyterian Medical Center, Hackensack University Medical Center and Massachusetts General Hospital, among other hospitals. We also have in place affiliations with leading scientific research centers, such as the Scripps Research Institute in California and the Angiogenesis Foundation in Massachusetts.

     Enhance internal sales and marketing resources and cultivate international distribution agreements. We plan to market our system in the United States through a combination of a dedicated, internal sales and marketing resources and distribution agreements with major medical device distribution companies. We intend to continue to aggressively seek distribution partnerships in international markets and have begun to enter into distribution agreements and strategic partnerships in select countries in Latin America, Europe, Asia-Pacific and the Middle East. We are currently in discussions with a number of large international medical equipment companies for international distribution.

     Expand the application of our proprietary technology to other markets and market segments. Currently, we are in the process of obtaining final FDA approval for our first application as a complementary testing device that is supplemental to mammography. In addition, we believe our technology has high utility in the area of therapy monitoring, allowing physicians and pharmaceutical companies to monitor the effectiveness of anti-angiogenic drugs. Further, we plan to expand testing into other areas where angiogenesis is an underlying indicator of disease, such as cardiac disease, arthritis, AIDS, ophthalmic and skin diseases as well as other solid tumors. We also believe our technology may be applicable to conditions such as surgical incisions, trauma-related injuries, and ulcers that rely on the angiogenic process for healing.

     Develop next generation capabilities to enhance our future competitive position in the market. We intend to use the confidence and market acceptance gained from our initial application as a complementary testing device to mammography to broaden the ComfortScan system's applicability. We intend to develop an application for the device as a broad-based screening tool for breast cancer for which we believe we can obtain FDA approval via a supplemental PMA. Further, the ComfortScan system would be combined with the diagnostic capabilities of ultrasound, x-ray, or other imaging modalities to develop an advanced screening and diagnostic platform that would considerably improve the current state-of-the-art in breast cancer screening and diagnosis.

     Technology and Capabilities

     The ComfortScan system is an advanced digital imaging system that uses high intensity light-emitting diodes and gentle external pressure to highlight areas of vascular development common to malignant tumors in the breast. It depicts dynamic flow, increased blood volume levels and depleted oxygen levels that are unique characteristics of malignancies.

     The patient's breast is placed on the breast support platform of the ComfortScan system, which contains 128 LEDs. The soft breast holder assembly is lowered onto the breast and a slight pressure is applied through a soft silicon membrane. The ComfortScan system's high intensity LEDs transmit 645 nanometer light through the breast, recording one image per second via a CCD digital camera for approximately 45 seconds. At approximately 15 seconds into the sequence, the external pressure is slightly increased, creating a dynamic response to blood flow. As the light encounters the angiogenic (and thus cancerous) region of the breast, it is absorbed by the higher than normal concentrations of hemoglobin in that area of the breast. In addition, hemoglobin that is losing oxygen content due to the higher metabolism of the tumor will absorb even more light. These two factors lead to higher blood volume and blood with depleted oxygen levels that appear on the resulting ComfortScan image in marked contrast to normal (benign) portions of the breast, a key indication of the presence of angiogenesis associated with malignant tumors. As a result, the ComfortScan system produces physiology-based dynamic functional images (i.e., what is occurring within the tissue in real time) rather than a singular morphological image (i.e., a snapshot showing anatomical details at a single point in time) such as images created by mammography.

     Established scientific research indicates that the oxygen consumption rate in malignant tissue can be much higher than that of normal tissue. The optical wavelength used in the ComfortScan system has different absorption characteristics when interacting with oxygenated hemoglobin compared to deoxygenated hemoglobin. Given that the ComfortScan system takes measurements over time, it not only measures light absorption due to static blood volume, but also is sensitive to the change in blood volume and the change in oxygen levels in the hemoglobin that surrounds the area of malignancy during the duration of the test. This is an important characteristic of the ComfortScan system as it provides a method for differentiating the dynamic response in angiogenic areas associated with cancer from normal areas that are not associated with cancer. It is the unique combination of light, slight pressure uniformly applied, temporal sampling and proprietary image processing software (image acquisition, image processing and software-based algorithms) each occurring together and over time, which makes the ComfortScan system such an important step forward in medical imaging technology with potential benefits in many other areas beyond breast imaging.

     Based on developmental clinical testing results to date, the ComfortScan system accurately detects the presence of angiogenesis and aids in differentiating cancer from benign lesions by displaying images indicative of the vascular change unique to the presence of a malignant lesion within the breast. This non-invasive, all-digital process is fast, exerts only gentle, comfortable pressure on the breast, uses no ionizing radiation, and is effective for women of all ages. While other diagnostic imaging devices primarily detect anatomical changes, the ComfortScan system is designed to detect vascular changes associated with cancerous lesions, and render the resulting images in a dynamic fashion in both pseudo-color and black and white. These unprecedented images provide the physician with new, physiologic information associated with cancer development. The ComfortScan system also provides computer-aided graphing of relative light transmission as a function of spatial location over time to aid in analysis and the display of the "angiogenic signature" within the breast.

     Our technology represents a significant advancement over earlier ineffective optical methods for examining breast tissue. Such methods included trans-illumination or diaphanography, which attempted to use light to determine anomalies in a static manner (analogous to modern x-rays). In addition to providing insufficient imaging data, these methods were limited in that they could only reveal the presence of large tumors (greater than 1cm) that were near the surface or superficial portions of the breast. The modern ComfortScan system bears no resemblance to these earlier attempts at non-invasive cancer diagnosis.

     Sales and Marketing

     We plan to utilize different sales approaches for the United States and international markets. In the United States, after we receive FDA approval (of which there can be no assurance), we intend to distribute our products primarily through distribution arrangements with major medical device distribution companies. Our target market includes physicians involved in the diagnostics and management of breast cancer, including radiologists, gynecologists, general practitioners, as well as imaging centers, specialty clinics, hospitals and other major medical centers. The primary call points in these institutions will be the chiefs of radiology and oncology who are primarily responsible for making the decisions on which diagnostic tests will be ordered and the equipment to perform the testing. The effort will be closely correlated with the hospital or clinic administrator in order to receive the capital budget allocation needed to purchase the system. We also intend to utilize distributors to help advance the acceptance of the product in the marketplace.

     We intend to sell our products internationally through various distribution arrangements. We are currently in discussions with several large, multinational medical equipment manufacturers as well as a number of smaller, independent distributors. We intend to sign agreements with a mix of multinational and independent distributors to obtain representation around the world. We have signed initial multiyear distribution agreements with Samsung America, Inc. for Korea, Joinhands International Development, Ltd. for China and Hong Kong, Vogedes Elektromedizin for Germany, Bank Sys, s.r.o. for the Czech Republic, Slovakia and Hungry, and BIOTECH Medical Corp. for Panama, Costa Rica and Columbia. Preliminary orders for over 50 ComfortScan systems have been received by us in accordance with minimum purchase requirements as required in our Distribution Agreements with selected international distributors. These production level ComfortScan systems are expected to be delivered within the next 12 to 18 months where FDA or similar governmental approvals are not required. Until these preliminary orders become purchase orders, they are subject to cancellation, which could result in the possible termination of a distributor's exclusive distribution agreement.

     We have also created a comprehensive marketing plan to enhance awareness abroad and lay the groundwork for product introduction in the United States after final FDA approval. A full-scale, multifaceted market awareness campaign will be rolled out to the following groups: scientists who are thought leaders in angiogenesis, breast cancer and radiology; physicians such as oncologists and obstetricians-gynecologists; third-party payers; and service providers such as radiology practices. We intend to target these groups through presentations at scientific seminars, physician education programs, targeted sales efforts, direct marketing and print and other media campaigns.

     Clinical Results and FDA Status

     Clinical Results. Over the past five years, our technology has been tested with over 1,500 patients at highly respected medical institutions such as Columbia Presbyterian Medical Center and Massachusetts General Hospital. Additional testing has occurred in Europe, with further testing to commence shortly. The measurement of efficacy of the ComfortScan system is both its specificity (its ability to identify correctly those lesions that are benign) and its sensitivity (ability to refer accurately those patients for biopsy that have a true positive). The most recent analysis of scans performed on the most recent 200 patients who met the clinical selection criteria of the participating medical centers from June 2000 through April 2001 indicates that the ComfortScan system performs at a sensitivity rate ("true positive") of 93% and a specificity rate ("true negative") of 67%. Negative predictive value was 98.3%, which means that over 98% of women who initially were thought to have a malignancy (false positive) but whose DOBI Medical scan was negative, truly did not have a cancerous tumor. These statistics indicate that the ComfortScan system can significantly reduce the number of false positives generated presently by current methods of breast cancer diagnosis.

     FDA Status. In August 2000, we received FDA acceptance for our five-step PMA submission plan. The first data module of the plan was submitted and accepted shortly thereafter, followed by acceptance in 2001 of Modules Two and Three. Module Four was submitted in March 2002 and was accepted in October 2002. We expect to submit Module Five before the end of 2004, and although there can be no assurance that such approval will be granted, we anticipate receiving approval of the ComfortScan system as a complementary diagnostic device in the final calendar quarter of 2005.

     To accomplish final FDA approval, we have established a number of domestic and international clinical sites to test the effectiveness of the ComfortScan system. Specifically, the objective of the PMA trial will be to demonstrate that the use of the ComfortScan system as a complement to mammography, if successful, will provide more data for the physician in differentiating benign from malignant lesions and thus substantially reduce the number of false positives that require biopsies.

     In accordance with the trial protocol, women have the ComfortScan system examination after an equivocal mammogram with ACR (American College of Radiology) BI-RADS (Breast Imaging Reporting and Data System) category 3 or 4 results and before undergoing biopsy. The ComfortScan system results are given as either a recommendation for biopsy, or a recommendation that the patient return later for a follow-up mammogram. In the trial phase, the actual surgical biopsy confirms the ComfortScan system's findings and becomes the measure of its accuracy.

     There are a number of U.S. developmental and clinical trial sites that we are or have been working with, or have committed to involvement with our PMA clinical trial. A few of these sites include:

     o    Cancer Institute of New Jersey

     o    Columbia Presbyterian Medical Center

     o    Massachusetts General Hospital

     o    Hackensack University Medical Center

     This list of clinical test sites is subject to change as conditions dictate. There are many additional sites that we will consider as we finalize Module Five of our PMA submission plan.

     In addition to these domestic locations, three European sites have been selected to participate in developmental tests of the ComfortScan system, along with two prospective South American and one Asia-Pacific clinical locations. Such testing will be conducted according to test criteria established between us and the test site and in conformance with Good Clinical Practices, a standard used by the FDA.

     Competition

     We face competition from a number of companies including established manufacturers of mammography equipment and newer manufacturers of optical imaging systems, most of which are significantly larger and have greater financial and marketing resources. These companies include Fischer Imaging, GE Medical, Hologic, Image Diagnostic Systems, Inc., Kodak, Philips, Siemens, Instrumentarium and Toshiba. These companies, although competitors, may also be possible strategic partners of our company. We believe established manufacturers of mammography equipment are seeking to improve their competitive advantage and the efficacy of their technology by providing complementary imaging tools, such as the ComfortScan system, along with, or embedded in, their existing equipment.

     The major competition and the advantages and disadvantages of each are noted below:

     Diagnostic X-Ray (Mammography). Conventional x-ray mammography is the current standard for breast cancers screening and "second read" diagnostics. It requires a dose of radiation to x-ray the breast and look for structural abnormalities. Digital mammography has a very similar process for the patient as a conventional screening x-ray. For example, the compression of the breast is the same and the total time for each procedure is 10 to 15 minutes. In both traditional and digital mammography, the x-ray passes through the breast; however, a digital detector instead of x-ray film is used in the new digital mammographic units.

     Mammography has its weaknesses. First, the method has no way of detecting what are known as "interval tumors" - the 15% of all tumors that develop between screening examinations. Second, mammography does not capture detail in dense breasts - an attribute possessed by most women under the age of 40. Third, mammography is also limited in its detection of breast tumors in women who are on hormone replacement therapy. Last, mammography has a high false-positive rate. Approximately 80% of suspected cancerous lesions on mammography prove to be false positive.

     Ultrasound. The most common application of breast ultrasound is to image a specific area of the breast where a lesion has been located through a mammogram. It is often the first study performed to evaluate masses in women under 35 whose mammograms can be difficult to interpret. The most valued use of the ultrasound image is to distinguish if a suspicious lesion is a fluid filled cyst or a solid mass, which may or may not be a malignant tumor. In addition, the sensitivity of ultrasound (i.e., its ability to detect very small tumors and micro calcifications) is limited. Finally, because the process of acquiring an ultrasound image requires good technique, and because it cannot document how much of the breast has been imaged, false positives and false negatives can result.

     Breast ultrasound is also used to guide large core needle biopsy and needle localization before surgical breast biopsy.

     Magnetic Resonance Imaging. Magnetic Resonance Imaging (MRI) uses magnetic fields and the magnetic properties of the body to image various molecules in the body. The main function of a MRI is to take images of water and fat molecules. One of the strengths of MRI is that it has a high sensitivity rate for identifying breast cancer and it is used to identify tumors that cannot be identified with other modalities. This is because cancerous tumors require a higher blood supply than the normal breast tissue due to their rapid growth.

     The total procedure takes between 20 to 30 minutes but the total scan time is 2 to 3 minutes. The patient is injected with the contrast agent gadolinium, which identifies tumors based on their high concentration of blood vessels. The patient is placed in the magnet and the protons in the water and fat molecules become magnetized. Radio waves from the machine's coils disturb the protons' normal alignment with the magnetic field. This disturbance causes the protons to give off their own radio waves, which, when detected, identifies a mass. MRI's primary application is used to determine the extent of breast cancer. MRI does not consistently find the minute calcium deposits that may indicate small tumors in the diagnostic stage.

     Breast Biopsy. Open surgical procedures are the most common method of performing a biopsy (78% of the time). The large amount of tissue allows for the potential of accurate diagnoses. This technique is performed in an operating room radiology suite, following a mechanical indicator (needle wire) that is placed in the patient and subsequently into the suspected tumor. This technique has historically been accepted as the gold-standard method of obtaining a specimen of breast tissue.

     Typically, 5 to 25 grams of tissue are removed through a surgical incision site three to six cm in length. This large amount of tissue allows accuracy of the diagnosis, and at times can even be therapeutic if the tumor is removed. The error rate of correct diagnosis of breast cancer with this method is as high as 20%. This high rate is due to incision error, localization error and tissue selection error. Other negative aspects of the technique include disfigurement, overnight hospitalization, and the high cost of the procedure.

     Minimally invasive techniques such as stereotactic breast biopsy, ultrasound-guided breast biopsy and fine-needle breast biopsy account for the remaining 22% of the many millions of biopsies performed each year. These less invasive biopsy methods are starting to replace surgical biopsy specimens due to the small (1/4") incision required. The image guidance is provided by ultrasound or stereotactic (two x-ray views), which are used to accurately target the area of breast tissue in which the tumor is found.

     The stereotactic method is the second most performed technique behind open biopsy, followed by ultrasound-guided breast biopsy. Fine-needle aspiration is used infrequently because of its low accuracy due to insufficient tissue obtained in 45% of procedures. The advantages of these techniques include minimal scarring instead of a large incision, reduced post-procedural pain, potentially lower hospital costs, immediate return to work, shorter recovery time, and immediate resumption of daily activities.

     A summary of estimated costs and reimbursement rates for these diagnostic procedures follows:

                                        COST PER           PROCEDURE            PROFESSIONAL              TOTAL
                                       PROCEDURE         REIMBURSEMENT         REIMBURSEMENT          REIMBURSEMENT
Traditional Diagnostic Mammograph          $26                 $73                  $134                    $207
Digital Diagnostic                         $36                $105                  $134                    $239
   Mammography
Ultrasound                                 $40                 $70                  $150                    $220
MRI                                       $223                $403                  $483                    $886
Breast Biopsy                              n/a                 n/a                   n/a                  $2,750
Stereotactic Biopsy                       $225 to $250        $283`                 $493                    $776

--------------------
Source:  MD Buyline, August 2003 (reported with permission)

     Optical Imaging. There are optical imaging systems being commercially developed by companies such as Imaging Diagnostic Systems, Inc. and ART Advanced Research Technologies Inc.. Both companies use laser-based technologies to assess various optical properties of breast abnormalities. Laser imaging looks for physiologic changes that detect angiogenesis similar to our ComfortScan system, but the method to detect it takes 15 to 20 minutes for each exam. Additionally, the cost for such systems is estimated to be in the range of $300,000 to $350,000. IMDS has recently submitted its clinical test data for final FDA approval of its PMA application. ART has recently announced encouraging interim clinical results of its imaging technology at McGill University Health Centre, but has made no announcement with respect to submitting this technology to the FDA for approval.

     Thermal Imaging. Computerized Thermal Imaging (CTI) developed an adjunctive diagnostic imaging system that analyzes breast tissue by measuring heat waves/caloric output. Although CTI's technology concluded the clinical testing phase, an FDA-sponsored industry review panel and the FDA recently rejected it. Thermal imaging has been in development for many years and is considered by many to be less reliable than other methods for detecting deep lesions.

     Other Technologies. The only product in the new diagnostic categories that has been FDA-approved is a hand-held electrical impedance device developed, tested and manufactured by TranScan Research and Development, Ltd. (though the product is not widely known). A relatively new, non-optical, non-imaging system manufactured by Cytyc Health Corp., through its acquisition of Pro Duct Health, is a ductal lavage system that uses a needle to draw fluids from the nipple to assess milk duct cell conditions. This product is reportedly intended for use primarily on high-risk women.

     A summary of these modalities compared to currently approved breast cancer diagnostic alternatives to mammography follows:


COMPETITIVE BREAST CANCER DIAGNOSTIC TECHNOLOGIES


                                                                                        PHILLIPS/
                                                                                          ADAC,       G.E., FONAR,
                                                                                         SIEMENS,       SIEMENS,
                                DOBI     COMPUTERIZED     IMAGING        ADVANCED       G.E./SMV,       HITACHI,
                               MEDICAL      THERMAL     DIAGNOSTIC       RESEARCH        AMERICA,       TOSHIBA,
MANUFACTURER                   SYSTEMS      IMAGING       SYSTEMS       TECHNOLOGY       TOSHIBA        PHILLIPS      ALL OTHERS
--------------------------------------------------------------------------------------------------------------------- ------------
TECHNOLOGY                     DYNAMIC     INFRARED        LASER          LASER          NUCLEAR        MAGNETIC      ULTRASOUND
                             FUNCTIONAL      HEAT         IMAGING        IMAGING         MEDICINE       RESONANCE
                               IMAGING     DETECTION                                                     IMAGING
Invasivenes
o Comfortable                    Yes          Yes           Yes            Yes             Yes             Yes            Yes
o Ionizing Radiation-Free        Yes          Yes           Yes            Yes              No             Yes            Yes
o Radioactive Contrast-Free      Yes          Yes           Yes            Yes              No             Yes            Yes
o Needle-free                    Yes          Yes           Yes            Yes              No             No             Yes
Under $150,000                   Yes          No            No              No              No             No             Yes
Test Time/Min                    <1           20+           20+            20+              60             60             1-2
Easily Integrated
o Facilities                     Yes          No            No              No              No             No             Yes
o Personnel                      Yes          No            No              No              No             No             Yes
o Reproduce                      Yes          Yes           Yes            Yes             Yes             Yes            No
o Image-Based                    Yes          Yes           Yes            Yes             Yes             Yes            Yes


Manufacturing

     We use contract manufacturers to produce the major subsystems for the ComfortScan system, and most electronic components and raw materials required are readily available from a variety of suppliers. We plan to initially provide final assembly and testing, quality assurance/ quality control, warehouse and shipping operations for low volumes such as prototype builds and pilot, limited volume production. This approach will allow us to establish and maintain a limited in-house final assembly and test capability, including better inventory and quality control, resulting in lower overhead costs and improved gross profit margins. As volumes increase, we will outsource our manufacturing.

     As part of its efforts to satisfy FDA requirements and as part of our quality control program, the ComfortScan system has been subjected to rigorous software, safety, environmental, shake and vibration, emissions, temperature and other tests to ensure continuous high quality. Software verification and validation testing, along with a comprehensive hazards analysis and resolution effort, has been completed and provided to the FDA.

     In 2000, we successfully obtained ISO 9001 certification and the CE Mark for the ComfortScan system. The ISO 9001 certification establishes us as a company that designs and manufactures medical products in accordance with internationally accepted ISO standards. We are due to be inspected for recertification in December 2003. The CE MARK enables us to market the ComfortScan system in international markets that recognize the CE MARK. FDA approval is contingent on an audit of the manufacturing facility and our production processes and procedures before we can begin domestic commercial distribution. Our ISO 9001 status is a significant step towards ensuring a successful FDA audit. We intend to be in full FDA/Good Manufacturing Practices compliance prior to shipment of any commercial units.

     Intellectual Property

     We own nine issued U.S. patents, five international patents, and two pending foreign patent applications covering a broad range of closely-related technologies. These include, but are not limited to: optical investigation of physiological components in the human body; methods for optical and acoustic diagnosis of internal organs, multimodal imaging capability; and the soft breast holder mechanism. We expect to file additional patent applications domestically and internationally as we continue to improve the existing technology, develop new releases and make advances to the ComfortScan system.

     Government Regulations

     Overview. Our ComfortScan system is a medical device subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act. The FDA's regulations govern, among other activities, the following:

     o    Product development

     o    Product testing

     o    Product labeling

     o    Product manufacturing

     o    Premarket approval

     o    Advertising and promotion

     o    Sales, distribution and service

     o    Post-marketing surveillance, tracking and reporting

     Access to U.S. Market. Each medical device that we wish to commercially distribute in the United States, unless otherwise exempt, will likely require either 510(k) clearance or PMA approval prior to commercial distribution. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously 510(k) cleared device or a pre-amendment Class III device for which PMA applications have not been filed, are placed in Class III requiring PMA approval.

     o 510(k) clearance pathway. To obtain 510(k) clearance, a manufacturer must demonstrate that the proposed device is substantially equivalent in intended use and in safety and effectiveness to a "predicate device" - either a previously approved 510(k) device or a device that was in commercial distribution before May 28, 1976, for which the FDA has not called for the submission of a PMA application. The FDA's 510(k) clearance pathway usually takes from three to 12 months, but it can last longer. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance prior to commercializing the modification, or could even require a PMA approval.

     o PMA approval pathway. If a device is not eligible for the 510(k) clearance process, then the device must follow the PMA pathway, which requires, among other things, proof to the satisfaction of the FDA that the device is safe and effective for its intended use. A PMA application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. The PMA pathway is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer. After approval of a PMA, a new PMA or PMA supplement is required in the event of a modification to the device, its labeling or its manufacturing process that affects safety or effectiveness. Depending upon the nature of the modification, some supplemental approvals may require clinical data and extensive information.

           As a new technology without any predicate device, the ComfortScan system is not eligible for the 510(k) process, and must therefore undergo a PMA clinical trial to establish the effectiveness of this type of diagnostic imaging device. ComfortScan systems are currently being installed at a number of clinical sites. The objective of the PMA trial will be to demonstrate that the use of the ComfortScan system, as a complement to mammography, will provide more diagnostic data for the physician to utilize in differentiating benign from malignant lesions, which could substantially reduce the number of false positives that result in benign or negative biopsies.

           International Regulatory Approvals. Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approval for sale internationally may be longer or shorter than that required for FDA approval, and the requirements may differ. The primary regulatory environment in Europe is that of the European Union, which consists of member countries encompassing most of the major countries in Europe. The European Union has adopted numerous directives and standards regulating the design, manufacturing, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear a CE Marking, indicating that the device conforms to the essential requirements of the applicable directive, and accordingly, can be commercially distributed throughout the European Union. In April 2000, we received authorization to affix the CE Marking to the ComfortScan System. In most international countries, additional local testing is often required before the ComfortScan system can be marketed. For example, the ComfortScan system has been approved for marketing in the Czech Republic and marketing approval applications are pending in Hungry, Slovakia, and Brazil.

           Reimbursement From Third-Party Payers

           In the United States and some international locations, health care providers that purchase medical equipment, such as the ComfortScan system, often rely on government and private third-party payers to reimburse much of the cost of the procedures for which the products are used. Therefore, decisions by third-party payers concerning our products or those of our competitors are likely to affect the attractiveness of our products compared with those of our competitors. We plan to educate these third-party payers about the ComfortScan system so that they will "cover" (i.e., reimburse) procedures that use the device. In seeking coverage, we intend to retain experts in the area of coverage of new technologies to develop a strategy for demonstrating to the third-party payers including Medicare, state Medicaid agencies and private health insurers of all types, that coverage of the ComfortScan system is cost-justified and its significant benefits outweigh its comparatively marginal costs. We believe third-party payers could support usage of the ComfortScan system as an accurate, low-cost procedure that will substantially reduce the number of benign biopsies and lower costs.

           We intend to implement the following strategy to obtain reimbursement for the ComfortScan procedure from federal, state and private payer organizations:

     o obtain a CPT code and associated financial value by building on existing adjunctive diagnostic codes;

     o collaborate with key health care administrators and private payer organizations who will benefit from the cost effectiveness of the ComfortScan system;

     o retain a dedicated reimbursement specialist prior to the commencement of PMA module 5 with expert knowledge of the federal, state and private reimbursement processes;

     o work with various women's and professional organizations who can exert constructive influence on the process; and

     o    conduct further testing in locales where it may be needed.

Clinical results and other information related to the ComfortScan system are also expected to be published in peer review journals.

           We believe that these measures, in combination with multi-segment marketing activities, will create broad-based demand and support for reimbursement for the use of the ComfortScan system.

           Employees

           As of December 9, 2003, we had 14 employees. We enjoy good employee relations.

DESCRIPTION OF PROPERTY

           Our corporate headquarters are located at 1200 MacArthur Boulevard, Mahwah, New Jersey, in approximately 5,100 square feet of space occupied under a lease with a monthly rental rate of $9,721 that expires in February 2004. We believe that we will be required to lease additional office and manufacturing space in the short-term to accommodate our expanding operations. We are considering sites in Northern New Jersey, but no new site has yet been selected.

CAUTIONARY STATEMENTS

           If any of the following material risks occur, our business, financial condition or results of operations would likely suffer.

           Risks Related to our Business and Industry

           We are a development stage company with no revenue to date and are dependent on a single product. We currently offer only one product, the ComfortScan system, and anticipate that this product will account for substantially all of our revenues, if any, for the foreseeable future. For the nine months ended September 30, 2003, DOBI Medical incurred a net loss of approximately $(3,580,000) and, as of September 30, 2003, had an accumulated deficit of approximately $(15,172,000) and stockholders' deficit of ($4,561,000).

           DOBI Medical's independent public accountants included a "going concern" explanatory paragraph in each of its audit reports for the last three years. A "going concern" explanatory paragraph was included by DOBI Medical's independent public accountants in each of its audit reports for the last two years as a result of the risk surrounding its ability to continue in existence because it is a development stage company and as such has no revenues and has suffered recurring losses and negative cash flows from operations. These conditions raised substantial doubt about our ability to continue as a going concern. This qualification will affect our financial statements.

           We will face substantial future capital requirements, which we may not be able to satisfy, and such a scenario may cause us to delay or curtail our business plan. The amount that we raised in the private placement may not be adequate, and we may be unable to obtain future capital on satisfactory terms. We will be required to commit substantial resources to conduct the research and development, clinical studies and regulatory activities necessary to bring potential medical device products to market. There can be no assurance that our current cash and cash equivalents, including the proceeds of the private placement, will be sufficient to fund our operations through completion of FDA clinical trials or until profitability. Therefore, we may seek additional funding through collaborative arrangements with corporate partners and through public or private debt or equity financings. Any additional equity financing may be dilutive to stockholders, and any debt financing, if available, may involve restrictions on our ability to pay dividends on our capital stock or the manner in which we conduct our business. We currently have no commitments for any additional financings, and there can be no assurance that any such financings, if needed, will be available to us or that adequate funds for our operations, whether from our revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to us. The inability to obtain sufficient funds may require us to delay, scale back, or eliminate some or all of our research and product development programs, clinical studies and/or regulatory activities or may cause us to cease its operations.

           The commercialization of the ComfortScan system is dependent on FDA approval. We cannot sell the ComfortScan system in the United States and some locations internationally without FDA approval of the ComfortScan system. It is anticipated that clinical testing for the Company's fifth and final FDA premarket approval will commence in May 2004, and that final FDA approval for the ComfortScan system will be in the final calendar quarter of 2005. However, there can be no assurance that we will meet these timeframes or that FDA approval of the ComfortScan system will be received or, if received, that it will be received within a timeframe that we require to continue operations. If we or the FDA fail to meet these timeframes, we will either seek additional funds or discontinue operations. In addition, the FDA enforces its quality system regulations through pre-approval and post approval inspections. If we are unable to conform to these regulations, the FDA could suspend or terminate our clinical trials. The FDA also retains jurisdiction over a company's post-approval market surveillance and medical device reporting, and if it found our quality standards or the ComfortScan system deficient, the FDA could suspend or withdraw its pre-market approval.

           While attempting to obtain FDA approval, we will be relying on sales to certain international markets where FDA approval is not required. The ComfortScan system has not received FDA approval, and thus we cannot sell the ComfortScan system within the United States and in some locations internationally without FDA approval, of which there can be no assurance. Unless and until we receive FDA approval, we will be wholly dependent on international sales of our ComfortScan system to those markets where FDA approval is not required. Such dependence will expose us to foreign and political risks, including the burden of complying with a variety of quality assurance and other foreign regulatory requirements as well as currency exchange rate fluctuations, any of which could result in lower sales or profits. International sales are an important aspect of our growth strategy. The time required to obtain approval for sale internationally may be longer or shorter country by country than that required for FDA approval, and each country's requirements may differ. To date, we have limited experience in the international markets. Among other requirements, we will need to continue to enter into additional distribution partnerships in international markets and further develop our independent distribution network outside the United States. There is no assurance that we will be able to successfully penetrate markets outside the United States. Our reliance on international sales will expose us to related risks and uncertainties, including:

     o Maintaining an appropriate quality system to maintain the European Union's "CE Marking," which we must have to sell our products in the European Union

     o    Differing regulatory requirements

     o    Trade restrictions and changes in tariffs

     o    Import and export license requirements and restrictions

     o    Dependence on independent distribution partners

     o    Difficulties in staffing and managing international operations

     o    Difficulties in collecting receivables and longer collection periods

     o    Fluctuations in currency exchange rates

           The primary regulatory environment in Europe is that of the European Union, which currently consists of 15 member countries encompassing most of the major countries in Europe, with an additional 10 countries invited to become members on May 1, 2004. The European Union has adopted numerous directives and standards regulating the design, manufacturing, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear a CE Marking, indicating that the device conforms to the essential requirements of the applicable directive and, accordingly, can be commercially distributed throughout the European Union. In April 2000, we received authorization to affix the CE Marking to the ComfortScan system. This authorization expires in December 2003, and its renewal will be subject to a comprehensive inspection of the Company and the ComfortScan system. If we should fail such inspection, we would lose our CE Marking and the right to market and sell our ComfortScan system in European Union countries, as well as in those other countries where exportation of an unapproved medical device is permitted under FDA regulations.

           If any of these risks materialize, our international sales could suffer, which could have a material adverse effect upon our revenues and business.

           We recently revised our annual budget and implemented restrictions on our ability to make certain expenditures, which may inhibit our ability to obtain FDA approval and meet certain milestones which must be satisfied in order for us to complete the second tranche of the private placement. Under the terms of the private placement, we were required to revise our budget, which will affect the time it will take us to develop our ComfortScan system, obtain FDA approval of the system and achieve the performance milestones required to be satisfied prior to the closing of the second tranche of the private placement. We agreed, commencing upon the adoption by DOBI Medical's Board of Directors of its annual budget before the completion of the merger and continuing for a period of 12 months thereafter, not to make any expenditure greater than $100,000 that has not been approved in advance by a majority of our independent directors. This restriction will only apply if, in the month prior to the month in which the expenditure is proposed to be made, there exists a cumulative negative net income variance from the amount budgeted of greater than 10%. If the cumulative net income variance from the amount budgeted for the prior month cannot be estimated at the time of the expenditure, the cumulative net income variance from the previous month will be used to make the determination.

           The revised budget will have the effect of slowing the rate at which we spend the proceeds of the private placement, which may, in turn, delay the attainment of certain objectives in our development. We estimate that final FDA approval of the ComfortScan system could be obtained by the final calendar quarter of 2005, and that the performance milestones required to be satisfied prior to the closing of the second tranche of the private placement could be achieved by the end of the third calendar quarter of 2004.

           We are dependent on third-party providers and consultants. We rely on a number of third-party clinical consultants and medical institutions to advance our clinical and FDA approval processes. We will also rely on third-party manufacturers and parts suppliers to complete assembly of the ComfortScan system if and when it is ready for commercialization and may rely on independent sales organizations to market these systems, particularly internationally. Such independent sales organizations handle other products and services, many of which may be in competition with our products and which may be of greater significance to them than our products. Should we be unable to enter into satisfactory arrangements with these parties or in the event of the failure of any third-party manufacturer, supplier, consultant, researcher or other provider to timely perform their obligations or commitments, our timetable toward FDA approval could be delayed or the sales and marketing of the ComfortScan system could be hindered if and when we commence commercial marketing of the ComfortScan system.

           Existing or new competitors may develop competing or superior diagnostic technologies. We are not aware of a similar breast imaging product in the marketplace, but we are aware of several breast imaging products under development utilizing lasers, which are more expensive and more time consuming than our technology. The market for breast cancer detection equipment is extremely competitive, with both large, international diversified manufacturers, including Siemens, Toshiba, GE Medical Systems, Phillips, Imaging Diagnostic Systems, Inc., Hologic/Lorad, Advanced Research Technologies, Inc. and smaller firms developing new technologies. The large manufacturers have the capital, technology, personnel, and marketing strength to support their existing products and develop new products to meet the market's needs for safer, more effective, and more affordable breast cancer detection systems. We also face competition from smaller firms, which are developing new imaging and other diagnostic technologies, and many of these smaller competitors may have significant financial, technical, and marketing resources to develop products, pursue clinical trials and FDA approval and market new products, or may be acquired by the larger manufacturers. There is no assurance that competing diagnostic technologies will not emerge that may be superior and/or cheaper than ours, or that similar technologies which may render the ComfortScan system obsolete or uncompetitive and prevent us from achieving or sustaining profitable operations.

           Our patent portfolio and trade secrets do not assure that competitors or others cannot develop technologies similar or superior to the ComfortScan system. We have compiled trade secrets and a patent portfolio in the United States and Europe, have an allowed patent in Canada, and have several patent applications pending. We believe our trade secrets and patent position are extensive enough to protect against unwarranted duplication of our technology by competitors. As we develop and commercialize our products, others may attempt to discover our trade secrets or challenge our patents. However, these trade secrets and patents have not been tested in court. The cost of such defense may exceed our financial resources, and there can be no assurance that we would prevail in any trade secret or patent litigation. Further, there can be no assurance that our dynamic functional imaging technology cannot be modified by others to circumvent our patents or reverse engineer our devices, or that competitors will not develop competitive or superior technologies without knowledge of our trade secrets or without infringing our patents. While we generally obtain confidentiality agreements before disclosing proprietary, non-public information to third parties, such agreements have not been tested in court, and may be difficult to enforce in certain domestic and foreign jurisdictions.

           HMOs, health insurers, managed care providers and other third-party payers are largely unfamiliar with the ComfortScan system. A major portion of all medical care is paid for by third-party payers, i.e., HMOs, health insurers, managed care providers, Medicare and Medicaid, and their equivalent organizations in jurisdictions outside the United States, rather than by patients directly. In order to achieve our sales targets in the jurisdictions in which we intends to sell the ComfortScan system, we must educate these third-party payers and otherwise market the ComfortScan system to the third-party payers and must establish the ComfortScan system as a recognized adjunctive diagnostic imaging procedure for which the third-party payers will pay a reasonable fee. There can be no assurance that these efforts will be successful.

           Oncologists, gynecologists, radiologists, other physicians and surgeons and their technical assistants are also largely unfamiliar with the ComfortScan system. Because the ComfortScan diagnostic breast imaging system is a new system, no oncologists, radiologists or other healthcare professionals have been trained in the use of the ComfortScan system as an adjunctive diagnostic tool (other than those performing clinical tests). We will therefore have to spend considerable amounts of time and money to educate and train these professionals in the use of the ComfortScan system. There can be no assurance that we will be able to convince sufficient numbers of professionals to devote the necessary time to learning this new adjunctive diagnostic tool and to accept the results of this diagnostic tool over the more familiar diagnostic procedures, such as biopsies.

           We may be sued for product liability in the future, which may exceed our insurance limits. We may be held liable if any product we develop in the future, or any product which is made with the use of any of our technologies, causes injury or is found otherwise defective during product testing, manufacturing, marketing or sale. Although we have product liability insurance, we may not have insurance coverage sufficient in amount and scope against potential liabilities or the claims may be excluded from coverage under the terms of the policy. Further, product liability insurance is becoming increasingly expensive. As a result, we may not be able to obtain sufficient amounts of insurance coverage, obtain additional insurance when needed, or obtain insurance at a reasonable cost, which could prevent or inhibit the commercialization of our products or technologies. If we are sued for any injury caused by its products or technology, its liability could exceed its total assets. Any claims against us, regardless of their merit or eventual outcome, could have a material adverse effect upon our business.

           Proposed health care reforms and other regulatory changes could effectively preclude some of our customers from using the ComfortScan system. Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system. These reform efforts include proposals to limit and further reduce and control health care spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products, respectively. If adopted and implemented, these reforms could cause our healthcare providers to limit or not use the ComfortScan system. More generally, changes in any other laws, rules, regulations, procedures, or industry practices that impact upon the ComfortScan system could adversely affect the commercial viability of the ComfortScan system.

           We may not effectively manage future growth. If we achieve rapid growth, particularly when we receive FDA approval for the ComfortScan system, it will place a significant strain on our financial, managerial, and operational resources. To achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate and manage our employees. Failure to manage growth effectively could harm our business, financial condition or results of operations.

           The departure of or failure to recruit key personnel could have a detrimental effect on us. Our success is highly dependent on the retention of existing management and technical personnel, including Phillip C. Thomas, our Chief Executive Officer. At this stage in our development, the loss or unavailability of any member from the senior management team or technical staff could seriously impede our ability to complete the development of the ComfortScan system, to apply for and receive FDA approval of our products and to commence commercial marketing of the ComfortScan system. We also risk being unable to timely attract highly skilled, experienced and motivated employees necessary to execute our business strategy.

           Risks Relating to the Common Stock

           We have broad discretion over the use of a significant portion of the net proceeds of the private placement, and if we do not wisely allocate the proceeds, our business plan will be hampered. We have broad discretion to allocate a significant portion of the net proceeds of our recently-completed private placement. Our management will determine, with our Board of Directors, but without the need for stockholder approval, how to allocate a significant portion of these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan will be hampered. The timing and amount of our actual expenditures are subject to change and will be based on many factors, including:

     o    the rate of progress of our research and development programs;

     o    the results of our clinical trials;

     o the time and expense necessary to obtain domestic and foreign regulatory approvals;

     o our ability to establish and maintain collaborative relationships with our distributors, consultants and suppliers;

     o    competitive technological, market and other developments;

     o    our ability to attract and retain quality employees; and

     o our ability to implement our sales, marketing, clinical research, product development, manufacturing, and investor/public relations plans.

           There has previously been no active public market for our common stock, and our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all. There has been no active public market for our common stock. We have not disclosed in this Report information regarding past trading of our common stock because we will be conducting an entirely different type of business following the merger. An active public market for our common stock may not develop or be sustained.

           The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, such as product liability claims or other litigation; the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry;

and general market conditions and other factors, including factors unrelated to our own operating performance.

           The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of medical device companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

           Additional risks may exist since we became public through a "reverse merger" or "reverse public offering." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of us in the future.

           There are additional costs of going public and those costs may be material to our ability to be profitable. We have become a publicly-traded company and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained privately-held and did not enter into the merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the private placement.

           Our common stock may be considered "a penny stock" and be difficult to sell. The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a "penny stock" according to rules of the SEC. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is currently traded on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. While we have applied for approval for the listing our common stock on the American Stock Exchange, we cannot be certain that we will receive such approval.

           A significant number of our shares are eligible for sale, and their sale could depress the market price of our STOCK. Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares issued in the private placement, and otherwise, the supply of our common stock will increase, which could decrease its price. After the closing of the second tranche of the private placement, we expect to have issued 12,750,000 shares of common stock in the private placement, including shares into which the warrants are exercisable. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years. Purchasers in the private placement, as well as other holders of "restricted" securities, have agreed not to sell, transfer or otherwise dispose of their shares of common stock for a period of time after the closing of the private placement.

           We do not control all of the conditions to the second tranche closing, and if those conditions are not satisfied on a timely basis, the second tranche closing may be delayed or may not occur. The conditions to the second tranche closing include conditions that are not entirely within our control. If we are unable to satisfy these conditions on a timely basis, there is a risk that the second tranche closing may be delayed for a significant period of time or may not occur at all. If and to the extent that the second tranche closing is delayed or is not completed, the net proceeds received by us from the first tranche closing will be insufficient to satisfy all elements of our business plan. In this event, we will depend upon the availability of additional financing and/or cash flow to complete the implementation of our business plan. There can be no assurance that we will be successful in obtaining any additional financing on terms acceptable to us.

           Our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders. Our officers, directors and principal stockholders control approximately 47.1% of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

           We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price. We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

           Certain of our Series 1 Notes were not converted prior to the merger. Approximately $270,000 of DOBI Medical's Series 1 Notes remain outstanding.
The degree to which we are leveraged due to this outstanding debt could have adverse consequences to holders of our common stock including: (i) a portion of the proceeds of the private placement and our cash flow from operations will be dedicated to the payment of the principal of and interest on the Series 1 Notes, thereby reducing funds available for growth, (ii) our increased vulnerability to changes in general economic conditions, (iii) our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired and (iv) we may be more leveraged than certain of our competitors, which may be a competitive disadvantage.

           Certain existing and all future stockholders will suffer dilution if we sell additional shares of our common stock or securities convertible into our common stock in the future. In connection with the reverse merger transaction, we granted to (i) investors in the private placement, (ii) security holders of DOBI Medical converting debt and preferred equity securities into common stock in the merger, and (iii) Lake Worth Ventures, Inc., a significant stockholder of Lions Gate, with respect to 370,838 shares of Lions Gate common stock received in the merger in exchange for a like number of shares of DOBI Medical common stock purchased in December 2002, "weighted average" anti-dilution protection with respect to the common stock acquired by these stockholders in the private placement and merger. The anti-dilution provisions are triggered by a subsequent stock offering by Lions Gate at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection for the common stock issued in the private placement will expire upon the earlier of 18 months after the closing of the merger, or the completion of an additional $5.0 million equity financing by us. The anti-dilution provision would be triggered at the closing of a convertible debt or equity offering (before the expiration of the anti-dilution period), regardless of when the subsequent conversion takes place. Former holders of DOBI Medical's common stock and future holders of our shares are not entitled to these anti-dilution protections and, as a result, may experience dilution of their ownership percentage if we sell securities in the future at a price less than $1.00 per share.

           We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly. We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and it makes them in accordance with its accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

           Special Note Regarding Forward-Looking Statements

           Some of the statements under "Cautionary Statements," "Description of Business" and elsewhere in this Report constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

           Such factors include, among other things, those described under "Cautionary Statements" and elsewhere in this Report. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Report.

DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

           The following table sets forth information regarding the members of Lions Gate's board of directors and its executive officers and, in the case of director nominees, upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act. The directors listed below will serve until the next annual meeting of the Lions Gate stockholders, except for Messrs. Smith and Ebert, who will resign as directors as discussed in their respective biographies below.


NAME                                      AGE       POSITION
Phillip C. Thomas                          55         Co-Founder, Chief Executive Officer and Director
Michael R. Jorgensen                       51         Executive Vice President and Chief Financial Officer
Denis A. O'Connor                          49         Senior Vice President, Sales and Marketing
David H. Clarke                            63         Co-Founder, Director
Brad Baker                                 43         Director Nominee

                                       32

NAME                                      AGE       POSITION

William Li, M.D.                           40         Director Nominee
Robert M. Machinist                        50         Chairman of the Board Nominee
Webb W. Turner                             64         Director Nominee
N. Desmond Smith                           47         Director
Keith A. Ebert                             39         Director

---------------------
           The principal occupations for the past five years (and, in some instances, for prior years) of each of Lions Gate's directors and officers are as follows:

           PHILLIP C. THOMAS - CO-FOUNDER, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Thomas has been the Chief Executive Officer of DOBI Medical since December 1999, and for more than one year prior to that date, he was the chief executive officer of Dynamics Imaging, Inc., from which DOBI Medical acquired its technology and its other non-financial assets. He became Lions Gate's Chief Executive Officer and a director at the time of the merger. Over the past 25 years, Mr. Thomas has served in a number of public and private high technology senior executive positions. From September 1992 to January 1997, Mr. Thomas was the chief executive officer of Medication Delivery Devices, Inc. ("MDD"), a medical device start-up. MDD was sold to Baxter Healthcare in 1997, four years after inception. Mr. Thomas received his B.A. degree from Brigham Young University and has completed executive development courses at Harvard Business School and Stanford Business School.

           MICHAEL R. JORGENSEN - EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. Mr. Jorgensen became the Executive Vice President and Chief Financial Officer of DOBI Medical in February 2003 and became Lions Gate's Executive Vice President and Chief Financial Officer upon the closing of the merger. In February 1997, he joined AXS-One, Inc., a multinational financial software company, as Executive Vice President and Chief Financial Officer, Treasurer and Secretary and became its Executive Vice President, North America in March 2001 and Executive Vice President and Chief Administrative Officer in June 2001 until February 2003.

           DENIS A. O'CONNOR - SENIOR VICE PRESIDENT, SALE AND MARKETING. Mr. O'Connor joined DOBI Medical on December 8, 2003 as Senior Vice President, Sales and Marketing. From July 2000 through May 2003, Mr. O'Connor served as Chief Executive Officer and Chairman of Advanced Imaging Technologies, Inc., a medical imaging company. That company sold substantially all its assets in May 2003, following commencement of a bankruptcy proceeding with respect to Advance Imaging Technologies in March 2003. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. Mr. O'Connor received a B.S. in computer science and business administration from the City University of New York and an M.B.A. in marketing from New York University Stern School of Business.

           DAVID H. CLARKE - CO-FOUNDER AND DIRECTOR. Mr. Clarke was a co-founder and director of DOBI Medical since 1999 and became a director of Lions Gate at the time of the merger. He is the controlling stockholder of Lake Worth Ventures, Inc., which was the largest stockholder of DOBI Medical and which, as a result of the merger, is Lions Gate's largest stockholder. Since 1995, Mr. Clarke has been the Chairman and CEO of Jacuzzi Brands, Inc. (f/k/a U.S. Industries, Inc.), a New York Stock Exchange-listed Company. Prior to joining Jacuzzi Brands, Mr. Clarke was Deputy Chairman and Chief Executive Officer of Hanson Industries, Inc., as well as Vice Chairman of Hanson plc. Mr. Clarke also serves on the Board of Fiduciary Trust Company International and serves as an Advisory Director for Sterling Financial Group of Companies, Inc., an investment banking firm which served as the placement agent in the private placement that Lions Gate completed in connection with the merger and which also served as placement agent for DOBI Medical in four previous private placements.

           BRAD BAKER - DIRECTOR NOMINEE. Mr. Baker has served as a Director of DOBI Medical since October 2003 and will join Lions Gate's board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act. From April 2000 until February 2002, Mr. Baker served as head of the online division of Sterling Financial Investment Group, an investment banking firm that served as the placement agent in the private placement which Lions Gate completed in connection with the merger. From September 1989 to January 1990, Mr. Baker served as Corporate Secretary and one of four members of the Executive Board of the Resolution Trust Corporation, a federal agency formed to restructure and reorganize the thrift industry. At various times since 1989, Mr. Baker has served as the Acting Executive Secretary of the United States Treasury Department. As noted in "Certain Relationships and Related Transactions," Mr. Baker is a designee to Lions Gate's board of directors by Sterling Financial Investment Group pursuant to an agreement between DOBI Medical and Sterling Financial.

           WILLIAM LI, M.D. - DIRECTOR NOMINEE. Dr. Li has served as a Director of DOBI Medical since October 2003 and has been a member of DOBI Medical's Medical and Scientific Advisory Board since November 2002. Dr. Li will join Lions Gate's board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act. Dr. Li is a co-founder of the Angiogenesis Foundation in Cambridge, Massachusetts, of which he has been the president since April 1990 and Medical Director since December 1994. Dr. Li has extensive expertise in tumor angiogenesis, in vivo angiogenesis models, angiogenesis therapeutic development and clinical trial analysis. He trained with Dr. Judah Folkman, who pioneered the field of angiogenesis research. Dr. Li works in association with the National Institutes of Health, the Veteran's Administration and other major governmental and academic institutions on angiogenesis-related programs. Dr. Li received an M.D. from University of Pittsburgh School of Medicine. He completed his clinical training in internal medicine at the Massachusetts General Hospital in Boston. Dr. Li also serves on the faculties of Harvard Medical School, Tufts University School of Veterinary Medicine and the teaching staff at Dartmouth Medical School.

           ROBERT M. MACHINIST - DIRECTOR NOMINEE. Mr. Machinist has served as a Director of DOBI Medical since October 2003, and as its Chairman since November 2003. Mr. Machinist will join Lions Gate's board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, and will serve as its Chairman. Mr. Machinist has served as a managing partner of M Capital, LLC, a private equity investment firm based in Rye, New York, since January 2002. From November 1998 until December 2001, Mr. Machinist served as Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. Mr. Machinist received a B.A. degree from Vassar College and did graduate work at the Weizmann Institute in Rehovot, Israel. He is the Chairman of the American Committee for the Weizmann Institute of Science and a member of its International Board of Governors.

           WEBB W. TURNER - DIRECTOR NOMINEE. Mr. Turner has served as a Director of DOBI Medial since June 2000 and will join Lions Gate's board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc. Since July 2003, Mr. Turner has been a Senior Area Manager for International Profit Associates, a Chicago-based management consulting firm. From September 1998 to May 2001, Mr. Turner was a consultant with Spencer Trask & Company, an investment banking firm. Mr. Turner has over 20 years' experience with investment banking and advisory firms, and 10 years' experience as the chief executive officer of a furniture manufacturing company. Mr. Turner holds an A.B. degree in economics from Duke University.

           N. DESMOND SMITH - DIRECTOR. Mr. Smith is a director and former President and Chief Executive Officer of Lions Gate. Mr. Smith is a professional geologist, B.Sc. (Honors) Geology, University of British Columbia, 1975. Mr. Smith has 26 years of experience in oil and gas exploration development including positions as geologist with Hudson Bay Oil and Gas Company Limited and Canada City Services Ltd. Mr. Smith was also a senior geologist with Harbour Petroleum Company Limited. Mr. Smith was the chief operating officer of Commonwealth Oil & Gas Company Limited from 1995 to 2000, during which time he co-negotiated the first onshore exploration, development and production sharing agreement in the Republic of Azerbaijan. From 2000 to the present, Mr. Smith has worked with Texas T Resources Inc. and Nostra Terra (Overseas) Ltd. in the positions of director/president and manager, respectively. Mr. Smith's chief responsibilities with these companies has been to co-ordinate the exploration, development and production of hydrocarbons by consulting geologists and geophysicists. Mr. Smith has agreed to resign as a director in connection with the appointment of the four directors to Lions Gate's board of directors.

           KEITH A. EBERT - DIRECTOR. Mr. Ebert is a director and former Chief Financial Officer, Secretary and Treasurer of Lions Gate. Mr. Ebert is a qualified Mechanical Engineer BA Sc., MECH (UBC) (1987). For the period from May 1997 to the present, Mr. Ebert has been self-employed, managing his investment portfolio. In addition to being a qualified mechanical engineer, Mr. Ebert has passed the Canadian Investment Dealers Association's branch manager's exam and partners, directors and officers' exam. Mr. Ebert has agreed to resign as a director in connection with the appointment of the four directors to Lions Gate's board of directors.

           During the fiscal year ended July 31, 2003, Lions Gate's board of directors met or acted by unanimous written consent on four occasions and both directors participated.

           Board Composition and Committees

           The board of directors is currently composed of four members, N. Desmond Smith, Keith A. Ebert, Philip C. Thomas and David H. Clarke. Upon compliance with provisions of the Securities Exchange Act of 1934, and related rules under that act, the size of the board of directors will be increased from four to six members with the following new directors: Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner. Messrs. Smith and Ebert will resign in connection with the appointment of these four directors. All Board action shall require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

           All directors hold office until the next annual meeting of stockholders, which is expected to occur in the second quarter of 2004, and the election and qualification of their successors. A majority of the directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

           Following this filing, Lions Gate may add an additional director to its board to consist of seven members. Lions Gate is in the process of identifying suitable candidates.

           In connection with an earlier private placement in which Sterling Financial Investment Group, Inc. acted as DOBI Medical's exclusive financial advisor, DOBI Medical agreed to allow a designee of Sterling Financial to be nominated to the board of directors of DOBI Medical. This agreement continues in effect in the event of a merger of DOBI Medical, and will continue to remain in effect as long as Sterling Financial and its investors continue to own at least 10% of Lions Gate's outstanding shares. Brad Baker was designated to be Sterling Financial's board nominee to DOBI Medical, and upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, he will become a director of Lions Gate.

           Effective upon the closing of the merger, Lions Gate entered into a financial advisory services agreement with Verus Support Services Inc., pursuant to which, among other things, Verus has the right to designate two nominees to the board of directors of Lions Gate in the period commencing on the effective date of the merger and continuing so long as Verus and the investors in the private placement own at least 10% of Lions Gate's common stock, but not beyond December 8, 2006. As of the date of this filing, Verus has not designated any nominees.

           Lions Gate has not previously had an audit committee or a compensation committee. The board of directors expects to designate an audit committee and a compensation committee in the near future, in compliance with the corporate governance requirements of Nasdaq or the American Stock Exchange, on which Lions Gate's common stock may become listed, of which there can be no assurance.

           Audit Committee. Lions Gate intends to establish an Audit Committee of the board of directors, which would initially consist of Brad Baker and Robert M. Machinist, each of whom would be considered an independent director. The Audit Committee's duties would be to recommend to the board of directors the engagement of independent auditors to audit the financial statements of Lions Gate and to review the accounting and auditing principles of Lions Gate. The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

           Compensation Committee. Lions Gate intends to establish a Compensation Committee of the board of directors, which would initially consist of David H. Clarke and William Li, M.D. The Compensation Committee would review and approve the salary and benefits policies of Lions Gate, including compensation of executive officers. The Compensation Committee would also administer the 2000 Stock Incentive Plan of DOBI Medical, as adopted and assumed by Lions Gate, and recommend and approve grants of stock options under that plan.

           The Board of Directors does not intend to establish a Nominating Committee, and such functions are to be performed by the full Board of Directors.

           Director Compensation


           Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Commencing January 1, 2004, the Company will pay each non-employee director a retainer fee of $1,000 per quarter plus a participation fee of $500 for each regular and/or special meeting of the board of directors, not to exceed $1,000 per quarter regardless of the number of meetings. Lions Gate will also pay a committee participation fee of up to $250 for each meeting of a committee of the board, not to exceed $500 per quarter regardless of the number of meetings. Fees will be accrued and paid annually, in arrears, following the end of the fiscal year audit. Lions Gate will also reimburse each director for reasonable accommodations, coach travel and other miscellaneous expenses relating to such director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to Lions Gate's Chief Financial Officer and approval by its Chairman of the Board and/or its Chief Executive Officer.


           Upon election or appointment to the board, non-employee directors will be awarded an initial grant of a non-qualified stock option to purchase 25,000 shares of Lions Gate's common stock. Due to anticipated greater levels of oversight and work effort, the Chairman of the Board will receive an initial grant of 100,000 shares, and the Chairman of the Audit Committee will be granted an initial grant of 50,000 shares. These option awards will have an exercise price of the closing price at the end of trading on the date of the award, will vest on the first anniversary date of the grant if the director has continued to serve until that date, and will have a term of five years from the date of award. Thereafter, upon each subsequent annual stockholders' meeting in which a director has been reelected, each non-employee director will be awarded an annual non-qualified option to purchase additional shares equaling 50% of the initial number of shares granted upon election to the board. These options will be for Lions Gate's common stock under the same terms as indicated above, subject to any adjustments as may be necessary. Other terms and conditions of the option grants shall be upon the standard terms and conditions as for option grants to employees.

           The board will review this compensation plan annually and adjust it according to current market conditions and good business practices. Before December 9, 2003, directors of Lions Gate were not compensated for their services as directors.

           Indebtedness of Directors and Executive Officers

           None of Lions Gate's directors or officers or their respective associates or affiliates is indebted to Lions Gate.

           Family Relationships

           There are no family relationships among Lions Gate's directors and executive officers.

           Legal Proceedings

           As of the date of this Report, there is no material proceeding to which any director, officer, affiliate or stockholder of Lions Gate is a party adverse to Lions Gate.

EXECUTIVE COMPENSATION

           The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for Lions Gate and DOBI Medical, as applicable, by its respective chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


           Summary Compensation Table

                                                                                                              Long-Term Awards -
                                                                                            Other Annual         Common Stock
                                                                                          Compensation ($)    Underlying Options
Name and Principal Position                       Year(1)      Salary ($)    Bonus ($)          (2)                 (#) (3)
Phillip C. Thomas, Chief Executive Officer of
DOBI Medical                                        2002           180,938       67,713                   -                      -

                                                    2001           203,223            -                   -                      -

                                                    2000           243,664            -                   -                227,500

                                       37


                                                                                                              Long-Term Awards -
                                                                                            Other Annual         Common Stock
                                                                                          Compensation ($)    Underlying Options
Name and Principal Position                       Year(1)      Salary ($)    Bonus ($)          (2)                 (#) (3)

Michael R. Jorgensen, Executive Vice President
and Chief Financial Officer of DOBI Medical (4)     2002            37,500            -                   -                      -

                                                    2001                              -                   -                      -

                                                    2000                              -                   -                      -

Dale A. Johnson, Vice President, Business
Development, of DOBI Medical (5)                    2002           156,435            -                   -                 65,000

                                                    2001           157,194            -                   -                162,500

                                                    2000                 -            -                   -                      -

John D. Gardner, Vice President, Technology, of
DOBI Medical (6)                                    2002           116,868            -                   -                 97,500

                                                    2001            95,608            -                   -                162,500

                                                    2000                 -            -                   -                      -

N. Desmond Smith, President and Chief Executive
Officer of Lions Gate (7)                           2002                 -            -                   -                      -

                                                    2001                 -            -                   -                      -

                                                    2000                 -            -                   -                      -

Keith A. Ebert, Chief Financial Officer,
Secretary and Treasurer of Lions Gate(8)            2002                 -            -                   -                      -

                                                    2001                 -            -                   -                      -

                                                    2000                 -            -                   -                      -

--------------------

(1) All amounts are for the 12 months ended December 31 of the year indicated. The fiscal year of Lions Gate prior to the merger was the 12-month period ended July 31 in each year.

(2) Other Compensation does not include the cost to DOBI Medical for health and welfare benefits received by the above named officers. The aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual compensation of such officer.

(3) All share amounts have been adjusted to give effect to the 1.53846:1 reverse stock split effected by DOBI Medical immediately prior to the effective time of the merger.

(4) Mr. Jorgensen joined DOBI Medical as a consultant in October 2002 and became an employee in February 2003.

(5)     Mr. Johnson resigned from his position effective October 31, 2003.

(6)     Mr. Gardner resigned from his position on April 1, 2003.

(7) Mr. Smith joined Lions Gate in March 2001 and resigned as an officer on December 9, 2003.

(8) Mr. Ebert joined Lions Gate in July 2003 and resigned as an officer on December 9, 2003.

           Options/SAR Grants and Fiscal Year End Option Exercises and Values

           Prior to the assumption of DOBI Medical 2000 Stock Incentive Plan, as discussed below, Lions Gate did not have a stock option plan, long-term incentive plan or other similar plans for officers, directors and employees, and no stock options or SAR grants have been granted or are currently outstanding. Lions Gate made no stock option or SAR grants in the last fiscal year.

           Employment Agreement


           At the closing of the merger, Phillip C. Thomas, DOBI Medical's Co-Founder and Chief Executive Officer, entered into an employment agreement with Lion Gate to continue serving as its Chief Executive Officer for a term of three years, with automatic one-year extensions on each anniversary of the commencement date under certain conditions. Under the employment agreement, Mr. Thomas will devote all of his business time and efforts to Lions Gate's business and will report directly to its board of directors. As long as Mr. Thomas serves as Lions Gate's Chief Executive Officer, Lions Gate has agreed to nominate him for election to its board of directors.


           The employment agreement provides that Mr. Thomas will initially receive a fixed base salary at an annual rate of $225,000, to be adjusted to $260,000 upon the completion of a financing with gross proceeds to Lions Gate of at least $5,000,000, with annual "cost-of-living" increases to be determined by the compensation committee of the board of directors. Mr. Thomas will also be entitled to receive an annual performance bonus in the sole discretion of Lions Gate's board or compensation committee. Lions Gate has also agreed to issue Mr. Thomas stock options to purchase 75,000 shares of Lions Gate's common stock at an exercise price of $1.00 per share. Lions Gate paid Mr. Thomas' deferred salary of approximately $27,000 at the closing of the merger.

           The employment agreement also provides for termination by Lions Gate upon Mr. Thomas' death or disability (defined as 180 days of incapacity during any 365-day period) or upon conviction of a felony crime of moral turpitude or a material breach of his obligations to Lions Gate. In the event Mr. Thomas' contract is terminated by Lions Gate without cause, he will be entitled to compensation for the greater of two years or the balance of the term.

           The employment agreement also contains covenants (a) restricting Mr. Thomas from engaging in any activities competitive with Lions Gate's business during the term of his employment agreement and two years thereafter, (b) prohibiting him from disclosure of confidential information regarding Lions Gate, and (c) confirming that all intellectual property developed by him and relating to Lions Gate's business constitutes Lions Gate's sole and exclusive property.

           Since he first commenced service to DOBI Medical as its chief executive officer, its board of directors has awarded options to purchase an aggregate of 227,500 shares of common stock of DOBI

Medical to Mr. Thomas under the DOBI Medical 2000 Stock Incentive Plan, which are now exercisable to purchase shares of Lions Gate at an exercise price of $2.30769 per share, as adjusted in accordance with the terms of the merger, the terms of the plan, and the determination of the board of directors with respect to outstanding options under the plan.

           Stock Incentive Plan

           In connection with the merger, Lions Gate adopted and assumed all of DOBI Medical's obligations under the 2000 Stock Incentive Plan of DOBI Medical and intends to increase the number of shares issuable under stock option grants to 5,630,000 shares.

           Under the Stock Incentive Plan, options to purchase common stock, including incentive stock options qualified for treatment under Internal Revenue Code Section 422, restricted stock awards and other equity-based compensation may be awarded to officers, employees, consultants or other agents and directors. The availability and offering of options and other awards under the Stock Incentive Plan is intended to increase our ability to attract and retain talented employees, consultants and directors and thereby enhance growth and profitability. The total number of shares of common stock covered by the Stock Incentive Plan is 5,630,000, or a total of 15% of the number of shares of common stock outstanding on December 9, 2003, following the closing of the merger and initial tranche of the private placement.

           Employees and others who participate in the Stock Incentive Plan are selected by the board of directors or a committee of independent directors appointed by the board of directors. The board of directors or the committee administers the Stock Incentive Plan. Option grants are approved by the board of directors or the committee based on their review of recommendations from the Chief Executive Officer.

           The Stock Incentive Plan contains certain provisions relating to restrictions on transfer and the vesting and exercisability of the options, among other items. Most of the options are subject to vesting over time of employment and expire up to ten years subsequent to the date of grant. As of December 10, 2003, employees, consultants and directors have been granted stock options to purchase a total of approximately 1,472,251 shares of common stock at exercise prices ranging from $1.38 to $3.46 per share of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Sterling Financial Investment Group

           From August 2000 to October 2003, Alexis C. Korybut, the President of Sterling Financial Investment Group, Inc., was a director of DOBI Medical. Sterling Financial has served as placement agent and provided investment banking and financial advisory services to DOBI Medical from time to time over the past four years on a cash and equity fee basis. Aggregate cash fees paid to Sterling Financial by DOBI Medical have amounted to $1,420,855, and Sterling Financial and/or its designees (including Mr. Korybut) have received warrants to purchase DOBI Medical securities which have been exchanged in the merger for warrants to purchase an aggregate of 2,062,494 shares of Lions Gate common stock. Certain officers and directors of Sterling Financial own shares of Lions Gate's common stock and/or warrants to purchase Lions Gate's common stock, aggregating less than 5% of its outstanding shares. Sterling Financial also served as placement agent for Lions Gate in connection with the private placement of common stock and warrants of Lions Gate that closed at the same time as the merger. Sterling Financial received cash fees and expense reimbursements or allowances of $155,000, and Sterling Financial and its designees received warrants to purchase an aggregate of 340,000 shares of common stock of Lions Gate, at an exercise price of $1.54 per share, for a term of three years.

           In connection with an earlier private placement in which Sterling Financial acted as DOBI Medical's exclusive financial advisor, DOBI Medical agreed to allow a designee of Sterling Financial to be nominated to the board of directors of DOBI Medical. This agreement now applies to Lions Gate under the terms of the merger agreement, and will continue to remain in effect as long as Sterling Financial and its investors continue to own at least 10% of Lions Gate's outstanding securities. Brad Baker was designated to be Sterling Financial's board nominee to DOBI Medical, and upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, he will become a director of Lions Gate. From April 2000 to February 2002, Mr. Baker served as an officer of Sterling Financial.

           Former Stockholders and Directors

           In connection with the merger, a total of 1,738,462 shares of Lions Gate common stock owned by Keith A. Ebert (a director of Lions Gate), Graham Crabtree, Beverly Strench and Renata Kubicek were repurchased by Lions Gate for an aggregate consideration of $250,000, which amount was contributed by Verus International Group Limited, and then cancelled at the closing of the merger. N. Desmond Smith, another director of Lions Gate, also agreed to the cancellation of 400,000 shares of Lions Gate common stock owned by him in consideration for the termination of an assignment of a number of oil and gas leases by Mr. Smith to Lions Gate. The oil and gas leases were valued at $1.00, and the transaction included the forgiveness of a receivable of $10,109 owed by Mr. Smith to Lions Gate, representing royalties paid to him which were the property of Lions Gate.

           Strategic Initiatives

           On December 8, 2003, Lions Gate entered into a consulting agreement with Strategic Initiatives, Inc. Pursuant to this agreement, Strategic will provide investor and public relations services for Lions Gate for a period of one year. As compensation for the services to be provided under this agreement, Lions Gate issued to Strategic, or its designee, warrants to purchase a total of 250,000 shares of Lions Gate common stock and paid Strategic in advance for up to $750,000 of its expenses in connection with these services. The warrants are exercisable on or before the third anniversary of the closing of the merger and have an exercise price of $1.54 per share. Lions Gate has also agreed to register the shares of its common stock underlying these warrants in the next eligible registration statement filed by Lions Gate with the SEC. Keith A. Ebert, who serves as a director, and was the chief financial officer and secretary of Lions Gate until the closing of the merger, is the President and a principal stockholder of Strategic.

           Verus Support Services

           On December 8, 2003, Lions Gate entered into an agreement with Verus Support Services Inc. Pursuant to this agreement, Verus will provide corporate development and corporate finance services, as well as ongoing strategic advisory services for Lions Gate for a period of two years. During the term of this agreement, Lions Gate has agreed to pay Verus a monthly fee of $17,500 for such services.

           Lake Worth Ventures

           Lake Worth Ventures, Inc., which was the largest stockholder of DOBI Medical prior to the merger and is now (based on information filed with the SEC) the largest stockholder of Lions Gate, from time to time since January 1, 2001, lent funds to DOBI Medical pursuant to demand notes, which bore interest at rates ranging from 1.2% to 6.0% per year. The aggregate amount lent was $1,443,299, none of which was repaid in cash and all of which, including accrued interest, was exchanged for common stock and warrants of DOBI Medical at prices equal to the offering prices in DOBI Medical's then pending private placements. All of such common stock and warrants of DOBI Medical have been converted into common stock and warrants of Lions Gate in the merger. No cash interest was paid on account of such loans. Lake Worth Ventures also lent $250,000 to DOBI Medical shortly before the merger by purchasing Series 2 Notes and Series 2 Warrants, which have been converted into common stock and warrants of Lions Gate in the merger. David H. Clarke, a director of DOBI Medical who became a director of Lions Gate at the effective time of the merger, is the controlling stockholder of Lake Worth Ventures. In connection with a conversion of $370,387 of demand notes held by Lake Worth Ventures in December 2002 into 370,387 shares of DOBI Medical common stock, Lake Worth Ventures was granted "weighted average" anti-dilution protection with respect to such common stock, and in connection with the merger, Lions Gate was obligated to provide, and did provide, such anti-dilution protection with respect to the Lions Gate common stock for which such DOBI Medical common stock was exchanged in the merger. The anti-dilution provisions are triggered by a subsequent stock offering by Lions Gate at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection with respect to Lake Worth Ventures expires at the earlier of 18 months after the merger or upon the closing of a $5.0 million equity financing after the Merger. In connection with the merger, Lake Worth Ventures agreed not to publicly sell its Lions Gate common stock for a period of two years following the merger, except that Lake Worth Ventures will be released from such lock-up provisions and will be permitted to sell (i) 25% of its shares if Lions Gate's 2004 total revenue is at least $4.1 million, and (ii) 25% of its shares upon Lions Gate's receipt of FDA approval to market the ComfortScan system in the United States. Additionally, in the event of a secondary public offering of Lions Gate securities in which Lions Gate receives gross proceeds of at least $10.0 million, Lake Worth Ventures may exercise a limited waiver from its lock-up restrictions under certain circumstances. In the event of a secondary public offering of Lions Gate securities to the public pursuant to an effective registration statement, Lake Worth Ventures may sell a limited number of shares of its Lions Gate common stock up to a maximum of $5.0 million in such offering, conditioned on (i) the written approval of the underwriter selected by Lions Gate for any such offering, provided such approval is not unreasonably withheld, (ii) Lions Gate's receiving gross proceeds of at least $10.0 million from any such offering, and (iii) compliance with any applicable securities laws.

           Phillip C. Thomas

           Mr. Thomas was indebted to DOBI Medical pursuant to a limited recourse promissory note which was paid in full in December 2002. As of January 1, 2001, the principal amount of the note was $225,000, and from inception to payment of the note in full, the note bore interest at the annual rate of 6%, payable annually in arrears. Portions of the note were forgiven as a form of bonus to Mr. Thomas. The original amount of the note, $225,000, was used by Mr. Thomas to purchase 2,925,003 shares of common stock of DOBI Medical. In connection with the merger, Mr. Thomas agreed not to sell his shares of Lions Gate common stock received in the merger for 24 months, provided, however, that such shares will be released from such lock-up provisions and he will be permitted to sell (i) 25% of his shares if Lions Gate's 2004 total revenue is at least $4.1 million, and (ii) 25% of his shares upon Lions Gate's receipt of FDA approval to market the ComfortScan system in the United States.

           Michael R. Jorgensen

           In connection with the merger, Mr. Jorgensen, the Chief Financial Officer of Lions Gate, agreed not to sell 50,000 of his shares of Lions Gate common stock received in the merger for 24 months, provided, however, that such shares shall be released from such lock-up provisions, and he will be permitted to sell (i) 25% of his shares if Lions Gate's 2004 total revenue is at least $4.1 million, and (ii) 25% of his shares upon Lions Gate's receipt of FDA approval to market the ComfortScan system in the United States.

           Dynamics Imaging

           Dynamics Imaging, Inc., a holder of more than 5% of the Lions Gate common stock following the merger, agreed not to sell its Lions Gate common stock for up to two years following the merger, provided, however, that Dynamics Imaging, will be permitted to sell its shares of Lions Gate common stock at a rate of 1% per month of the total number of shares of Lions Gate common stock issued in the merger, subject to applicable securities laws, from six months until 12 months after the merger; thereafter, the applicable percentage increases to 1.3% of those shares per month until 24 months after the merger. Webb W. Turner, who will become a director of Lions Gate upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, is the Chairman of the Board and Chief Executive Officer of Dynamics Imaging.

LEGAL PROCEEDINGS

           Neither Lions Gate nor DOBI Medical is currently a party to any pending or threatened litigation.

ITEM 4.         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           On December 15, 2003, Lions Gate filed a Current Report on Form 8-K reporting the resignation on December 9, 2003 of Moore Stephens Ellis Foster Ltd. as the independent auditors of Lions Gate, and the approval by Lions Gate's board of directors on December 9, 2003 of Marcum & Kliegman LLP as the new independent auditors.

ITEM 5.         OTHER EVENTS AND REGULATION FD DISCLOSURE

           On December 9, 2003, Lions Gate completed a private placement and received subscriptions for a total of 8.5 million shares of Lions Gate common stock and warrants to purchase an additional 4,250,000 shares of Lions Gate common stock. The purchase price of the common stock was $1.00 per share, and the exercise price of the warrants is $1.54 per share. The private placement will close in two tranches. The first tranche closed concurrently with the closing of the merger. Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 64.7% of their subscribed investment being funded at the closing of the first tranche and the remaining 35.3% being funded at the closing of the second tranche. In the first tranche closing of the private placement, Lions Gate issued 5,500,001 shares of common stock and warrants to purchase 2,750,001 shares of common stock, and received gross proceeds of $5.5 million. Gross proceeds to Lions Gate from the second tranche are expected to be $3.0 million. The closing of the second tranche is conditioned on:

     o completion of at least 20 patient DOBI Medical clinical test scans after the commencement of FDA Module 5;

     o shipment of at least 10 revenue-producing and production level ComfortScan systems; and

     o Lion Gate's net loss (calculated in accordance with generally accepted accounting principles) being not more than 10% greater on a cumulative basis than $(1.9 million) and $(1.2 million) for the two complete fiscal quarters ended immediately following the closing of the merger, respectively.

           The second tranche investment commitment is secured by the shares of Lions Gate common stock issued in the first tranche. The net proceeds of the first tranche of the private placement currently available for use is approximately $4,440,000, after deducting fees and expenses of the private placement. Lions Gate expects that approximately $2,640,000 will be available for use from the second tranche of the private placement, after deducting fees and expenses of the private placement (assuming no defaults by subscribers in the second tranche or that Lions Gate fails to meet specified milestones within 18 months after the closing of the merger).

           As indicated under the caption "Anti-Dilution Provisions for Common Stock" in Item 1. Changes in Control of Registrant above, the number of shares of common stock issuable in the private placement is subject to adjustment based on anti-dilution provisions that are triggered if Lions Gate sells shares of its common stock below $1.00 per share during the next 18 months or until it raises at least $5.5 million in a subsequent equity financing.

           The warrants issued in the private placement are exercisable in whole or in part through the third anniversary of the closing of the merger, have an exercise price of $1.54 per share and contain customary anti-dilution protection in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other like events.

           The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of common stock and warrants to purchase common stock of Lions Gate were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

           The transfer agent for Lions Gate's common stock is The Nevada Agency and Trust Company, Reno, Nevada. Lions Gate acts as its own warrant agent.

           Lions Gate expects to use the net proceeds of the private placement to finance the commercialization of its imaging technologies as follows:


                                                 1ST TRANCHE CLOSING                             2ND TRANCHE CLOSING
                                        ----------------------------------------     --------------------------------------------

APPLICATION                                                   PERCENTAGE OF NET                              PERCENTAGE OF NET
OF PROCEEDS                                 AMOUNT                 PROCEEDS                 AMOUNT                PROCEEDS

Research & Development................     $1,209,968                     27%                  645,916              24%

General & Administrative..............        963,295                     22%                  572,793              22%

Clinical Program......................        445,603                     10%                1,421,291              54%

Sales.................................        342,706                      8%                        -               -

Marketing (1).........................        933,522                     21%                        -               -
                                                                                                    --               -
                                                                                     -----------------            ----
Working Capital ......................        544,865                     12%
                                              -------                     ---

         Total........................     $4,440,000                    100%               $2,640,000              100%
                                           ==========                    ====               ==========              ====

---------------------------------------
(1) Includes approximately $750,000 to fund investor relations/public relations programs.


           The amounts and timing of Lions Gate's actual expenditures will depend upon numerous factors, including the progress of its FDA clinical program, the level of its research and development efforts and the amount of cash generated from international sales efforts. The foregoing discussion represents Lions Gate's best estimate of its allocation of the net proceeds of the private placement based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates, and Lions Gate may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes. Any proceeds received from the exercise of the warrants, as well as income from investments, will be used for working capital and general corporate purposes.

Pending application of the net proceeds described above, Lions Gate intends to invest the net proceeds of the private placement in short-term, interest-bearing securities.

           If and to the extent the second tranche closing is materially delayed or not completed, the net proceeds received by Lions Gate from the first tranche closing will be insufficient to satisfy all the proposed uses set forth above.

           Upon the closing of the first tranche of the private placement, Lions Gate issued warrants to purchase 3,770,000 shares of Lions Gate's common stock to each of Verus International and Sterling Financial, or their respective assignees. Lions Gate will issue warrants to purchase an additional 1.5 million shares of common stock to Verus International upon the closing of the second tranche of the private placement. These warrants are exercisable following the closing of the second tranche of the private placement. The exercise price of the warrants is $1.54 per share, and the warrants expire three years from the closing of the merger.

           A placement agent has undertaken to use its best efforts to privately place an additional $5.0 million to $10.0 million in Lions Gate's securities in a PIPE (private-investment, public-equity) transaction by March 31, 2004, and Lions Gate has granted this placement agent the exclusive right to do so for seven months after the closing of the merger. The placement agent's undertaking to manage the transaction and act as lead placement agent is subject to several factors, including market conditions and no adverse change in Lions Gate's business and prospects.

           THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE PRIVATE PLACEMENT, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933. THE SECURITIES OFFERED WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

           (a) Financial Statements of Businesses Acquired. In accordance with Item 7(a), attached hereto are the audited financial statements of DOBI Medical for the fiscal years ended December 31, 2002 and 2001, and the unaudited financial statements of DOBI Medical for the nine months ended September 30, 2003.

           (b) Pro Forma Financial Information. In accordance with Item
7(b), the pro forma financial statements of Lions Gate are set forth in footnote 12 to the unaudited financial statements of DOBI Medical for the nine months ended September 30, 2003.

           (c) Exhibits.

           The exhibits listed in the following Exhibit Index are filed as part of this Report.

      EXHIBIT NO.                      DESCRIPTION

          2.1 Agreement of Merger and Plan of Reorganization, dated December 8, 2003, among Lions Gate, DOBI Acquisition Corp. and DOBI Medical Systems, Inc.

        4.1         Form of Three-Year Warrant to Purchase Common Stock.

       10.1 DOBI Medical Systems, Inc. 2000 Stock Incentive Plan, as adopted by Lions Gate.

       10.2 Employment Agreement, dated as of December 9, 2003, between Philip C. Thomas and DOBI Medical Systems, Inc., as assigned to Lions Gate.

       10.3 Indemnification Agreement, dated as of December 8, 2003, among Lions Gate, N. Desmond Smith and Keith A. Ebert.

       10.4 Form of Lock-Up Letter between Lions Gate and former holders of securities of DOBI Medical Systems, Inc.

       10.5 Form of Lock-Up Letter between Lions Gate and certain founding stockholders of DOBI Medical.

       10.6         Form of Private Placement Subscription Agreement.

       10.7         Registration Rights Letter.

       21.1         Subsidiaries of Lions Gate.

ITEM 8.         CHANGE IN FISCAL YEAR

           On December 9, 2003, the Board of Directors of Lions Gate determined to change the fiscal year end of Lions Gate from July 31 to December 31 of each year, commencing with the fiscal year ending December 31, 2003. Lions Gate will file its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, within 90 days after the end of such fiscal year.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 18, 2003                      LIONS GATE INVESTMENT LIMITED


                                              By:/s/Phillip C. Thomas
                                                 -------------------------------
                                                     Phillip C. Thomas
                                                     Chief Executive Officer

                                INDEX TO EXHIBITS

      EXHIBIT NO.                      DESCRIPTION

        2.1 Agreement of Merger and Plan of Reorganization, dated December 8, 2003, among Lions Gate, DOBI Acquisition Corp. and DOBI Medical Systems, Inc.

        4.1         Form of Three-Year Warrant to Purchase Common Stock.

       10.1 DOBI Medical Systems, Inc. 2000 Stock Incentive Plan, as adopted by Lions Gate.

       10.2 Employment Agreement, dated as of December 9, 2003, between Philip C. Thomas and DOBI Medical Systems, Inc., as assigned to Lions Gate.

       10.3 Indemnification Agreement, dated as of December 8, 2003, among Lions Gate, N. Desmond Smith and Keith A. Ebert.

       10.4 Form of Lock-Up Letter between Lions Gate and former holders of securities of DOBI Medical Systems, Inc.

       10.5 Form of Lock-Up Letter between Lions Gate and certain founding stockholders of DOBI Medical.

       10.6         Form of Private Placement Subscription Agreement.

       10.7         Registration Rights Letter.

       21.1         Subsidiaries of Lions Gate.

FINANCIAL STATEMENTS
DOBI Medical Systems, LLC
(A Development Stage Company)
For the years ended December 31, 2001 and 2000 and for the period from September 7, 1999 (inception) to December 31, 2001 With Report of Independent Auditors

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                              Financial Statements

                                December 31, 2001



                                    CONTENTS

Report of Independent Auditors................................................1

Balance Sheets................................................................2
Statements of Operations......................................................3
Statements of Members' Equity.................................................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6

                         Report of Independent Auditors

Board of Managers and Members
DOBI Medical Systems, LLC

We have audited the accompanying balance sheets of DOBI Medical Systems, LLC (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, statements of members' equity, and cash flows for the years ended December 31, 2001 and 2000 and for the period from September 7, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DOBI Medical Systems, LLC (a development stage company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 and for the period from September 7, 1999 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that DOBI Medical Systems, LLC will continue as a going concern. As more fully described in Note 2, the Company has no revenues and has incurred significant operating losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not reflect the possible effects on the recoverability and classification of the assets or the amounts and classification of the liabilities that may result from the outcome of this uncertainty.

                                       EY

March 21, 2002

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                                 Balance Sheets


                                                                   DECEMBER 31,
                                                                2001          2000
                                                           ------------------------------
 ASSETS
 Current assets:
   Cash and cash equivalents                                $     55,167  $  3,211,545
   Subscriptions receivable from members, net                    940,020
   Prepaid expenses                                               12,595        15,113
                                                           ------------------------------
 Total current assets                                          1,007,782     3,226,658

 Property and equipment, net                                      72,010        50,827
 Intangible assets, net                                           76,301        77,528
 Other assets                                                     16,972        16,972
                                                           ------------------------------
 Total assets                                                $ 1,173,065   $ 3,371,985
                                                           ==============================

 LIABILITIES AND MEMBERS' EQUITY
 Current liabilities:
   Accounts payable                                          $   640,035   $   209,128
   Accrued expenses                                              351,604       318,561
                                                           ------------------------------
 Total current liabilities                                       991,639       527,689

 Members' equity:
   Class A 4% redeemable convertible preferred shares,
     2,500,000 shares authorized, 982,884 shares issued
     and outstanding in 2001 (liquidation preference
     $2,211,489)                                               1,003,490
   Common shares, no par value; authorized 29,350,866 and
     26,869,304 shares, issued and outstanding 24,877,024
     shares in 2001 and 2000, respectively                     7,108,128     7,108,128
   Additional paid-in capital                                  1,191,092       194,213
   Share subscription note - related party                      (239,625)     (226,125)
   Deficit accumulated during development stage               (8,881,659)   (4,231,920)
                                                           ------------------------------
 Total members' equity                                           181,426     2,844,296
                                                           ------------------------------
 Total liabilities and members' equity                       $ 1,173,065   $ 3,371,985
                                                           ==============================


 See accompanying notes

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                            Statements of Operations


                                                                                      PERIOD FROM SEPTEMBER 7, 1999
                                                                                            (INCEPTION) TO
                                                           YEAR ENDED DECEMBER 31,           DECEMBER 31,
                                                            2001             2000                2001
                                                     ----------------------------------------------------------

Research and development expenses                         $ 2,194,977      $ 1,519,494        $ 4,815,797
General and administrative expenses                           998,962          722,662          1,793,805
Clinical program expenses                                     814,126          516,601          1,365,801
Sales and marketing expenses                                  691,421          278,924            979,874
Interest expense                                               20,358           73,370             97,128
Interest income                                               (70,105)         (98,424)          (170,746)
                                                     ----------------------------------------------------------
Net loss                                                  $(4,649,739)     $(3,012,627)       $(8,881,659)
                                                     ==========================================================


See accompanying notes.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                          Statements of Members' Equity


                                                                                                                Deficit
                                                                                                             Accumulated
                                      Class A Redeemable                         Additional      Share        During
                                    Convertible Preferred      Common Stock       Paid-in    Subscription  Development
                                    -------------------------------------------
                                       Shares     Amount     Shares     Amount    Capital        Note         Stage          Total
                                     -----------------------------------------------------------------------------------------------

Initial capital contribution                              16,500,000$   750,000               $(225,000)               $    525,000
Issuance of membership interests
  for the purchase of the net                              3,500,000   159,091                                             159,091
  assets of Dynamics Imaging, Inc.
Net loss                                                                                                 $(1,219,293)   (1,219,293)
                                                          --------------------------------------------------------------------------
Balance, December 31, 1999                                20,000,000   909,091                 (225,000)  (1,219,293)     (535,202)
Conversion of promissory notes to
  membership shares                                        1,175,565 1,763,348                                           1,763,348
Capital contributions for the
  purchase of membership shares                            3,701,459 5,552,188                                           5,552,188
Transaction costs in connection
  with the sale of membership shares                                  (923,499)                                           (923,499)
Placement agent common warrants                                       (193,000)   $ 193,000                                      -
Share-based compensation                                                              1,213                                  1,213
Interest receivable on share                                                                     (1,125)                    (1,125)
  subscription note
Net loss                                                                                                  (3,012,627)   (3,012,627)
                                                          --------------------------------------------------------------------------
Balance, December 31, 2000                                24,877,024  7,108,128     194,213    (226,125)  (4,231,920)    2,844,296
Conversion of promissory notes to
  membership shares                   497,115  $   745,673                                                                 745,673
Capital contributions for the
  purchase of membership shares       485,769      728,654                                                                  728,654
Fair value of private placement                                                     737,161                                 737,161
  common warrants
Transaction costs in connection
  with the sale of membership shares             (414,837)                                                                (414,837)
Issuance of consulting common                                                        55,000                                 55,000
  warrants
Placement agent unit warrants                     (56,000)                           56,000                                      -
Interest receivable on share                                                                    (13,500)                   (13,500)
  subscription note
Share-based compensation                                                            148,718                                148,718
Net loss                                                                                                 ( 4,649,739)   (4,649,739)
                                    ------------------------------------------------------------------------------------------------
Balance, December 31, 2001            982,884  $1,003,490 24,877,024 $7,108,128  $1,191,092   $(239,625) $(8,881,659)   $  181,426
                                    ================================================================================================

See accompanying notes.



                                                       DOBI Medical Systems, LLC
                                                     (A Development Stage Company)

                                                       Statements of Cash Flows


                                                                                                             PERIOD FROM
                                                                                                            SEPTEMBER 7,
                                                                                                                1999
                                                                                                           (INCEPTION) TO
                                                                             YEAR ENDED DECEMBER 31,        DECEMBER 31,
                                                                             2001              2000             2001
                                                                       -----------------------------------------------------

OPERATING ACTIVITIES
Net loss                                                                   $( 4,649,739)   $(3,012,627)      $( 8,881,659)
Adjustments to reconcile net loss to net cash  used in
  operating activities:
   Depreciation and amortization                                                 56,517         31,819             93,046
   Loss on sale of equipment                                                        334                               334
   Write-off of purchased in-process research and development costs                                             1,023,525
   Share-based compensation                                                     148,718          1,213            149,931
   Interest receivable in connection with share subscription notes
    charged to equity                                                           (13,500)            38            (14,625)
   Common warrants for consulting                                                55,000                            55,000
   Accrued interest converted to equity                                          20,358         79,150             99,508
   Changes in assets and liabilities:
    Decrease (increase) in prepaid expenses                                       3,757         (7,706)           (11,356)
    Increase in other assets                                                     (1,239)       (14,322)           (12,623)
    Increase in accounts payable                                                430,907        174,541            905,510
    Increase in accrued expenses                                                  5,543        267,174
                                                                       -----------------------------------------------------
Net cash used in operating activities                                        (3,943,344)    (2,480,720)        (6,593,409)

INVESTING ACTIVITIES
Purchase of business, net of cash received                                                                       (500,000)
Purchase of equipment                                                           (58,591)       (28,308)           (94,813)
Patent costs                                                                    (18,466)       (24,556)           (43,022)
Proceeds from sale of equipment                                                     250                               250
                                                                       -----------------------------------------------------
Net cash used in investing activities                                           (76,807)       (52,864)          (637,585)

FINANCING ACTIVITIES
Proceeds from founding members                                                                                    525,000
Cash paid for transaction costs associated with sale of membership             (234,377)                         (234,377)
units
Net cash proceeds from sale of membership units                                              4,628,688          4,628,688
Proceeds from notes payable                                                   1,098,150      1,313,000          2,596,150
Repayment of notes payable                                                                    (229,300)          (229,300)
                                                                       -----------------------------------------------------
Net cash provided by financing activities                                       863,773      5,712,388          7,286,161
                                                                       -----------------------------------------------------

(Decrease) increase in cash and cash equivalents                             (3,156,378)     3,178,804             55,167
Cash and cash equivalents at beginning of year/period                         3,211,545         32,741
                                                                       -----------------------------------------------------
Cash and cash equivalents at end of year/period                            $     55,167    $ 3,211,545        $    55,167
                                                                       =====================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                                     $     1,544    $         1,544
                                                                                        ====================================
Purchase of business, net of cash received:
   Fair value of assets purchased                                                                             $  (109,693)
   Acquisition of in-process research and development costs                                                    (1,023,525)
   Assumption of promissory notes                                                                                 417,877
   Transaction costs                                                                                               56,250
   Issuance of shares                                                                                             159,091
                                                                                                          ------------------
Net cash used to acquire business                                                                             $  (500,000)
                                                                                                          ==================

Non-cash investing and financing activities:
   Conversion of notes payable and accrued interest to shares              $  1,118,508    $ 1,763,348        $ 2,881,856
                                                                       =====================================================
   Share subscription note                                                 $    (13,500)   $        38        $   239,625
                                                                       =====================================================
   Transaction costs in accrued expenses in connection with sale of
    membership units                                                       $     27,500                       $    27,500
                                                                       ==================                 ==================
                                                                                                          ==================
   Issuance of common warrants for consulting                              $     55,000                       $    55,000
                                                                       ==================                 ==================

See accompanying notes.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2001



1.  SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

DOBI Medical Systems, LLC (the "Company") was organized on September 7, 1999 as a Delaware limited liability company ("LLC"). All debts, obligations and liabilities of the Company are solely the Company's responsibility and no shareholder is obligated personally for any such liabilities.

The Company was formed to acquire and further develop a new technology for imaging of the human body referred to as Dynamic Functional Imaging. On December 8, 1999, the Company acquired certain assets, including the research, technology, all intellectual property rights and other assets and assumed certain liabilities of Dynamics Imaging, Inc. in exchange for $500,000 in cash and a 17.5% membership interest (equal to 3.5 million shares with a value of $159,091) in DOBI Medical Systems, LLC. The transaction was accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based on estimated fair values at the date of acquisition.

As part of the allocation of the purchase price, management determined that intangible assets with an assigned value of $1,023,525 represented purchased in-process research and development costs since significant additional costs will be required for clinical trials and Food and Drug Administration ("FDA") approval prior to marketing a commercial product. The technology purchased has no alternative use and there can be no assurances that the Company can obtain FDA approval with the acquired technology before it needs additional funds (see
Note 2). As such, the $1,023,525 of acquired in-process research and development was charged to research and development expense in 1999.

2.  BASIS OF PRESENTATION

The Company's principal activities to date have been in the research and development of a medical diagnostic system known as the Dynamic Optical Breast Imaging or "DOBI" System, which is an optically-based medical device for improved diagnosis of breast cancer as an adjunct to mammography. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




2.  BASIS OF PRESENTATION (CONTINUED)

The Company's primary source of operating funds since inception has been the sale and issuance of membership shares to private investors. The Company has incurred recurring operating losses during its development stage, which raises substantial doubt about the Company's ability to continue as a going concern. The Company intends to raise additional capital through private equity funds and investors. However, there is no assurance that these funds, if raised, will be sufficient to enable the Company to fully complete its development activities, attain profitable operations or continue as a going concern. The accompanying financial statements have been prepared assuming that DOBI Medical Systems, LLC will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Expenditures for routine maintenance and repairs are charged against operations. Major replacements, improvements and additions are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective account, and any resulting gain or loss is reported as income or expense.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Long-lived assets are reviewed for impairment when events or circumstances exist that indicate the carrying value of those assets may not be recoverable. If impairment indicators exist, the Company would evaluate undiscounted cash flows to determine whether an impairment had occurred; if so, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying value to determine if a write-down is required. No impairment losses have been recorded since inception.

Research and Development

Research and development costs are expensed as incurred.

Patents

Patent costs are amortized on a straight-line basis over 5 to 10 years.

Income Taxes

The Company is organized as a limited liability company ("LLC") for federal income tax purposes. Accordingly, no provision for federal income tax and no provision for state income tax in states recognizing the limited liability company tax status is required.

Equity-Based Compensation

As permitted by Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year's presentation.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



4.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 and 2000 consisted of the following:

                                                                          2001             2000
                                                                   ------------------------------------

Computer software and equipment                                          $103,090          $ 50,161
Furniture, fixtures and equipment                                          25,980            21,061
                                                                   ------------------------------------
                                                                          129,070            71,222
Less accumulated depreciation and amortization                            (57,060)          (20,395)
                                                                   ------------------------------------
Property and equipment, net                                             $  72,010          $ 50,827
                                                                   ====================================

Depreciation and amortization expense was $36,824 and $16,837 for the years ended December 31, 2001 and 2000, respectively.

5.  INTANGIBLE ASSETS

Intangible assets at December 31, 2001 and 2000 consisted of:

                                                                          2001             2000
                                                                   ------------------------------------

Patents                                                                   $112,128        $  93,662
Accumulated amortization                                                   (35,827)         (16,134)
                                                                   ------------------------------------
Intangible assets, net                                                   $  76,301        $  77,528
                                                                   ====================================

Amortization expense for 2001 and 2000 related to patents totaled $19,693 and $14,982, respectively.

6.  NOTES PAYABLE

As part of the acquisition of Dynamics Imaging, Inc., the Company assumed approximately $418,000 of Series Promissory Notes ("Notes") with a related party. These Notes bear interest at 10% per year, are payable on demand or within 180 days of issuance and are collateralized by all of the Company's intellectual property and other assets. As of December 31, 1999, borrowings totaling $600,498 were outstanding with this related party under the identical terms of the original issue. Subsequent to the

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



6.  NOTES PAYABLE (CONTINUED)

acquisition, the Company borrowed an additional $1,004,000 in 2000 from this related party, of which $899,000 was under the same terms as the Notes and $105,000 was under Unsecured Demand Promissory Notes ("Unsecured Notes"), which bear interest at 10% per year. Further, $309,000 was borrowed under the Unsecured Notes from a second related party. As of December 31, 2000, outstanding borrowings totaling $1,763,348 with these related parties, including accrued interest of $79,150, were converted to equity and $229,300, including accrued interest of $1,500, was repaid.

During 2001, the Company borrowed $1,098,150 from this related party under the same terms as previous borrowings. As of December 31, 2001, all outstanding borrowings, including accrued interest of $20,350, were converted to equity.

7.  MEMBERS' EQUITY

The Board of Managers has sole and complete discretion in determining the issuance of shares, including terms, conditions or rights of the shares, the number of shares to be issued and the price of each issuance. Initially, the Board of Managers authorized 20 million common shares. The admission of new members or an increase in a member's interest due to additional capital contributions or the issuance of options, warrants, awards or convertible securities is deemed to automatically increase the number of authorized shares. As of December 31, 2001, the Board of Managers authorized 29,350,866 shares.

On June 25, 2001 the Company amended its operating agreement to establish one or more classes or groups of Members with such relative rights, powers and duties and may create in the future additional classes or groups of Members having such relative rights, powers and duties, as may from time to time be established by the Board of Managers.

Class A Redeemable Convertible Preferred Shares

On June 25, 2001, the Board of Managers authorized up to 2,500,000 shares of membership interest to be designated as Class A Redeemable Convertible Preferred Shares (the "Preferred Shares"). Preferred Shares are non-voting securities with a liquidation value of $2.25 per share and are entitled to a dividend at the rate of four percent (4%) per year on the liquidation value of each Preferred Share outstanding, in

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



7.  MEMBERS' EQUITY (CONTINUED)

cash, semi-annually on June 30th and December 31st each year. Each Preferred Share outstanding will be redeemed for 100% liquidation value at the earlier of
(i) December 31, 2006, or (ii) the closing of any transaction in which the common shares are redeemable or exchangeable in full for cash or any combination of cash, securities or other property.

Upon liquidation or dissolution of the Company, the remaining assets of the Company shall be distributed first, to the payment of all taxes, unpaid wages, debts and liabilities of the Company (including debts and liabilities to members); second, to holders of any classes of membership interests having rights senior to the rights of the Preferred Shares; third, to the payment of accrued but unpaid dividends to the Class A members on their outstanding Preferred Shares; fourth, to the holders of the Preferred Shares, at the liquidation value per Preferred Share; fifth, to holders of any classes or groups of membership interests in the Company having rights junior to the Preferred Shares; sixth, to the holders of the common shares.

On December 31, 2001, the Company completed a private placement of units of its Preferred Shares. In connection with this private placement, the Company issued 982,884 units at an issuance price of $2.25 per unit. These units consist of one Preferred Share and one warrant to purchase a common share at an exercise price of $2.25. The warrants are exercisable at any time and expire on December 31, 2006, unless the common shares are listed on NASDAQ (National Market or Small Cap Market), the American Stock Exchange, or the New York Stock Exchange ("a major exchange"). If the common shares are listed on a major exchange and the price of the common shares equals or exceeds $3.375 per share for 20 consecutive days, the warrants will automatically expire 45 days after the occurrence of this event. Further, if the common shares are listed on a major exchange or if the Company enters into a transaction exchanging equity securities, the Company has the right to redeem the warrants, upon 45 days written notice, at 50% of the exercise price.

The Preferred Shares are redeemable and convertible at $2.25 per share. Both the conversion price of the Preferred Shares and the exercise price of the warrant shall be reduced to $1.50 per common share if, 13 months after the issue date of the Preferred Shares, the common shares of the Company are not listed or qualified for trading on a major exchange.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


7.  MEMBERS' EQUITY (CONTINUED)

As part of this transaction, approximately $1,118,500 of promissory notes and accrued interest to a related party were converted at $2.25 per share into 497,115 shares. The Company incurred approximately $414,800 of transaction related expenses. In addition, the Placement Agent received 58,292 warrants to purchase a preferred unit consisting of one preferred share and one common share purchase warrant at 10% above the issuance price ($2.48 per share). These warrants are exercisable at any time, expire four years from date of issuance and contain certain anti-dilution provisions.

As of December 31, 2001, the Preferred Shares are recorded at the stated value (estimated fair value at date of issuance, less issuance costs, plus accrued but unpaid dividends) of $1,003,490. These shares are mandatorily redeemable at their liquidation value of $2,211,489 ($2.25 per share). Annual accretion over the next five years, using the effective interest method, will be as follows:

     2002                                $   171,806
     2003                                    201,221
     2004                                    235,672
     2005                                    276,021
     2006                                    323,279
                                    ------------------
                                           $1,207,999
                                    ==================

Common Shares

During 2000, the Company completed a private placement of its shares. In connection with this private placement, the Company issued 4,877,024 common shares at an issuance price of $1.50 per share. As part of this transaction, approximately $1,680,000 of promissory notes and accrued interest to a related party were converted at $1.50 per share into 1,121,031 shares, and approximately $82,000 of promissory notes and accrued interest due to the Placement Agent were converted at $1.50 per share into 54,335 shares. The Company also incurred approximately $923,500 of transaction-related expenses. Common shares have voting rights equal to one vote for each share held.

As part of the private placement, the Placement Agent received 297,280 warrants (the "2000 Placement Agent warrants") to purchase common shares at 10% above the issuance price ($1.65 per share). These warrants are exercisable at any time, expire four years from the date of issuance and contain certain anti-dilution provisions.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



7.  MEMBERS' EQUITY (CONTINUED)

In August 2001, the Company entered into a financial consulting agreement with the Placement Agent and issued 85,460 warrants to purchase common shares at the same price and terms as the 2000 Placement Agent warrants.

8.  SHARE SUBSCRIPTION NOTE - RELATED PARTY

The share subscription note relates to the purchase of shares by an officer and member. The promissory note has limited recourse for the principal and full recourse for the interest. The note bears a fixed interest rate of 6% and is collateralized by the common shares. The interest is payable annually in arrears on December 15 and the principal and accrued interest on the promissory note matures on December 1, 2003.

Interest receivable on the share subscription note amounted to $14,625 and $1,125 at December 31, 2001 and 2000, respectively, and has been classified in members' equity along with the principal.

9.  COMMITMENTS AND CONTINGENCIES

Employment Agreement

The Company has an employment agreement with one of its officers with various terms expiring through November 30, 2003. The agreement provides for minimum annual compensation, benefits and bonus awards as determined and approved by the Board of Managers as well as a severance package for up to one year's salary. The agreement also contains a guaranteed annual bonus of $13,500 and options to purchase 300,000 common shares at $1.50 per share. As of December 31, 2001, this annual bonus was accrued but unpaid.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases

The Company leases office space under an operating lease which expires on March 14, 2004. The Company is responsible for utilities and is subject to its proportioned share of common area maintenance charges and real estate tax increases. Future minimum lease payments under this non-cancelable lease as of December 31, 2001 are as follows:

     2002                                                            $ 115,032
     2003                                                              115,032
     2004                                                               23,965
                                                                 --------------
                                                                     $ 254,029
                                                                 ==============

Rent expense for the years ended December 31, 2001 and 2000 was $121,002 and $108,800, respectively.

Litigation

On August 18, 2000 a former officer and employee of Dynamics Imaging, Inc. (see
Note 1) commenced a lawsuit against the Company and his former employer alleging age discrimination in connection with his termination in September 1999. The plaintiff alleges, among other things, that the Company is the legal successor to Dynamics Imaging, Inc. and is seeking an unspecified amount of compensatory and punitive damages. The lawsuit is in its earliest stages and an estimate of the liability based on the outcome of this claim, if any, cannot be made at this time. The Company believes the claim is without merit and intends to vigorously defend the action.

On November 13, 2001 the Company was served with a complaint by a vendor who performed certain services for the Company regarding the software that is part of the Company's DOBI breast imaging system. The Company believes the fees were excessive and refused to pay the total amount. The complaint is in its earliest stages and the outcome of this complaint cannot be determined at this time. However, the Company believes that the ultimate outcome of the complaint would not have a material adverse impact on the Company's financial position or results of operations.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



10.  SHARE OPTION PLAN

Effective September 13, 2000, the Board of Managers established a share option plan (the "Share Plan") to provide for the granting of options to purchase membership interests in the Company to the Board of Managers, officers, key employees and consultants at a price not less than the fair market value at the date of grant for "incentive" share options and a price not less than 75% of the fair market value at the date of grant for "non-qualified" options. Under the provisions of the Share Plan, no option will have a term in excess of 10 years. The Company has reserved up to 3 million shares for issuance upon exercise of options.

The Share Plan is administered by a Committee named by the Board and is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per share and the exercise period of each option. Options granted pursuant to the Share Plan generally vest over a four year period.

As of December 31, 2001 and 2000, there were 2,960,000 and 1,695,000
"non-qualified" share options, respectively, granted pursuant to the Share Plan. As of December 31, 2001 and 2000, none of the share options were exercised and 651,250 and 300,000 shares respectively, were forfeited. The exercise price of the options are $1.50 per share and $2.25 per share.

During 2001 and 2000, the Board granted 60,000 and 200,000 options, respectively, to consultants. These options have an exercise price of $2.25 per share for the 2001 grants and $1.50 per share for the 2000 grants and expire 10 years from the date of grant. These options vest 25,000 in 2000, 127,500 in 2001, 32,500 in 2002, 25,000 in 2003 and 12,500 in 2004. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options was estimated at the date of grant using a Black-Scholes option pricing model. In accordance with Emerging Issues Task Force Issue No. 96-18, expense generally must be recorded based on the fair value of the shares on the vesting date. The expense recorded for 2001 was $148,718 and the impact on 2000 expense was not material.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



10.  SHARE OPTION PLAN (CONTINUED)

The following table summarizes information about share options outstanding at December 31, 2001 and 2000:

                                                          2001                           2000
                                              --------------------------------------------------------------
                                                 WEIGHTED-                       WEIGHTED-
                                                  AVERAGE                         AVERAGE
                                                 EXERCISE         SHARE          EXERCISE        SHARE
                                                   PRICE         OPTIONS           PRICE        OPTIONS
                                              --------------------------------------------------------------
      Options outstanding, beginning
        of year                                     $1.50        1,395,000          $   -                -
         Granted                                    $1.82        1,265,000          $1.50        1,695,000
         Exercised                                   -                   -              -                -
         Forfeited                                  $1.84         (651,250)         $1.50         (300,000)
                                              --------------------------------------------------------------
      Options outstanding, end of year              $1.81        2,008,750          $1.50        1,395,000
                                              ==============================================================

      Options exercisable, end of year              $1.58          653,750          $1.50          273,500
                                              ==============================================================

Stock options outstanding at December 31, 2001 for each of the following classes of options, by exercise price, are summarized at follows:

                                            WEIGHTED
                                             AVERAGE      NUMBER OF OPTIONS
                                            REMAINING         CURRENTLY
 EXERCISE PRICE       NUMBER OF OPTIONS   CONTRACTUAL LIFE    EXERCISABLE
 ------------------------------------------------------------------------------

     $1.50                 1,175,000         8.8 years          582,500
     $2.25                   833,750         9.2 years           71,250

Pro forma information regarding net loss is required by FAS 123 and has been determined as if the Company has been accounting for its share options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                  EMPLOYEE SHARE OPTIONS            2001              2000
--------------------------------------------------------------------------------

Expected life from vest date (in years)                   5                 5
Risk-free interest rate                               4.70%             5.89%
Volatility                                            53.0%             53.0%
Dividend yield                                            -                 -

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



10.  SHARE OPTION PLAN (CONTINUED)

Had compensation cost been recognized based on the fair value of the share options on the date of grant under the Black-Scholes method, the Company's net loss would have increased by approximately $500,000 in 2001 and $50,000 in 2000.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

11.  RELATED PARTY TRANSACTIONS

In connection with the organization of the Company, a member and manager of the Company agreed to provide his initial capital contribution and, from time to time, additional loans and/or equity capital in the form of cash or cash equivalents in an aggregate amount not to exceed $1,750,000 for the operations and working capital of the Company. This funding, which was in the form of notes payable by the Company, has been completed. In accordance with the funding agreement, $1,681,545, including interest, was converted to equity at the completion of the first round of private equity funding in 2000.

During 2001, this same member and manager provided bridge financing to the Company in the form of notes payable. These unsecured promissory notes bear an interest rate of 10% and are due on demand. At December 31, 2001, the outstanding balance due on these notes, including accrued interest, was converted to equity.

The Company has a consulting agreement with one of the equity holders of Dynamics Imaging, Inc. Under the terms of this agreement, which commenced in December 1999, the Company pays this individual a monthly fee of $10,106 plus an additional fee to cover a portion of the cost of certain benefits. Amounts paid under this consulting agreement totaled approximately $101,500 in 2001 with an additional $28,970 accrued but unpaid, and $125,500 in 2000. The agreement terminates on April 1, 2002.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



12.  SUBSEQUENT EVENT

As of December 31, 2001, the Private Placement Agent ("PPA") held $1,092,980 of cash in an escrow account in connection with the sale of the Class A 4% Redeemable Convertible Preferred Shares. On January 25, 2002, the PPA released the escrow funds to the Company (including $6,541 of interest earned), net of $159,501 of expenses for legal fees, placement agent fees and nonaccountable out-of-pocket expenses. The net proceeds of $940,020 are included in subscriptions receivable from members in the accompanying 2001 balance sheet.

FINANCIAL STATEMENTS
DOBI Medical Systems, LLC
(A Development Stage Company)
For the years ended December 31, 2002 and 2001 and for the period from September 7, 1999 (inception) to December 31, 2002 With Report of Independent Auditors

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                              Financial Statements

                                December 31, 2002



                                    Contents


Report of Independent Auditors...............................................1

Balance Sheets...............................................................2
Statements of Operations.....................................................3
Statements of Members' (Deficit) Equity......................................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6

                         Report of Independent Auditors

Board of Managers and Members
DOBI Medical Systems, LLC

We have audited the accompanying balance sheets of DOBI Medical Systems, LLC (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, statements of members' (deficit) equity, and cash flows for the years ended December 31, 2002 and 2001 and for the period from September 7, 1999 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DOBI Medical Systems, LLC (a development stage company) at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and for the period from September 7, 1999 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that DOBI Medical Systems, LLC will continue as a going concern. As more fully described in Note 2, the Company has no revenues and has incurred significant operating losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                       EY
July 11, 2003

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                                 Balance Sheets


                                                               December 31,
                                                            2002           2001
                                                       ------------------------------

Current assets:
  Cash and cash equivalents                            $     628,407   $   55,167
  Subscriptions receivable from members, net                      -       940,020
  Deferred financing costs, net                              374,239             -
  Deferred offering costs and other current assets           109,042        12,595
                                                       ------------------------------
Total current assets                                       1,111,688     1,007,782

Property and equipment, net                                   33,111        72,010
Intangible assets, net                                        55,062        76,301
Other assets                                                  16,972        16,972
                                                       ------------------------------
Total assets                                           $    1,216,833  $ 1,173,065
                                                       ==============================

Liabilities and members' (deficit) equity
Current liabilities:
  Series 1 convertible notes payable - current portion $    1,525,319 $
                                                                                 -
  Accounts payable                                           327,811       640,035
  Accrued expenses                                           355,764       351,604
                                                       ------------------------------
Total current liabilities                                  2,208,894       991,639

Other liabilities:
  Series 1 convertible notes payable - long-term             392,000             -
  portion

Members' (deficit) equity:
  Class A 4% redeemable convertible preferred units,
    2,500,000 units authorized, 982,884 units issued
    and outstanding in 2002 and 2001 (liquidation
    preference $2,211,489)                                 1,118,754     1,003,490
  Common units, no par value; 29,350,866 units
    authorized; 25,155,499 and 24,877,024 units issued
    and outstanding in 2002 and 2001, respectively         7,516,465     7,108,128
  Additional paid-in capital                               1,569,841     1,191,092
  Share subscription note - related party                          -      (239,625)
  Deficit accumulated during development stage           (11,589,121)   (8,881,659)
                                                       ------------------------------
Total members' (deficit) equity                           (1,384,061)      181,426
                                                       ------------------------------
Total liabilities and members' (deficit) equity        $    1,216,833  $ 1,173,065
                                                       ==============================


See accompanying notes.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                            Statements of Operations


                                                                           Period from
                                                                           September 7,
                                                                               1999
                                                                          (inception) to
                                              Year ended December 31,      December 31,
                                                 2002          2001            2002
                                            -----------------------------------------------

Research and development expenses            $    932,260   $ 2,194,977   $   5,748,057
General and administrative expenses             1,103,184       998,962       2,896,989
Clinical program expenses                          49,740       814,126       1,415,541
Sales and marketing expenses                      370,057       691,421       1,349,931
Interest expense                                  260,443        20,358         357,571
Interest income                                    (8,222)      (70,105)       (178,968)
                                            -----------------------------------------------
Net loss                                      $(2,707,462)  $(4,649,739)   $(11,589,121)
                                            ===============================================


See accompanying notes.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                     Statements of Members' (Deficit) Equity



                                          Class A Redeemable
                                        Convertible Preferred                                                    Deficit
                                                Units                Common Units   Additional    Share        Accumulated
----------------------------------------------------------------------------------- Paid-in     Subcription    Development
                                      Shares        Amount    Shares      Amount     Capital       Note           Stage       Total
-----------------------------------------------------------------------------------------------------------------------------------
Initial capital contribution               -       $    -    16,500,000   $750,000   $    -    $(225,000)    $         -  $ 525,000
Issuance of common units for the           -            -     3,500,000    159,091        -            -               -    159,091
 purchase of the net assets of
 Dynamics Imaging, Inc.
Net loss                                   -            -             -          -        -            -      (1,219,293) 1,219,293)
                                     -----------------------------------------------------------------------------------------------
Balance, December 31, 1999                 -            -    20,000,000    909,091        -     (225,000)     (1,219,293)  (535,202)
Conversion  of  promissory  notes  to      -            -     1,175,565  1,763,348        -            -               -  1,763,348
common units
Capital contributions for the              -            -     3,701,459  5,552,188        -            -               -  5,552,188
purchase of common units
Transaction  costs in connection with      -            -             -    (923,499)      -            -               -   (923,499)
 the sale of common units
Placement agent common unit warrants       -            -             -    (193,000)  193,000          -               -         -
Share-based compensation                   -            -             -           -     1,213          -               -     1,213
Interest receivable on share               -            -             -           -       -       (1,125)              -    (1,125)
subscription note
Net loss                                   -            -             -           -       -            -      (3,012,627)(3,012,627)
                                     -----------------------------------------------------------------------------------------------
Balance, December 31, 2000                 -            -    24,877,024   7,108,128   194,213   (226,125)     (4,231,920) 2,844,296
Conversion of promissory notes to
  Class A redeemable convertible
  preferred units                    497,115      745,673             -           -       -            -          -         745,673
Capital contributions for the
  purchase of Class A redeemable
  convertible preferred units        485,769      728,654             -           -       -            -          -         728,654
Fair value of private placement            -            -             -           -   737,161          -          -         737,161
  common unit warrants
Transaction  costs in connection with      -     (414,837)            -           -       -            -          -        (414,837)
  the  sale  of   Class  A   redeemable
  convertible preferred units
Issuance  of  consulting  common unit      -            -             -           -    55,000          -          -         55,000
  warrants
Placement agent unit warrants              -      (56,000)            -           -    56,000          -          -            -
Interest receivable on share               -            -             -           -       -       (13,500)        -        (13,500)
  subscription note
Share-based compensation                   -            -             -           -   148,718          -          -         148,718
Net loss                                   -            -             -           -       -            -     (4,649,739) (4,649,739)
                                     -----------------------------------------------------------------------------------------------
Balance, December 31, 2001           982,884    1,003,490    24,877,024   7,108,128 1,191,092      (239,625) (8,881,659)    181,426
Conversion of  promissory notes to         -            -       247,225     370,837    61,806          -          -         432,643
  common units
Transaction costs in connection with
  the sale of Class A redeemable
  convertible preferred units              -     (59,978)            -            -        -           -          -         (59,978)
Dividends - Class A redeemable             -           -             -            -    (88,459)        -          -         (88,459)
  convertible preferred units
Payment of share subscription note         -           -             -            -        -        239,625       -         239,625
Issuance of consulting common unit         -           -             -            -     11,464         -          -          11,464
  warrants
Placement agent unit warrants              -           -             -            -     73,403         -          -          73,403
Fair value of detachable Series 1          -           -             -            -    458,000         -          -         458,000
  warrants
Share value accretion                      -     175,242             -            -   (175,242)        -          -            -
Issuance of common  units in exchange      -           -        31,250       37,500        -           -          -          37,500
  for consulting services
Share-based compensation                   -           -             -            -     37,777         -          -          37,777
Net loss                                   -           -             -            -        -           -    (2,707,462)  (2,707,462)
Balance, December 31, 2002           982,884  $1,118,754    25,155,499   $7,516,465 $1,569,841  $         $(11,589,121) $(1,384,061)
                                     ===============================================================================================

See accompanying notes.

                                           DOBI Medical Systems, LLC
                                         (A Development Stage Company)

                                           Statements of Cash Flows


                                                                                                        Period from
                                                                                                        September 7,
                                                                                                            1999
                                                                                                       (inception) to
                                                                           Year ended December 31,      December 31,
                                                                             2002           2001            2002
                                                                       ------------------------------------------------
Operating activities
Net loss                                                                    $(2,707,462)   $(4,649,739  $(11,589,121)
Adjustments to reconcile net loss to net cash  used in operating activities:
   Depreciation and amortization                                               62,964         56,517         156,010
   Amortization of financing costs                                             57,419              -          57,419
   Loss on sale of equipment                                                        -            334             334
   Write-off of purchased in-process research and development costs                 -              -       1,023,525
   Share-based compensation                                                    37,777        148,718         187,708
   Interest receivable in connection with share subscription notes                  -        (13,500)        (14,625)
    charged to equity
   Common unit warrants for consulting services                                11,464         55,000          66,464
   Common units for consulting services                                        37,500              -          37,500
   Accrued interest converted to equity                                        25,688         20,358         125,196
   Accretion of discount on Series 1 convertible notes                         85,319              -          85,319
   Common unit warrants in connection with conversion of notes payable         61,806              -          61,806
   Changes in assets and liabilities:
    (Increase) decrease in other current assets                               (21,447)         3,757         (32,803)
    Increase in other assets                                                        -         (1,239)        (12,623)
    (Decrease) increase in accounts payable                                  (312,224)       430,907         593,286
    Increase in accrued expenses                                                4,160          5,543           4,160
                                                                       ---------------------------------------------
Net cash used in operating activities                                      (2,657,036)    (3,943,344)     (9,250,445)

Investing activities
Purchase of business, net of cash received                                          -              -        (500,000)
Purchase of property and equipment                                             (2,826)       (58,591)        (97,639)
Patent costs                                                                        -        (18,466)        (43,022)
Proceeds from sale of equipment                                                     -            250             250
                                                                       ------------------------------------------------
Net cash used in investing activities                                          (2,826)       (76,807)       (640,411)

Financing activities
Proceeds from founding members                                                      -              -       525,000
Cash paid for transaction costs associated with sale of Class A
 redeemable convertible preferred units                                       (59,978)      (234,377)     (294,355)
Cash paid for transaction costs associated with Series 1 convertible         (358,255)             -      (358,255)
notes and warrants
Net cash proceeds from sale of common units                                         -              -     4,628,688
Deferred offering costs                                                       (75,000)             -       (75,000)
Proceeds from subscription receivable - Class A redeemable convertible        940,020              -       940,020
preferred units
Dividends - Class A redeemable convertible preferred units                    (88,459)             -       (88,459)
Proceeds from share subscription note - related party                         239,625              -       239,625
Proceeds from Series 1 convertible notes and warrants                       2,290,000              -     2,290,000
Proceeds from notes payable, net                                              345,149      1,098,150     2,941,299
Repayment of notes payable                                                          -              -      (229,300)
                                                                       ------------------------------------------------
Net cash provided by financing activities                                   3,233,102        863,773    10,519,263
                                                                       ------------------------------------------------

Increase (decrease) in cash and cash equivalents                              573,240     (3,156,378)      628,407
Cash and cash equivalents at beginning of year/period                          55,167      3,211,545             -
                                                                       ------------------------------------------------

Cash and cash equivalents at end of year/period                             $ 628,407      $  55,167      $628,407
                                                                       ================================================
Supplemental disclosures of cash flow information
Cash paid during the year for interest                                      $       -      $       -      $  1,544
                                                                       ================================================
Purchase of business, net of cash received:
   Fair value of assets purchased                                                                        $(109,693)
   Acquisition of in-process research and development costs                                             (1,023,525)
   Assumption of promissory notes                                                                          417,877
   Transaction costs                                                                                        56,250
   Issuance of common units                                                                                159,091
                                                                                                      -----------------
Net cash used to acquire business                                                                         $(500,000)
                                                                                                      =================

Non-cash investing and financing activities:
   Conversion of notes payable and accrued interest to units                $ 370,837      $1,118,508     $3,252,693
                                                                       ================================================
   Share subscription note                                                  $       -      $ (13,500)       $239,625
                                                                       ================================================
   Transaction costs in accrued expenses in connection with sale of
    Class A redeemable convertible preferred units                          $       -      $  27,500      $ 27,500
                                                                       ================================================
   Issuance of common units and warrants for consulting                     $ 184,173      $  55,000      $239,173
                                                                       ================================================
   Accretion of Class A redeemable convertible preferred units              $ 175,242      $       -      $175,242
                                                                       ================================================

See accompanying notes.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2002



1.  Significant Accounting Policies

Organization and Business

DOBI Medical Systems, LLC (the "Company") was organized on September 7, 1999 as a Delaware limited liability company ("LLC"). All debts, obligations and liabilities of the Company are solely the Company's responsibility and no shareholder is obligated personally for any such liabilities.

The Company was formed to acquire and further develop a new technology for imaging of the human body referred to as Dynamic Functional Imaging. On December 8, 1999, the Company acquired certain assets, including the research, technology, all intellectual property rights and other assets and assumed certain liabilities of Dynamics Imaging, Inc. in exchange for $500,000 in cash and a 17.5% membership interest (equal to 3.5 million common units with a value of $159,091) in DOBI Medical Systems, LLC. The transaction was accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based on estimated fair values at the date of acquisition.

As part of the allocation of the purchase price, management determined that intangible assets with an assigned value of $1,023,525 represented purchased in-process research and development costs since significant additional costs will be required for clinical trials and Food and Drug Administration ("FDA") approval prior to marketing a commercial product. The technology purchased has no alternative use and there can be no assurances that the Company can obtain FDA approval with the acquired technology before it needs additional funds (see
Note 2). As such, the $1,023,525 of acquired in-process research and development was charged to research and development expense in 1999.

Effective January 1, 2003, the Company will be converted from a Delaware limited liability company to a Delaware corporation (see Note 14).

2.  Basis of Presentation

The Company's principal activities to date have been in the research and development of a medical diagnostic system known as the Dynamic Optical Breast Imaging or "DOBI" System, which is an optically-based medical device for improved diagnosis of breast cancer as a compliment to mammography. The accompanying financial statements have

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


2.  Basis of Presentation (continued)

been prepared in accordance with Statement of Financial Accounting Standards No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

The Company's primary source of operating funds since inception has been the sale and issuance of common units, preferred units and convertible debt to private investors. The Company intends to raise additional capital through private equity funds and investors. However, there is no assurance that these funds, if raised, will be sufficient to enable the Company to fully complete its development activities, attain profitable operations or continue as a going concern. The accompanying financial statements have been prepared assuming that DOBI Medical Systems, LLC will continue as a going concern. The Company has no revenues and has incurred significant operating losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3.  Summary of Significant Accounting Policies

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with financial institutions and money market instruments. The Company places its cash and cash equivalents with high quality financial institutions and, to date, has not experienced losses on any of its balances. At times, cash balances held at financial institutions were in excess of federally insured limits.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


3.  Summary of Significant Accounting Policies (continued)

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Expenditures for routine maintenance and repairs are charged against operations. Major replacements, improvements and additions are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective account, and any resulting gain or loss is reported as income or expense.

Long-Lived Assets

Effective January 1, 2002, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 144 did not have an impact on the Company's financial position or results of operations.

In accordance with this standard, the Company performs impairment tests on its long-lived assets when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to market value.

Intangible Assets

Effective January 1, 2002, the Company adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("FAS 142"). FAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of FAS 142. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


3.  Summary of Significant Accounting Policies (continued)

The Company's intangible assets consist of the costs of filing various United States and international patents and are amortized on a straight-line basis over the expected useful lives of the respective patents, generally five to ten years.

Deferred Financing and Offering Costs

In 2002, the Company recorded $431,658 of financing costs related to its Series 1 convertible notes. Such costs were capitalized and are being amortized using the straight-line method over the term of the Series 1 convertible notes. Amortization, which is included in interest expense at December 31, 2002, totaled $57,419.

During 2002, the Company paid a non-refundable retainer fee of $75,000 to a placement agent in connection with a proposed financing. This amount was deferred and reflected under the caption, "deferred offering costs and other current assets," in the 2002 balance sheet.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company is treated as a limited liability company ("LLC") for federal and state income tax purposes and does not incur income taxes as its earnings and losses are included in the tax returns of the members. Accordingly, the financial statements do not reflect a provision for federal or state income taxes.

Equity-Based Compensation

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


3.  Summary of Significant Accounting Policies (continued)

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS 148"). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123 which requires disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

Recently Issued Accounting Standards

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"). This standard affects the issuer's accounting for three types of freestanding financial instruments including mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a nonpublic entity. For mandatorily redeemable financial instruments of a nonpublic entity, FAS 150 shall be effective for existing or new contracts for fiscal periods beginning after December 15, 2003. For financial instruments created before the issuance date of FAS 150 and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by FAS 150. The Company is assessing the impact of this standard on its financial position and results of operations.

4.  Property and Equipment

Property and equipment at December 31, 2002 and 2001 consisted of the following:

                                                            2002           2001
                                                       ------------------------------
Computer software and equipment                            $105,916       $103,090
Furniture, fixtures and equipment                            25,980         25,980
                                                       ------------------------------
                                                            131,896        129,070
Less accumulated depreciation and amortization              (98,785)       (57,060)
                                                       ------------------------------
Property and equipment, net                               $  33,111      $  72,010
                                                       ==============================

Depreciation and amortization expense was $41,725 and $36,824 for the years ended December 31, 2002 and 2001, respectively.

5.  Intangible Assets

Intangible assets at December 31, 2002 and 2001 consisted of:

                                                            2002           2001
                                                   -----------------------------

Patents                                                $112,128       $112,128
Less accumulated amortization                           (57,066)       (35,827)
                                                   -----------------------------
Intangible assets, net                                $  55,062      $  76,301
                                                   =============================


The weighted-average amortization period for the patents is approximately five years. Amortization expense for 2002 and 2001 related to patents totaled $21,239 and $19,693, respectively. Amortization expense for the next five years is estimated as follows:

   2003                                      $21,239
   2004                                       21,239
   2005                                        4,572
   2006                                        2,426
   2007                                          481

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


6.  Notes Payable

As part of the acquisition of Dynamics Imaging, Inc., the Company assumed approximately $418,000 of Series Promissory Notes ("Notes") with a related party. These Notes bore interest at 10% per year, were payable on demand or within 180 days of issuance and were collateralized by all of the Company's intellectual property and other assets. As of December 31, 1999, borrowings totaling $600,498 were outstanding with this related party under the identical terms of the original issue. Subsequent to the acquisition, the Company borrowed an additional $1,004,000 in 2000 from this related party, of which $899,000 was under the same terms as the Notes and $105,000 was under Unsecured Demand Promissory Notes ("Unsecured Notes"), which bore interest at 10% per year. Further, $309,000 was borrowed under the Unsecured Notes from a second related party. As of December 31, 2000, outstanding borrowings totaling $1,763,348 with these related parties, including accrued interest of $79,150, were converted to common units and $229,300, including accrued interest of $1,500, was repaid.

During 2001, the Company borrowed $1,098,150 from this related party under the same terms as previous borrowings. As of December 31, 2001, all outstanding borrowings, including accrued interest of $20,358, were converted to Class A redeemable convertible preferred units.

7.  Series 1 Convertible 8% Notes and Series 1 Warrants

In 2002, the Company authorized the private placement of up to $4,000,000 in "lots", each lot consisting of one Series 1 Convertible 8% Note ("Series 1 Notes") and one Series 1 Warrant ("Series 1 Warrants") exercisable for securities of the Company having a dollar value equal to 100% of the principal amount of the corresponding Series 1 Note. Principal and interest related to the Series 1 Notes are repayable within 10 days following the closing of a qualified debt or equity financing, as defined, or on their respective maturity dates 13 months from their dates of issuance, which range from July 12, 2002 through January 31, 2003. In the event of a voluntary or involuntary liquidation, the Series 1 Notes are senior to all other unsecured indebtedness. The Series 1 Notes are convertible, on the same terms and conditions, into securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common units of the Company at $1.20 per unit. The Series 1 Warrants, which expire on the earlier of
i) any reorganization or reclassification of the equity securities for the Company, ii) any consolidation or merger of the Company in

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


7.  Series 1 Convertible 8% Notes and Series 1 Warrants (continued)

which the Company is not the surviving entity, iii) the sale or disposition by the Company of all or substantially all of its assets, or iv) August 31, 2009, are exercisable, on the same terms and conditions, for securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common units of the Company at $1.20 per unit.

As of December 31, 2002, the Company sold $2,290,000 of its Series 1 Notes and Series 1 Warrants. In connection with this financing, the Company incurred and deferred a total of $431,658 in transaction related expenses which included the issuance of placement agent unit warrants (the "Series 1 Placement Agent Warrants") to purchase $348,000 in "lots", each lot consisting of a Series 1 Note and a Series 1 Warrant. The exercise price of the Series 1 Placement Agent Warrants is 110% of the price paid by investors ($1.32 per lot). The fair value of the Series 1 Placement Agent Warrants is approximately $0.21 per warrant, or $73,403 in total, using the Black-Scholes option pricing model.

As of December 31, 2002, the Series 1 Notes are recorded at their original discounted value, by deducting and recording in paid-in capital, the estimated fair value, using the Black-Scholes option pricing model for the Series 1 Warrants totaling $458,000. The original issue discount on the Series 1 Notes is accreted over their 13-month term and totaled $85,319 in 2002.

8.  Members' Equity

Pursuant to the approval of the holders of common units of the Company at a Special Meeting of the Holders of the Common Units on December 18, 2002, the Company was converted, as of January 1, 2003, from a Delaware limited liability company to a Delaware corporation. In accordance with the Certificate of Incorporation approved at that meeting, the Company is authorized to issue 95,000,000 common shares, 2,500,000 Class A 4% redeemable convertible preferred shares, and 2,500,000 preferred shares.

Through December 31, 2002 the Board of Managers has had sole and complete discretion in determining the issuance of units, including terms, conditions or rights of the units, the number of units to be issued and the price of each issuance. Initially, the Board of Managers authorized 20 million common units. The admission of new members or an

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


8.  Members' Equity (continued)

increase in a member's interest due to additional capital contributions or the issuance of options, warrants, awards or convertible securities is deemed to automatically increase the number of authorized units.

Class A 4% Redeemable Convertible Preferred Units

On June 25, 2001, the Board of Managers authorized up to 2,500,000 units of membership interest to be designated as Class A 4% Redeemable Convertible Preferred Units (the "Preferred Units"). Preferred Units are non-voting securities with a liquidation value of $2.25 per unit and are entitled to a dividend at the rate of four percent (4%) per year on the liquidation value of each Preferred Unit outstanding, in cash, semi-annually on June 30 and December 31 each year. Each Preferred Unit outstanding will be redeemed for 100% liquidation value at the earlier of (i) December 31, 2006, or (ii) the closing of any transaction in which the common units are redeemable or exchangeable in full for cash or any combination of cash, securities or other property.

Upon liquidation or dissolution of the Company, the remaining assets of the Company shall be distributed first, to the payment of all taxes, unpaid wages, debts and liabilities of the Company (including debts and liabilities to members); second, to holders of any classes of membership interests having rights senior to the rights of the Preferred Units; third, to the payment of accrued but unpaid dividends to the Class A members on their outstanding Preferred Unit; fourth, to the holders of the Preferred Units, at the liquidation value per Preferred Unit; fifth, to holders of any classes or groups of membership interests in the Company having rights junior to the Preferred Units; sixth, to the holders of the common units.

On December 31, 2001, the Company completed a private placement of its Preferred Units. In connection with this private placement, the Company issued 982,884 Preferred lots at an issuance price of $2.25 per lot. Each lot consists of one Preferred Unit and one warrant to purchase a common unit at an exercise price of $2.25. The warrants are exercisable at any time and expire on December 31, 2006, unless the common units are listed on NASDAQ (National Market or Small Cap Market), the American Stock Exchange, or the New York Stock Exchange ("a major exchange"). If the common units are listed on a major exchange and the price of the common units equals or exceeds $3.375 per unit for 20 consecutive days, the warrants will automatically expire 45 days after the occurrence of this event. Further, if the common units are listed on a major

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


8.  Members' Equity (continued)

exchange or if the Company enters into a transaction exchanging equity securities, the Company has the right to redeem the warrants, upon 45 days written notice, at 50% of the exercise price. As of December 31, 2001, the Private Placement Agent ("PPA") held $1,092,980 of cash in an escrow account in connection with the sale of the Preferred Units. On January 25, 2002, the PPA released the escrow funds to the Company (including $6,541 of interest earned), net of $159,501 of expenses for legal fees, placement agent fees and nonaccountable out-of-pocket expenses. The net proceeds of $940,020 are included in subscriptions receivable from members in the accompanying 2001 balance sheet.

Additionally, as part of this transaction $1,118,508 of promissory notes and accrued interest to a related party were converted at $2.25 per unit into 497,115 Preferred Units in 2001. The Company incurred approximately $414,800 of transaction related expenses, including cash commissions and non-accountable expenses totaling $131,158 to the Placement Agent. In addition, the Placement Agent received 58,292 warrants (the "2001 Placement Agent Warrants") to purchase Preferred lots, each lot consisting of one Preferred Unit and one warrant to purchase a common unit for $2.25 per common unit. The exercise price of the 2001 Placement Agent Warrants is $2.48 per lot. These warrants are exercisable at any time, expire five years from date of issuance and contain certain anti-dilution provisions.

The Preferred Units are redeemable at $2.25 per Preferred Unit or convertible into one common unit per Preferred Unit. The Preferred Units are mandatorily redeemable at their liquidation value of $2,211,489 ($2.25 per unit). Annual accretion through December 31, 2006 (redeemable date), using the effective interest method, will be as follows:

   2003                                  $   207,791
   2004                                      246,386
   2005                                      292,148
   2006                                      346,410
                                       ----------------
                                          $1,092,735
                                       ================

In August 2002, the Company entered into a three-month consulting agreement with a placement agent and issued 38,862 warrants in October 2002, at the same price and terms as the 2001 Placement Agent Warrants. Using the Black-Scholes option pricing model, the fair value of these warrants totaled $11,464 or approximately $0.29 per warrant.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


8.  Members' Equity (continued)

Common Units and Warrants

During 2000, the Company completed a private placement of its common units. In connection with this private placement, the Company issued 4,877,024 common units at an issuance price of $1.50 per unit. As part of this transaction, approximately $1,680,000 of promissory notes and accrued interest to a related party were converted at $1.50 per unit into 1,121,031 units, and approximately $82,000 of promissory notes and accrued interest due to the Placement Agent were converted at $1.50 per unit into 54,335 units. The Company also incurred approximately $923,500 of transaction-related expenses. Common units have voting rights equal to one vote for each unit held.

As part of the private placement, the Placement Agent received 297,280 warrants (the "2000 Placement Agent warrants") to purchase common units at 10% above the issuance price ($1.65 per unit). These warrants are exercisable at any time, expire four years from the date of issuance and contain certain anti-dilution provisions.

In August 2001, the Company entered into a financial consulting agreement with the Placement Agent and granted warrants (the "2001 Consultancy Warrants") to purchase common units at the same price and terms as the 2000 Placement Agent warrants.

During 2002, the Company borrowed $345,149 from a related party under the same terms as previous borrowings (see Note 6 and Note 13). As of December 31, 2002, the outstanding borrowings, including accrued interest of $25,688, were converted to common units at a price of $1.50 per unit. The common units are subject to the same anti-dilution provisions as the Preferred Units. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants resulting in a fair value of $61,806 recorded as interest expense in the 2002 statement of operations.

9.  Share Subscription Note - Related Party

The share subscription note related to the purchase of common units by an officer and member. The promissory note had limited recourse for the principal and full recourse for the interest. The note had a fixed interest rate of 6% and was collateralized by the common units. The share subscription note was paid as of December 31, 2002.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


10.  Commitments and Contingencies

Leases

The Company leases office space under an operating lease which expires on March 14, 2004. The Company is responsible for utilities and is subject to its proportioned share of common area maintenance charges and real estate tax increases. Future minimum lease payments under this non-cancelable lease as of December 31, 2002 are as follows:

2003                                                 $115,032
2004                                                   23,965
                                                  --------------
                                                     $138,997
                                                  ==============

Rent expense for the years ended December 31, 2002 and 2001 was $116,371 and $121,002, respectively.

Litigation

Historically, the Company has been involved in disputes and/or litigation encountered in its normal course of business. The Company believes that the ultimate outcome of these proceedings will not have a material adverse effect on the Company's business, financial condition, and results of operations or cash flows.

11.  Unit Incentive Plan

Effective September 13, 2000, the Board of Managers established a unit incentive plan (the "Share Plan") to provide for the granting of options to purchase common units in the Company to the Board of Managers, officers, key employees and consultants at a price not less than the fair market value at the date of grant for "incentive" share options and a price not less than 75% of the fair market value at the date of grant for "non-qualified" options. Under the provisions of the Share Plan, no option will have a term in excess of 10 years.

On December 18, 2002, pursuant to the approval at a Special Meeting of the Holders of the Common Units, the Share Plan was amended to increase the number of unit options available for issuance under the Share Plan to the lesser of 15 percent of the common units outstanding calculated on a fully diluted basis, or 7,000,000 units.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


11.  Unit Incentive Plan (continued)

The Share Plan is administered by a Committee named by the Board of Managers and is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per unit and the exercise period of each option. Options granted pursuant to the Share Plan generally vest over a four-year period and are subject to accelerated vesting under certain conditions.

During 2002 and 2001, the Board of Managers granted 47,500 and 60,000 options, respectively, to consultants. These options have an exercise price of $.90 per unit for the 2002 grants and $2.25 per unit for the 2001 grants and expire 10 years from the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options was estimated at the date of grant using a Black-Scholes option pricing model. In accordance with Emerging Issues Task Force Issue No. 96-18, expense generally must be recorded based on the fair value of the units on the vesting date. The expense recorded for 2002 and 2001 was $37,777 and $148,718, respectively.

The following table summarizes information about unit options outstanding at December 31, 2002 and 2001:

                                                                                        2002                      2001
                                                                              ---------------------------------------------------
                                                                                Weighted-                 Weighted-
                                                                                 Average                   Average
                                                                                Exercise       Unit       Exercise      Unit
                                                                                  Price      Options        Price      Options
                                                                              ---------------------------------------------------
                                             Options outstanding, beginning
                                               of year                             $1.81     2,008,750       $1.50     1,395,000
                                               Granted                              0.90     1,157,500        1.82     1,265,000
                                               Exercised                            -                -        -                -
                                               Forfeited                            1.47      (416,250)       1.84      (651,250)
                                                                              ---------------------------------------------------
                                             Options outstanding, end of year      $1.48     2,750,000       $1.81     2,008,750
                                                                              ===================================================

                                             Options exercisable, end of year      $1.38     1,504,358       $1.58       653,750
                                                                              ===================================================

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


11.  Unit Incentive Plan (continued)

Unit options outstanding at December 31, 2002 for each of the following classes of options, by exercise price, are summarized as follows:

                                       Weighted-Average
                                        Remaining   Number of Unit
                                       Contractual      Options
                         Number of         Life        Currently
    Exercise Price     Unit Options                   Exercisable
  -------------------------------------------------------------------
        $1.50              975,000        7.7 years     688,750
        $2.25              747,500        8.2 years     231,875
        $0.90            1,027,500        9.6 years     583,733

The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

             Employee Unit Options                   2002           2001
------------------------------------------------------------------------------

Expected life from vest date (in years)                  5              5
Risk-free interest rate                              2.75%          4.70%
Volatility                                           69.6%          53.0%
Dividend yield                                           -              -

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee unit options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee unit options.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the following fiscal years:

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



11.  Unit Incentive Plan (continued)

                                                      2002            2001
                                               ---------------------------------

Net loss, as reported                              $(2,707,462)    $(4,649,739)
Add total stock-based compensation, as reported         37,777         148,718
Deduct total stock-based compensation
  determined                                          (376,884)       (650,421)
  under fair value based method for all awards
                                               ---------------------------------
Pro forma net loss                                 $(3,046,569)    $(5,151,442)
                                                ================================

This pro forma impact takes into account options granted since inception of the Plan and is likely to increase in future years as additional options are granted and amortized over the vesting period.

12.  Employee Benefit Plan

The Company sponsors a 401(k) Plan (the "Plan") which stipulates that eligible employees can elect to contribute to the Plan, subject to certain limitations, up to 92% of eligible compensation on a pre-tax basis. The Company may match a portion of employee contributions on a discretionary basis and the amount of matching contributions, if any, will be determined on an annual basis. The Company's contributions totaled $2,899 and $8,289 for the years ended December 31, 2002 and 2001, respectively.

13.  Related Party Transactions

In connection with the organization of the Company, a member of the Board of Managers of the Company agreed to provide his initial capital contribution and, from time to time, additional loans and/or equity capital in the form of cash or cash equivalents in an aggregate amount not to exceed $1,750,000 for the operations and working capital of the Company. This funding, which was in the form of notes payable by the Company, has been completed. In accordance with the funding agreement, $1,681,545, including interest, was converted to common units at the completion of the first round of private equity funding in 2000.

During 2001, this same member and manager provided bridge financing to the Company in the form of notes payable totaling $1,098,150. On December 31, 2001 the loan balance and accrued but unpaid interest totaling $20,358, was converted into 497,115 Class A 4% Redeemable Convertible Preferred Units and 497,115 common unit purchase warrants. No cash interest was paid by the Company on the loans in 2001.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


13.  Related Party Transactions (continued)

During 2002, the Company borrowed $345,149 from this same member and manager under the same terms as previous borrowings (see Note 6). As of December 31, 2002, the outstanding borrowings, including accrued interest of $25,688, were converted to common units at a price of $1.50 per unit. The common units are subject to the same anti-dilution provisions as the Preferred Units. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants resulting in a fair value of $61,806 recorded as interest expense in the 2002 statement of operations.

In connection with the Company's placement of its Series 1 Notes and Series 1 Warrants as of December 31, 2002, the Company recorded cash commissions and non-accountable expenses totaling $261,000 to an investment bank and issued warrants to purchase $348,000 in lots, each lot consisting of its Series 1 Notes and its Series 1 Warrants. A member of the Board of Managers is the president of the investment bank.

In connection with the Company's private placement of its Class A 4% Redeemable Convertible Preferred Units, which closed on December 31, 2001, the Company paid cash commissions and non-accountable expenses to an investment bank totaling $131,158 and issued 58,292 warrants (2001 Placement Agent Warrants) to purchase a Preferred Unit consisting of one Preferred Unit and one common unit purchase warrant to purchase one common unit at an exercise price of $2.25 per unit, subject to adjustment in certain circumstances. The exercise of the 2001 Placement Agent Warrant is $2.48 per lot.

In connection with the Company's private placement of its common units, which closed on December 29, 2000, the Company paid cash commissions to the Placement Agent totaling $557,398, and issued warrants (2000 Placement Agent Warrants) to purchase an aggregate of 297,280 common units. The exercise price of the 2000 Placement Agent Warrants is $1.65 per unit.

In consideration for consulting services rendered during 2001, the Placement Agent was granted warrants dated as of August 1, 2001 (2001 Consultancy Warrants) to purchase 85,460 common units at an exercise price of $1.65 per unit. In consideration for consulting services rendered during 2002, the Placement Agent was issued warrants (2002 Consultancy Warrants) to purchase 38,862 lots, each lot consisting of (i) one Class A 4% Redeemable Convertible Preferred Unit and (ii) one common unit purchase warrant. The exercise price of the 2002 Consultancy Warrants is $2.48 per lot.

                            DOBI Medical Systems, LLC
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


13.  Related Party Transactions (continued)

The Company had a consulting agreement with one of the equity holders of Dynamics Imaging, Inc. Under the terms of this agreement, which commenced in December 1999, the Company paid this individual a monthly fee of $10,106 plus an additional fee to cover a portion of the cost of certain benefits. The Company recorded an expense of approximately $33,800 and $130,500 in 2002 and 2001, respectively, for these consulting services. The agreement terminated on April 1, 2002.

14.  Subsequent Events

Effective January 1, 2003 and pursuant to the approval by the holders of the common units of the Company at a Special Meeting of the Holders of the Common Units on December 18, 2002, the Company was converted from a Delaware limited liability company to a Delaware corporation.

The Company completed its private placement of its Series 1 Notes and Series 1 Warrants on January 31, 2003 for gross proceeds of $3,373,000. In connection with this financing, the Company incurred transaction expenses totaling $501,205, and issued Series 1 Placement Agent Warrants to purchase $500,600 in "lots", each lot consisting of a Series 1 Note and a Series 1 Warrant. The exercise price of the Series 1 Placement Agent Warrants is 110% of the price paid by investors. The fair value of the Series 1 Placement Agent Warrants is approximately $0.22 per warrant.

As of January 31, 2003, both the conversion price of the Preferred Units and the exercise price of the warrant have been reduced to $1.50 per common unit pursuant to the conversion price adjustment provisions granted to the Class A 4% Redeemable Convertible Preferred Unit investors, since as of January 31, 2003, the common units of the Company have not been listed on a major exchange. The Company extended the above-mentioned anti-dilution provisions to the earlier of the closing of a qualified financing or December 31, 2003.

                              Financial Statements

                           DOBI Medical Systems, Inc.
                          (A Development Stage Company)

                     For the Nine Months Ended September 30,
                 2003 and 2002 and For the Period from September
                    7, 1999 (Inception) to September 30, 2003
                                   (Unaudited)

                           DOBI Medical Systems, Inc.

                                      Index


Financial Statements

         Balance Sheet at September 30, 2003 (Unaudited)                             2

         Statements of Operations (Unaudited) for the nine months ended
                  September 30, 2003 and 2002 and for the period from
                  September 7, 1999 (Inception) to September 30, 2003                3

         Statements of Shareholders' Deficit (Unaudited) for the period
                  from September 7, 1999 (Inception) to September 30, 2003           4

         Statements of Cash Flows (Unaudited) for the nine months ended
                  September 30, 2003 and 2002 and for the period from September
                  7, 1999 (Inception) to September 30, 2003                          5-6

         Notes to Financial Statements                                               7-27

                           DOBI MEDICAL SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   (UNAUDITED)
                              AT SEPTEMBER 30, 2003

                                     ASSETS

Current assets:
      Cash and cash equivalents                                                         $   833,718
      Deferred financing costs                                                              388,385
      Prepaid expenses and other current assets                                             383,754
                                                                                       -------------
         Total current assets                                                              1,605,857

Property and equipment, net                                                                  25,158
Intangible assets, net                                                                       39,132
Other assets                                                                                 62,489
                                                                                       -------------
         TOTAL ASSETS                                                                   $ 1,732,636
                                                                                       =============

                                  LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Series 1 Convertible Notes payable - current portion                              $ 3,220,756
      Series 2 Convertible Notes payable - current portion                                1,300,068
      Accounts payable                                                                      771,516
      Accrued expenses                                                                      815,154
      Demand notes payable                                                                  142,500
      Deferred revenue                                                                       43,645
                                                                                       -------------
         Total current liabilities                                                        6,293,639

Other liabilities:
      Series 1 Convertible Notes payable - long-term portion                                     --

Shareholders' (deficit) equity
      Class A 4% redeemable convertible preferred shares,
           2,500,000 shares authorized, 982,884 shares issued and outstanding             1,271,234
           (liquidation preference $2,211,489)
      Common stock, $.001 par value; authorized 95,000,000 shares;
           issued and outstanding 25,165,916 shares                                          25,168
      Additional paid-in capital                                                          9,314,201
      Deficit accumulated during development stage                                      (15,171,606)
                                                                                       -------------
         Total shareholders' deficit                                                     (4,561,003)
                                                                                       -------------
         TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                    $ 1,732,636
                                                                                       ==============

           (A)
           Deferred financing internal statements include
           warrant costs which are reclassified against Conv Notes                          257,676

                           DOBI MEDICAL SYSTEMS, INC.
                          (A Development Stage Company)

                            Statements of Operations
                                   (Unaudited)


                                                                                                 Period from
                                                                                              September 7, 1999
                                                                Nine Months Ended               (Inception) to
                                                                  September 30,                  September 30,
                                                         2003                   2002                  2003
                                                     --------------      ------------------     ---------------


Research and development expenses                          $ 851,471              $ 712,040           $ 6,599,528
General and administrative expenses                        1,082,992                581,198             3,979,981
Clinical program expenses                                    251,418                 47,553             1,666,959
Sales and marketing expenses                                 318,633                218,498             1,668,564
Interest expense                                           1,078,301                 20,670             1,435,872
Interest income                                                 (330)                (7,741)             (179,298)
                                                        -------------          -------------        ---- ---------
Net loss                                                $ (3,582,485)          $ (1,572,218)        $ (15,171,606)
                                                        =============          =============        ==============

                                                                 DOBI MEDICAL SYSTEMS, LLC
                                                               (A DEVELOPMENT STAGE COMPANY)

                                                            STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                        (UNAUDITED)



                                                CLASS A REDEEMABLE
                                                   CONVERTIBLE                                   ADDITIONAL        SHARE
                                                    PREFERRED             COMMON STOCK            PAID-IN      SUBSCRIPTION
                                               SHARES     AMOUNT      SHARES       AMOUNT         CAPITAL          NOTE
                                             ---------  ---------   ---------   ----------      ------------      ------
Initial capital contribution                        --  $      --  16,500,000    $ 750,000   $            -- $  (225,000)
Issuance of membership interests for the
   purchase of the net assets of Dynamics
   Imaging, Inc.                                                    3,500,000      159,091
Net loss
                                             ------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                                         20,000,000      909,091                      (225,000)
Conversion of promissory notes to
   membership shares                                                1,175,565    1,763,348
Capital contributions for the purchase of
   membership shares                                                3,701,459    5,552,188
Transaction costs in connection with the sale
   of membership shares                                                           (923,499)
Placement agent common warrants                                                   (193,000)          193,000
Share-based compensation                                                                               1,213
Interest receivable on share subscription note                                                                    (1,125)
Net loss loss
                                             ------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                                         24,877,024    7,108,128           194,213    (226,125)
Conversion of promissory notes to
   membership shares                           497,115    745,673
Capital contributions for the purchase of
   membership shares                           485,769    728,654
Fair value of private placement common
   warrants                                                                                          737,161
Transaction costs in connection with the sale
   of membership shares                                  (414,837)
Issuance of consulting common warrants                                                                55,000
Placement agent unit warrants                             (56,000)                                    56,000
Interest receivable on share subscription note                                                                   (13,500)
Share-based compensation                                                                             148,718
Net loss
                                             ------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                     982,884  1,003,490  24,877,024    7,108,128         1,191,092    (239,625)
Conversion of promissory notes to
   membership shares                                                  247,225      370,837            61,806
Transaction costs in connection with the sale
   of membership shares                                   (59,978)
Payment of Dividends - Class A Preferred                                                             (88,459)
Payment of Subscription Note                                                                                     239,625
Issuance of consulting common warrants                                                                11,464
Placement agent unit warrants                                                                         73,403
Fair value of detachable Series 1 Warrants                                                           458,000
Share value accretion                                     175,242                                   (175,242)
Share-based compensation                                               31,250       37,500            37,777
Net loss
                                             ------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                     982,884  1,118,754  25,155,499    7,516,465         1,569,841          --
Conversion from LLC to Corporation                                              (7,491,310)       7,491,310
Share-based compensation                                               10,417           13            38,193
Placement agent common warrants                                                                       61,454
Fair value of detachable Series 1 & 2
   Warrants                                                                                          350,113
Class A Preferred Shares dividends                                                                   (44,230)
Share value accretion                                     152,480                                   (152,480)
Net loss
                                             ------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 2003                    982,884 $1,271,234  25,165,916     $ 25,168       $ 9,314,201        $ --
                                             ------------------------------------------------------------------------------

                                                                 DOBI MEDICAL SYSTEMS, LLC
                                                               (A DEVELOPMENT STAGE COMPANY)

                                                            STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                        (UNAUDITED)
                                                                        (CONTINUED)

      DEFICIT
    ACCUMULATED
       DURING
    DEVELOPMENT
       STAGE           TOTAL
      -------          -----

Initial capital contribution                     $        --   $    525,000
Issuance of membership interests for the
   purchase of the net assets of Dynamics
   Imaging, Inc.                                                    159,091
Net loss                                          (1,219,293)    (1,219,293)
                                             ------------------------------------
BALANCE, DECEMBER 31, 1999                        (1,219,293)      (535,202)
Conversion of promissory notes to
   membership shares                                              1,763,348
Capital contributions for the purchase of
   membership shares                                              5,552,188
Transaction costs in connection with the sale
   of membership shares                                            (923,499)
Placement agent common warrants
Share-based compensation                                              1,213
Interest receivable on share subscription note                       (1,125)
Net loss loss                                     (3,012,627)    (3,012,627)
                                             ------------------------------------
BALANCE, DECEMBER 31, 2000                        (4,231,920)     2,844,296
Conversion of promissory notes to
   membership shares                                                745,673
Capital contributions for the purchase of
   membership shares                                                728,654
Fair value of private placement common
   warrants                                                         737,161
Transaction costs in connection with the sale
   of membership shares                                            (414,837)
Issuance of consulting common warrants                               55,000
Placement agent unit warrants                                             -
Interest receivable on share subscription note                      (13,500)
Share-based compensation                                            148,718
Net loss                                          (4,649,739)    (4,649,739)
                                             ------------------------------------
BALANCE, DECEMBER 31, 2001                        (8,881,659)       181,426
Conversion of promissory notes to
   membership shares                                                432,643
Transaction costs in connection with the sale
   of membership shares                                             (59,978)
Payment of Dividends - Class A Preferred                            (88,459)
Payment of Subscription Note                                        239,625
Issuance of consulting common warrants                               11,464
Placement agent unit warrants                                        73,403
Fair value of detachable Series 1 Warrants                          458,000
Share value accretion                                                     -
Share-based compensation                                             75,277
Net loss                                          (2,707,462)    (2,707,462)
                                             ------------------------------------
BALANCE, DECEMBER 31, 2002                       (11,589,121)    (1,384,061)
Conversion from LLC to Corporation                                        -
Share-based compensation                                             38,206
Placement agent common warrants                                      61,454
Fair value of detachable Series 1 & 2
   Warrants                                                         350,113
Class A Preferred Shares dividends                                  (44,230)
Share value accretion                                                     -
Net loss                                          (3,582,485)    (3,582,485)
                                             ------------------------------------
BALANCE, SEPTEMBER 30, 2003                    $ (15,171,606) $  (4,561,003)
                                             ------------------------------------



                           DOBI MEDICAL SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                                                       Period from
                                                                                                                   September 7, 1999
                                                                                Nine Months Ended September 30,      (Inception) to
                                                                                    2003              2002        September 30, 2003
                                                                                 -----------       ------------   ------------------
OPERATING ACTIVITIES
Net loss                                                                        $ (3,582,485)     $ (1,572,218)      $ (15,171,607)
Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                     36,526            48,679             192,536
    Amortization of financing costs                                                  408,539              -                465,958
    Loss on sale of equipment                                                         -                 -                      334
    Write-off of purchased in-process research and development costs                  -                 -                1,023,525
    Share-based compensation                                                          25,707            28,334             213,415
    Interest receivable in connection with share subscription notes charged           -                 (6,763)            (14,625)
    to quity
    Common stock warrants and options for consulting                                  -                 -                   66,464
    Common stock for consulting services                                              12,500            -                   50,000
    Accrued interest converted to equity                                              -                 -                  125,196
    Accretion of discount on Series 1and 2 convertible notes                         465,118            -                  550,437
    Common stock warrants in connection with conversion of notes payable              -                 -                   61,806
    Changes in assets and liabilities:
       Decrease (increase) in other current assets                                  (255,729)          (15,039)           (288,532)
      (Increase) in other assets                                                     (64,501)          (75,000)            (77,124)
       Increase (decrease) in accounts payable                                       443,706           (32,682)          1,036,992
       Increase (decrease) in accrued expenses                                       459,387          (128,789)            463,547
       Increase in deferred revenue                                                   43,645              -                 43,645
                                                                                 -----------       ------------        -----------
Net cash used in operating activities                                             (2,007,587)       (1,753,478)        (11,258,033)

INVESTING ACTIVITIES
Purchase of business, net of cash received                                            -                 -                 (500,000)
Purchase of equipment                                                                (12,642)           (2,825)           (110,281)
Patent costs                                                                          -                 -                  (43,022)
Proceeds from sale of equipment                                                       -                 -                      250
                                                                                 -----------       ------------        -----------
Net cash used in investing activities                                                (12,642)           (2,825)           (653,053)

FINANCING ACTIVITIES
Proceeds from founding members                                                        -                 -                  525,000
Cash paid for costs associated with equity transactions                               -                (27,189)           (294,355)
Cash paid for costs associated with debt transactions                               (361,231)          (39,659)           (719,486)
Net cash proceeds from sale of common stock                                           -                 -                4,628,688
Deferred offering costs                                                               -                 -                  (75,000)
Proceeds from subscriptions receivable - Class A preferred shares                     -                940,020             940,020
Dividends - Class A                                                                  (44,229)          (44,230)           (132,688)
Proceeds from share subscription note - related party                                 -                200,000             239,625
Proceeds from Series 1 and Series 2 Convertible Notes                              2,513,500           350,000           4,803,500
Proceeds from notes payable, net                                                     142,500           345,149           3,083,799
Repayment of notes payable                                                           (25,000)            -                (254,300)
                                                                                 -----------       ------------        -----------
Net cash provided by financing activities                                          2,225,540         1,724,091          12,744,803

(Decrease) increase in cash and cash equivalents                                     205,310           (32,212)            833,717
Cash and cash equivalents at beginning of year/period                                628,407            55,167                -
                                                                                 -----------       ------------        -----------
Cash and cash equivalents at end of year/period                                    $ 833,718          $ 22,955           $ 833,717
                                                                                 ===========       ============        ===========



                           DOBI MEDICAL SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                  (CONTINUED)


                                                                                                                       Period from
                                                                                                                   September 7, 1999
                                                                                Nine Months Ended September 30,      (Inception) to
                                                                                    2003              2002        September 30, 2003
                                                                                 -----------       ------------   ------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                               $ 1,189             $ -               $ 2,733
                                                                                 ===========       ============        ===========
Purchase of business, net of cash received:
    Fair value of assets purchased                                                    -                 -               $ (109,693)
    Acquisition of in-process research and development costs                          -                 -               (1,023,525)
    Assumption of promissory notes                                                    -                 -                  417,877
    Transaction costs                                                                 -                 -                   56,250
    Issuance of shares                                                                -                 -                  159,091
                                                                                 -----------       ------------        ------------
Net cash used to acquire business                                                   $ -               $ -               $ (500,000)
                                                                                 ===========       ============        ===========
Non-cash investing and financing activities:
    Conversion of notes payable and accrued interest to shares                       $ -               $ -             $ 3,252,693
                                                                                 -----------       ------------       ============
    Share subscription note                                                          $ -               $ -               $ 239,625
                                                                                 -----------       ------------       ============
    Transaction costs in accrued expenses in connection with
       sale of common shares                                                          -                 -                  $ 2,750
                                                                                      -                 -              ===========
    Issuance of common warrants for consulting                                      $ 17,138          $ 18,890           $ 256,311
                                                                                 ===========       ============        ===========
    Accretion of Class A redeemable convertible preferred shares                    $ 99,473          $ 83,892           $ 274,715
                                                                                 ===========       ============        ===========

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


1.    ORGANIZATION OF BUSINESS

DOBI Medical Systems, Inc. (the "Company") was organized on September 7, 1999 as a Delaware limited liability company ("LLC"). Effective January 1, 2003, the Company converted from a Delaware limited liability company to a Delaware corporation.

The Company was formed to acquire and further develop a new technology for imaging of the human body referred to as Dynamic Functional Imaging. On December 8, 1999, the Company acquired certain assets, including the research, technology, all intellectual property rights and other assets and assumed certain liabilities of Dynamics Imaging, Inc. in exchange for $500,000 in cash and a 17.5% membership interest (equal to 3.5 million common units with a value of $159,091) in DOBI Medical Systems, LLC. The transaction was accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based on estimated fair values at the date of acquisition.

As part of the allocation of the purchase price, management determined that intangible assets with an assigned value of $1,023,525 represented purchased in-process research and development costs since significant additional costs will be required for clinical trials and Food and Drug Administration ("FDA") approval prior to marketing a commercial product. The technology purchased has no alternative use and there can be no assurances that the Company can obtain FDA approval with the acquired technology before it needs additional funds (see
Note 2). As such, the $1,023,525 of acquired in-process research and development was charged to research and development expense in 1999.

In December 2003, the Company completed a reverse merger with Lions Gate Investment Limited (a public company). See Subsequent Events, Note 12.


2.    BASIS OF PRESENTATION

The Company's principal activities to date have been in the research and development of a medical diagnostic system known as the Dynamic Optical Breast Imaging or "DOBI" System, which is an optically-based medical device for improved diagnosis of breast cancer as a compliment to mammography. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


2.    BASIS OF PRESENTATION (CONTINUED)

The unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and, in the opinion of management, contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of these financial statements. Operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

Certain retroactive adjustments have been made to the financial statements presented for the periods prior to January 1, 2003 to reflect the company as a corporation (rather than a limited liability company) on a proforma basis since inception. The term "units" has been replaced with the term "shares" to reflect the Company's status as a corporation when referring to various financial and equity instruments.

The Company is currently a development stage enterprise and its continued existence is dependent upon its ability to generate capital, principally by obtaining additional debt and/or equity financing. The Company has yet to generate cash flows from operations.

In the event that the Company is unable to obtain debt or equity financing the Company may have to cease or severely curtail its operations. This would materially impact the Company's ability to continue as a going concern. Management has been able to raise the capital necessary to reach this stage of product development and has been able to obtain funding for operating requirements to date. There is no assurance that, if and when FDA marketing clearance is obtained, the DOBI System will achieve market acceptance or that the Company will achieve a profitable level of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with financial institutions and money market instruments. The Company places its cash and cash equivalents with high quality financial institutions and, to date, has not experienced losses on any of its balances. At times, cash balances held at financial institutions were in excess of federally insured limits.

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


 3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Expenditures for routine maintenance and repairs are charged against operations. Major replacements, improvements and additions are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective account, and any resulting gain or loss is reported as income or expense.

Long-Lived Assets

Effective January 1, 2002, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 144 did not have an impact on the Company's financial position or results of operations.

In accordance with this standard, the Company performs impairment tests on its long-lived assets when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to market value.

Intangible Assets

Effective January 1, 2002, the Company adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("FAS 142"). FAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of FAS 142. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

The Company's intangible assets consist of the costs of filing various United States and international patents and are amortized on a straight-line basis over the expected useful lives of the respective patents, generally five to ten years.

Deferred Financing and Offering Costs

For the nine months ended September 30, 2003 and 2002, the Company recorded $422,685 and $84,659 respectively of financing costs related to its Series 1 and Series 2 Convertible Notes. Such costs were capitalized and are being amortized using the straight-line method over the term of the Series 1 and Series 2 Convertible Notes. Amortization, which is included in interest expense for the nine months ended September 30, 2003 and 2002 totaled $408,539 and $0, respectively.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During 2002, the Company paid a non-refundable retainer fee of $75,000 to a placement agent in connection with a proposed financing. This amount was deferred and reflected under the caption, "prepaid expenses and other current assets," in the 2002 balance sheet. In 2003, this proposed financing failed and the $75,000 fee was expensed.

Research and Development

Research and development costs are expensed as incurred.

Guarantees of Indebtedness of Others

The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." FIN 45 addresses the disclosures requirements of a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. FIN 45 also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for our first quarter ending March 31, 2003. The liability recognition requirements will be applicable prospectively to all guarantees issued or modified after December 31, 2002.

Accounting for Costs Associated with Exit or Disposed Activities

The FASB issued Statement of Financial Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 replaces the existing guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal actives initiated after December 31, 2002.

Accounting for Equity Based Compensation

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


3.      SUMMARY OF SIGNIFICANT 2003 2002 ACCOUNTING POLICIES (CONTINUED)

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS 148"). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123, which requires disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

During nine months ended September 30, 2003 and 2002, the Board of Managers granted 440,000 and 1,017,500 options. These options have an exercise price of $.90 per share and expire 10 years from the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options was estimated at the date of grant using a Black-Scholes option pricing model. In accordance with Emerging Issues Task Force Issue No. 96-18, expense generally must be recorded based on the fair value of the units on the vesting date. The expense recorded for the nine months ended September 30, 2003 and 2002 was $25,707 and $28,333, respectively.

The following table summarizes information about unit options outstanding at September 30, 2003 and 2002:


                                          2003                                  2002
 --------------------------------------------------------------------------------------------------
                                        WEIGHTED                        WEIGHTED
                                         AVERAGE                         AVERAGE
                                        EXERCISE          UNIT          EXERCISE         UNIT
                                          PRICE         OPTIONS           PRICE        OPTIONS
 --------------------------------------------------------------------------------------------------
 Options outstanding, beginning
     of year                               $1.48      2,750,000            $1.81     2,008,750
         Granted                            0.90        440,000              .90     1,017,500
         Exercised                           -             -                -            -
         Forfeited                          1.74       (400,000)            1.62      (118,750)
                                    ---------------------------------------------------------------
Options outstanding, end of year           $1.35      2,790,000            $1.50     2,907,500
                                    ===============================================================
Options exercisable, end of year           $1.40      1,538,687            $1.37     1,394,149
                                    ===============================================================

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Unit options outstanding at September 30, for each of the following classes of options, by exercise price, are summarized as follows:

                                        WEIGHTED-AVERAGE
                                         REMAINING           NUMBER OF UNIT
                                        CONTRACTUAL            OPTIONS
                          NUMBER OF         LIFE              CURRENTLY
     EXERCISE PRICE     UNIT OPTIONS                         EXERCISABLE
   -------------------------------------------------------------------

         $1.50             975,000      7.4 years         599,111
         $2.25             497,500      7.0 years         278,750
         $0.90           1,317,500      9.0 years         660,826


The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the nine months ended September 30, 2003 and 2002:

            Expected life from vest date (in years)                 5
            Risk-free interest rate                             2.75%
            Volatility                                          69.6%
            Dividend yield                                          -

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the following nine months ended September 30:



                                                                  2003               2002
                                                          ----------------------------------------
Net loss, as reported                                     $(3,582,485)        $(1,572,218)
Add total stock-based compensation, as reported                25,706              28,335
Deduct total stock-based compensation determined
     under fair value based method for all awards            (300,308)           (283,384)
                                                          ----------------------------------------
Pro forma net loss                                         $(3,857,087)        $(1,827,267)
                                                          ========================================

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

This pro forma impact takes into account options granted since inception of the Plan and is likely to increase in future years as additional options are granted and amortized over the vesting period.

Accounting for Financial Instruments with Characteristics of Both Liabilities and Equity

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 addresses certain financial instruments that, under previous guidance, could be accounted for as equity, but now must be classified as liabilities in statements of financial position. These financial instruments include: 1) mandatorily redeemable financial instruments, 2) obligations to repurchase the issuer's equity shares by transferring assets, and 3) obligations to issue a variable number of shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The Company adopted the above pronouncements during the current year and there was no material effect on the Company's financial statements.

Income Taxes

The Company was treated as a limited liability company ("LLC") for federal and state income tax purposes through December 31, 2002 and did not incur income taxes as its earnings and losses were included in the tax returns of the members.

Effective as of January 2, 2003, the Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. No provision for income taxes has been recorded in the financial statements as a result of continued losses. Any benefit for income taxes as a result of utilization of net operating losses may be limited as a result of a change in control (see Subsequent Events - Note 12).

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


3.       SUMMARY OF SIGNIFICANT SEPTEMBER 30, ACCOUNTING POLICIES (CONTINUED)
         2003

Recently Issued Accounting Standards

The following pronouncements have been issued by the FASB:

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of the SFAS
133. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after September 30, 2003, with certain exceptions, and (2) for hedging relationships designated after September 30, 2003. The guidance is to be applied prospectively.

Management does not believe that the adoption of any of these pronouncements will have a material effect on the Company's financial statements.


4.       PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                                                        SEPTEMBER 30,
                                                             2003
                                                       -----------------
Computer software and equipment                             $118,346
Furniture, fixtures and equipment                             26,192
                                                       -----------------
                                                             144,538
Less accumulated depreciation and amortization              (119,380)
                                                       -----------------
Property and equipment, net                                $  25,158
                                                       =================

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


4.       PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation and amortization expense was $20,596 and $32,217 for the nine months ended September 30, 2003 and 2002, respectively.


5.       INTANGIBLE ASSETS

Intangible assets consisted of:

                                                           SEPTEMBER 30,
                                                                 2003
                                                        ---------------------

           Patents                                             $112,128
           Less accumulated amortization                        (72,996)
                                                        ---------------------
           Intangible assets, net                             $  39,132
                                                        =====================

The weighted-average amortization period for the patents is approximately five years. Amortization expense for nine months ended September 30, 2003 and 2002 related to patents totaled $15,930 and $16,462, respectively. Amortization expense for the next five years is estimated as follows:

           For the Fiscal Year Ending:
                    2003                                          $21,239
                    2004                                           21,239
                    2005                                            4,572
                    2006                                            2,426
                    2007                                              481


6.       NOTES PAYABLE

As part of the acquisition of Dynamics Imaging, Inc., the Company assumed approximately $418,000 of Series Promissory Notes ("Notes") with a related party. These Notes bore interest at 10% per year, were payable on demand or within 180 days of issuance and were collateralized by all of the Company's intellectual property and other assets. As of December 31, 1999, borrowings totaling $600,498 were outstanding with this related party under the identical terms of the original issue. Subsequent to the acquisition, the Company borrowed an additional $1,004,000 in 2000 from this related party, of which $899,000 was under the same terms as the Notes and $105,000 was under Unsecured Demand Promissory Notes ("Unsecured Notes"), which bore interest at 10% per year. Further, $309,000 was borrowed under the Unsecured Notes from a second related party. As of December 31, 2000, outstanding borrowings totaling $1,763,348 with these related parties, including accrued interest of $79,150, were converted to common units and $229,300, including accrued interest of $1,500, was repaid.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


6.       NOTES PAYABLE (CONTINUED)

During 2001, the Company borrowed $1,098,150 from this related party under the same terms as previous borrowings. As of December 31, 2001, all outstanding borrowings, including accrued interest of $20,358, were converted to Class A redeemable convertible preferred shares.

Series 1 Convertible 8% Notes and Series 1 Warrants

In 2002, the Company authorized the private placement of up to $4,000,000 in "lots", each lot consisting of one Series 1 Convertible 8% Note ("Series 1 Notes") and one Series 1 Warrant ("Series 1 Warrants") exercisable for securities of the Company having a dollar value equal to 100% of the principal amount of the corresponding Series 1 Note. Principal and interest related to the Series 1 Notes are repayable within 10 days following the closing of a qualified debt or equity financing, as defined, or on their respective maturity dates 13 months from their dates of issuance, which range from July 12, 2002 through January 31, 2003. In the event of a voluntary or involuntary liquidation, the Series 1 Notes are senior to all other unsecured indebtedness. The Series 1 Notes are convertible, on the same terms and conditions, into securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.20 per share. The Series 1 Warrants, which expire on the earlier of i) any reorganization or reclassification of the equity securities for the Company, ii) any consolidation or merger of the Company in which the Company is not the surviving entity, iii) the sale or disposition by the Company of all or substantially all of its assets, or iv) August 31, 2009, are exercisable, on the same terms and conditions, for securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.20 per share.

As of September 30, 2003, the Company sold $3,373,000 of its Series 1 Notes and Series 1 Warrants. In connection with this financing, the Company incurred and deferred a total of $610,313 in transaction related expenses which included the issuance of placement agent unit warrants (the "Series 1 Placement Agent Warrants") to purchase $500,600 in "lots", each lot consisting of a Series 1 Note and a Series 1 Warrant. The exercise price of the Series 1 Placement Agent Warrants is 110% of the price paid by investors ($1.32 per lot). The fair value of the Series 1 Placement Agent Warrants is approximately $0.21 per warrant, or $109,108 in total, using the Black-Scholes option pricing model. Amortization of transaction related expenses totaled $402,908 for the nine months ended September 30, 2003.

As of September 30, 2003, the Series 1 Notes are recorded at their original discounted value, by deducting and recording in paid-in capital, the estimated fair value, using the Black-Scholes option pricing model for the Series 1 Warrants totaling $674,600. The original issue discount on the Series 1 Notes is accreted over their 13-month term and totaled $462,037 for the nine months ended September 30, 2003.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


6.       NOTES PAYABLE (CONTINUED)

Series 2 Subordinated Convertible 12% Notes and Series 2 Warrants

In 2003, the Company authorized the private placement of up to $3,000,000 in "lots", each lot consisting of one Series 2 Subordinated Convertible 12% Note ("Series 2 Notes") and one Series 2 Warrant ("Series 2 Warrants") exercisable for securities of the Company having a dollar value equal to 100% of the principal amount of the corresponding Series 2 Note. At the election of the Company, the Series 2 Notes shall be converted into the Company's Common Stock at a price equal to the price of common shares issued pursuant to a Qualified Financing. A Qualified Financing is defined as the sale or a series of sales of equity securities by the Company with gross proceeds of not less than $5,000,000. A Qualified Financing also includes any merger or consolidation to which the Company is a party, and in which the party to the merger other than the Company immediately prior to the effective time of the merger or consolidation, has cash and cash equivalents, of not less than $5,000,000. The Series 2 Notes have respective maturity dates 13 months from their dates of issuance, which range from October 13, 2004 through October 30, 2004`. In the event of a voluntary or involuntary liquidation, the Series 2 Notes are subordinate in right of payment of outstanding principal balances and accrued interest to all Series 1 Noteholders, but senior to other unsecured indebtedness of the Company incurred for borrowed money. The Series 2 Notes are convertible, on the same terms and conditions, into securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.20 per share. The Series 2 Warrants are exercisable at $1.20 per share for a share of the Company's Common Stock, subject to adjustments under certain circumstances. Warrants expire on December 31, 2008.

As of September 30, 2003, the Company sold $1,430,500 of its Series 2 Notes and Series 2 Warrants. In connection with this financing, the Company incurred and deferred a total of $244,030 in transaction related expenses which included the issuance of placement agent warrants (the "Series 2 Placement Agent Warrants") to purchase $143,050 in "lots", each lot consisting of a Series 2 Note and a Series 2 Warrant. The exercise price of the Series 1 Placement Agent Warrants is 110% of the price paid by investors ($1.32 per lot). The fair value of the Series 2 Placement Agent Warrants is approximately $0.27 per warrant, or $25,749 in total, using the Black-Scholes option pricing model. Amortization of transaction expenses for the nine months ended September 30, 2003 was $5,631.

As of September 30, 2003, the Series 2 Notes are recorded at their original discounted value, by deducting and recording in paid-in capital, the estimated fair value, using the Black-Scholes option pricing model for the Series 2 Warrants totaling $133,513. The original issue discount on the Series 2 Notes is accreted over their 13-month term and totaled $3,081 for the nine months ended September 30, 2003.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


7.       DEMAND NOTES PAYABLE

During the nine months ended September 30, 2003, The Company borrowed $142,500 from a related party under the same terms as previous borrowings.


8.       SHAREHOLDERS' (DEFICIT) EQUITY

Pursuant to the approval of the holders of common units of the Company at a Special Meeting of the Holders of the Common Units on December 18, 2002, the Company was converted, as of January 1, 2003, from a Delaware limited liability company to a Delaware corporation. In accordance with the Certificate of Incorporation approved at that meeting, the Company is authorized to issue 95,000,000 common shares, 2,500,000 Class A 4% redeemable convertible preferred shares, and 2,500,000 preferred shares.

Through December 31, 2002 the Board of Managers has had sole and complete discretion in determining the issuance of units, including terms, conditions or rights of the units, the number of units to be issued and the price of each issuance. Initially, the Board of Managers authorized 20 million common units. The admission of new members or an increase in a member's interest due to additional capital contributions or the issuance of options, warrants, awards or convertible securities was deemed to automatically increase the number of authorized units. Effective January 1, 2003, the Board of Directors is authorized to administer these duties in accordance with the by-laws of the Company.

Class A 4% Redeemable Convertible Preferred Shares

On June 25, 2001, the Board of Managers authorized up to 2,500,000 shares of membership interest to be designated as Class A 4% Redeemable Convertible Preferred Shares (the "Preferred Shares"). Preferred Shares are non-voting securities with a liquidation value of $2.25 per unit and are entitled to a dividend at the rate of four percent (4%) per year on the liquidation value of each Preferred Share outstanding, in cash, semi-annually on June 30 and December 31 each year. Each Preferred Share outstanding will be redeemed for 100% liquidation value at the earlier of (i) December 31, 2006, or (ii) the closing of any transaction in which the common units are redeemable or exchangeable in full for cash or any combination of cash, securities or other property.

Upon liquidation or dissolution of the Company, the remaining assets of the Company shall be distributed first, to the payment of all taxes, unpaid wages, debts and liabilities of the Company (including debts and liabilities to shareholders); second, to holders of any classes of ownership interests having rights senior to the rights of the Preferred Shares; third, to the payment of accrued but unpaid dividends to the Class A shareholders on their outstanding Preferred Shares; fourth, to the holders of the Preferred Shares, at the liquidation value per Preferred Share; fifth, to holders of any classes or groups of shareholder interests in the Company having rights junior to the Preferred Shares; sixth, to the holders of the common shares.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


8.       SHAREHOLDERS' (DEFICIT) EQUITY (CONTINUED)

On December 31, 2001, the Company completed a private placement of its Preferred Shares. In connection with this private placement, the Company issued 982,884 Preferred lots at an issuance price of $2.25 per lot. Each lot consists of one Preferred Share and one warrant to purchase a common share at an exercise price of $2.25. The warrants are exercisable at any time and expire on December 31, 2006, unless the common shares are listed on NASDAQ (National Market or Small Cap Market), the American Stock Exchange, or the New York Stock Exchange ("a major exchange"). If the common shares are listed on a major exchange and the price of the common shares equals or exceeds $3.375 per share for 20 consecutive days, the warrants will automatically expire 45 days after the occurrence of this event. Further, if the common shares are listed on a major exchange or if the Company enters into a transaction exchanging equity securities, the Company has the right to redeem the warrants, upon 45 days written notice, at 50% of the exercise price.

Additionally, as part of this transaction $1,118,508 of promissory notes and accrued interest to a related party were converted at $2.25 per share into 497,115 Preferred Shares in 2001. The Company incurred approximately $414,800 of transaction related expenses, including cash commissions and non-accountable expenses totaling $131,158 to the Placement Agent. In addition, the Placement Agent received 58,292 warrants (the "2001 Placement Agent Warrants") to purchase Preferred lots, each lot consisting of one Preferred Share and one warrant to purchase a common share for $2.25 per common share. The exercise price of the 2001 Placement Agent Warrants is $2.48 per lot. These warrants are exercisable at any time, expire five years from date of issuance and contain certain anti-dilution provisions.

The Preferred Shares are redeemable at $2.25 per Preferred Share or convertible into one common share per Preferred Share. The Preferred Shares are mandatorily redeemable at their liquidation value of $2,211,489 ($2.25 per share). Annual accretion through December 31, 2006 (redeemable date), using the effective interest method, will be as follows:

                              2003                           $  207,791
                              2004                              246,386
                              2005                              292,148
                              2006                              346,410
                                                                -------
                                                             $1,092,735

In August 2002, the Company entered into a three-month consulting agreement with a placement agent and issued 38,862 warrants in October 2002, at the same price and terms as the 2001 Placement Agent Warrants. Using the Black-Scholes option pricing model, the fair value of these warrants totaled $11,464 or approximately $0.29 per warrant.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


8.       SHAREHOLDERS' (DEFICIT) EQUITY (CONTINUED)

Common Shares and Warrants

During 2000, the Company completed a private placement of its common shares. In connection with this private placement, the Company issued 4,877,024 common shares at an issuance price of $1.50 per share. As part of this transaction, approximately $1,680,000 of promissory notes and accrued interest to a related party were converted at $1.50 per share into 1,121,031 shares, and approximately $82,000 of promissory notes and accrued interest due to the Placement Agent were converted at $1.50 per share into 54,335 shares. The Company also incurred approximately $923,500 of transaction-related expenses. Common shares have voting rights equal to one vote for each share held.

As part of the private placement, the Placement Agent received 297,280 warrants (the "2000 Placement Agent warrants") to purchase common shares at 10% above the issuance price ($1.65 per share). These warrants are exercisable at any time, expire four years from the date of issuance and contain certain anti-dilution provisions.

In August 2001, the Company entered into a financial consulting agreement with the Placement Agent and granted warrants (the "2001 Consultancy Warrants") to purchase common shares at the same price and terms as the 2000 Placement Agent warrants.

During 2002, the Company borrowed $345,149 from a related party under the same terms as previous borrowings (see Note 6 and Note 13). As of December 31, 2002, the outstanding borrowings, including accrued interest of $25,688, were converted to common shares at a price of $1.50 per share. The common shares are subject to the same anti-dilution provisions as the Preferred Shares. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants resulting in a fair value of $61,806 recorded as interest expense in the 2002 statement of operations.

9.       COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under an operating lease, which expires on February 14, 2004. The Company is subject to its proportioned share of common area maintenance charges and real estate tax increases. Future minimum lease payments under this non-cancelable lease are as follows:

For the Fiscal Year Ending:
         2003                                                       $115,032
         2004                                                         23,965
                                                                      ------
                                                                    $138,997

Rent expense for the years ended September 30, 2003 and 2002 was $87,981 and $87,207, respectively.

Litigation

Historically, the Company has been involved in disputes and/or litigation encountered in its normal course of business. The Company believes that the ultimate outcome of these proceedings will not have a material adverse effect on the Company's business, financial condition, and results of operations or cash flows.

10.      SHARE INCENTIVE PLAN

Effective September 13, 2000, the Board of Managers established a unit incentive plan (the "Share Plan") to provide for the granting of options to purchase common shares in the Company to the Board of Managers, officers, key employees and consultants at a price not less than the fair market value at the date of grant for "incentive" share options and a price not less than 75% of the fair market value at the date of grant for "non-qualified" options. Under the provisions of the Share Plan, no option will have a term in excess of 10 years.

On December 18, 2002, pursuant to the approval at a Special Meeting of the Holders of the Common Shares, the Share Plan was amended to increase the number of share options available for issuance under the Share Plan to the lesser of 15 percent of the common units outstanding calculated on a fully diluted basis, or 7,000,000 units.

The Share Plan is administered by a Committee named by the Board of Directors and is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per share and the exercise period of each option. Options granted pursuant to the Share Plan generally vest over a four-year period and are subject to accelerated vesting under certain conditions.

11.      RELATED PARTY TRANSACTIONS

In connection with the organization of the Company, a member of the Board of Directors of the Company agreed to provide his initial capital contribution and, from time to time, additional loans and/or equity capital in the form of cash or cash equivalents in an aggregate amount not to exceed $1,750,000 for the operations and working capital of the Company. This funding, which was in the form of notes payable by the Company, has been completed. In accordance with the funding agreement, $1,681,545, including interest, was converted to common stock at the completion of the first round of private equity funding in 2000.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


11.      RELATED PARTY TRANSACTIONS (CONTINUED)

During 2001, this same director provided bridge financing to the Company in the form of notes payable totaling $1,098,150. On December 31, 2001 the loan balance and accrued but unpaid interest totaling $20,358, was converted into 497,115 Class A 4% Redeemable Convertible Preferred Shares and 497,115 common share purchase warrants. No cash interest was paid by the Company on the loans in 2001.

During 2002, the Company borrowed $345,149 from this same director under the same terms as previous borrowings. In December, 2002, the outstanding borrowings were converted to common stock at a price of $1.50 per share. The common shares are subject to the same anti-dilution provisions as the Preferred Shares. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants.

During 2003, the Company borrowed $250,000 from this same director under the same terms as previous borrowings. As of December 1, 2003, the outstanding borrowings were converted to purchase $250,000 of Series 2 Notes.

In connection with the Company's placement of its Series 1 Notes and Series 1 Warrants through January 31, 2003, the Company recorded cash commissions and non-accountable expenses totaling $337,950 to an investment bank and issued warrants to purchase $450,600 in lots, each lot consisting of its Series 1 Notes and its Series 1 Warrants. A member of the Board of Directors is the president of the investment bank.

In connection with the Company's placement of its Series 2 Notes and Series 2 Warrants through September 30, 2003, the Company recorded cash commissions and non-accountable expenses totaling $171,660 to an investment bank and issued warrants to purchase $143,050 in lots, each lot consisting of its Series 2 Notes and its Series 2 Warrants. A member of the Board of Directors is the president of the investment bank.

In connection with the Company's private placement of its Class A 4% Redeemable Convertible Preferred Shares, which closed on December 31, 2001, the Company paid cash commissions and non-accountable expenses to an investment bank totaling $131,158 and issued 58,292 warrants (2001 Placement Agent Warrants) to purchase a Preferred Unit consisting of one Preferred Share and one common share purchase warrant to purchase one common share at an exercise price of $2.25 per share, subject to adjustment in certain circumstances. The exercise of the 2001 Placement Agent Warrant is $2.48 per lot. A member of the Board of Directors is the president of the investment bank.

In connection with the Company's private placement of its common stock, which closed on December 29, 2000, the Company paid cash commissions to the Placement Agent totaling $557,398, and issued warrants (2000 Placement Agent Warrants) to purchase an aggregate of 297,280 common shares. The exercise price of the 2000 Placement Agent Warrants is $1.65 per share. A member of the Board of Directors is the president of the investment bank.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


11.      RELATED PARTY TRANSACTIONS (CONTINUED)

In consideration for consulting services rendered during 2001, the Placement Agent was granted warrants dated as of August 1, 2001 (2001 Consultancy Warrants) to purchase 85,460 common shares at an exercise price of $1.65 per share. In consideration for consulting services rendered during 2002, the Placement Agent was issued warrants (2002 Consultancy Warrants) to purchase 38,862 lots, each lot consisting of (i) one Class A 4% Redeemable Convertible Preferred Shares and (ii) one common share purchase warrant. The exercise price of the 2002 Consultancy Warrants is $2.48 per lot. A member of the Board of Directors is the president of the investment bank.

The Company had a consulting agreement with one of the equity holders of Dynamics Imaging, Inc. Under the terms of this agreement, which commenced in December 1999, the Company paid this individual a monthly fee of $10,106 plus an additional fee to cover a portion of the cost of certain benefits. The Company recorded an expense of approximately $33,800 in 2002 for these consulting services. The agreement terminated on April 1, 2002. A member of the Board of Directors is the president of the investment bank.

12.      SUBSEQUENT EVENTS

On December 9, 2003, the Company merged into Lions' Gate Investment, Limited ("Lions Gate"), a publicly listed company, with the Company as the surviving entity (the "Merger"). At the time of the Merger, Lions Gate had 8,461,538 shares of common stock outstanding.

For accounting purposes the Company is the acquirer in the transaction, and consequently the transaction will be treated as a recapitalization by the company.

Prior to the Merger, Lions Gate (i) redeemed and cancelled 1,738,462 shares of its outstanding common stock from a director and three other persons for a cash payment of $250,000, and (ii) released to its other director its oil and gas licenses and certain related receivables due from such other director (valued on its books at $10,109) in exchange for 400,000 shares of its common stock held by that director, thereby reducing the total number of shares of common stock outstanding from 10,600,000 to 8,461,538 shares. Effective immediately prior to the merger, the Company engaged in a 1.53846:1 reverse stock split of its outstanding common stock, and made appropriate adjustments to its outstanding warrants, stock options, convertible debt and equity securities.

Simultaneous to the Merger, the Company closed a two-tranche private financing (the "Private Financing") in which the Company received gross proceeds of the first tranche totaling $5,500,000. In connection with the first tranche of the Private Financing, the Company issued 5,500,000 shares of common stock and 2,750,000 three-year warrants to purchase common stock at an exercise price of $1.54 per share (the "Warrants").

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


12.      SUBSEQUENT EVENTS (CONTINUED)

Pursuant to the Merger Agreement, at closing, Lions Gate issued 23,576,174 shares of its common stock to the former security holders of the Company, representing 62.8% of the outstanding Lions Gate common stock following the merger, in exchange for 100% of the outstanding capital stock of the Company and convertible promissory notes, subject to appraisal rights of former the Company stockholders. Included in the shares of capital stock of the Company outstanding prior to the merger were (i) 16,590,920 shares of common stock of the Company, which were converted at the merger on a one-for-one basis into 16,590,920 shares of Lions Gate common stock, and (ii) 982,884 shares of the Company's Class A Convertible Preferred Stock, which were converted at the merger on a 2.25-for-1 basis into 2,211,491 shares of Lions Gate common stock. Convertible promissory notes of the Company outstanding prior to the merger included (i) $1,680,500 of outstanding indebtedness under the Company's Series 2 Convertible Notes, which represented all of the indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 1,718,002 shares of Lions Gate common stock, and (ii) $2,878,000 of outstanding indebtedness under the Company's Series 1 Convertible Notes, which represented all but $270,000 of the principal indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 3,055,761 shares of Lions Gate common stock. The $270,000 of indebtedness left outstanding, plus accrued interest thereon, under the Series 1 Notes remains an outstanding debt obligation of the Company following the merger.

In connection with the Private Placement, the Company incurred cash transaction expenses as follows: (i) placement agent fees totaling $1,020,000, of which $660,000 were paid on closing and $360,000 are due six months from closing; (ii) transaction expenses incurred by the Company's financial consultant and Placement agent totaling $270,000 and: (iii) legal, accounting and other professional fees and expenses incurred by the Company totaling approximately $345,000. In addition, the Company issued 3,770,000 Warrants to the placement agent and it's financial advisors in connection with the first tranche.

The Company used the Black-Scholes option pricing model to determine a fair value of the three-year warrants issued in the Offering. The 3-year warrants were valued at $.14 per share.

Pro Forma Financial Statements

Introduction to Unaudited Proforma Condensed Consolidated Balance Sheet

The following unaudited pro forma condensed consolidated balance sheet, as of September 30, 2003, is based on the historical financial statements of DOBI Medical Systems, Inc. ("DOBI") and Subsidiary and gives effect to the pro form adjustments described herein as though the acquisition had been consummated at September 30, 2003. The acquisition of DOBI will be accounted for as a reverse merger in the form of a recapitalization of DOBI. The pro forma statements of operations have not been provided since the pro forma statements of operations would be substantially identical to the historical statements of operations of DOBI.

                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements


12.      SUBSEQUENT EVENTS (CONTINUED)

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the notes thereto and with the historical financial statements of Lions Gate Investment, Ltd., as filed in its annual report on Form 10-KSB for the year ended July 31, 2003 and in its quarterly report on Form 10-QSB for the quarter ended October 31, 2003 and with the historical financial statements of DOBI included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the company's consolidated financial position that would have been achieved had the merger been consummated at September 30, 2003.

The pro forma adjustments reflect the transactions based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma condensed consolidated balance sheet. However, actual amounts may differ from the pro forma amounts.


                                                                                      Lions Gate Investment, Ltd.
                                                                                  (f/k/a Lions Gate Investment, Ltd.)
                                                                                    Proforma Condensed Balance Sheet
                                                                                           September 30, 2003




                                                          DOBI Medical          DOBI Medical Systems, Inc.            Lions Gate
                                                          Systems, Inc.           Pro Forma Adjustments            Investment, Ltd.
                                                           Historical              (1)            (2)                    Historical
                                                       -----------------------------------------------------------------------------
Assets
Current Assets:
   Cash, and Cash Equivalents                            $   833,718         $ 3,462,820      $ 107,500             $ 1,562
   Accounts Receivable                                          -                                                     10,109
   Prepaid Expenses                                          288,754             724,484                                   -
   Other Current Assets                                       95,000                                                       -
                                                         ----------
Total Current Assets                                       1,217,472                                                  11,671

   Gross Fixed Assets                                        144,539                                                       -
      Less: Accumulated Depreciation                        (119,381)                                                      -
   Intangible Assets                                         112,128                                                       -
      Less: Accumulated Depreciation                         (72,996)                                                      -
                                                         -----------
Net Fixed Assets                                             64,290                                                        -
   Other Assets:
      Deferred Financing Costs                               388,385                           (388,385)                   -
      Other Assets                                            62,489                                                       1
                                                         ----------
Total Other Assets                                           450,874                                                       1
                                                         -----------
Total Assets                                             $ 1,732,636         $ 4,187,304     $ (280,885)            $ 11,672
                                                         ===========         ===========     ===========            ========
                                                                                                                          -
Liabilities & Stockholders Equity
Current Liabilities:
   Accounts Payable                                      $   771,516         $         -      $      -               $ 5,307
                                                                                                     -
   Notes Payable                                             142,500                           (142,500)                   -
   Accrued Expenses                                          815,154             360,000       (215,259)                   -
   Deferred Revenue                                           43,645                                                       -
                                                         ----------
Total Current Liabilities:                                 1,772,815                                                   5,307
Long Term Liabilities:
   Long Term Portion-Bridge Loan                           4,520,824                         (4,050,824)                   -

Total Liabilities                                          6,293,639                                                   5,307

Stockholders Equity
   Preferred Stock                                         1,271,234                         (1,271,234)                   -
   Common Stock                                               25,168                             (1,592)               1,060
   Paid in Capital                                         9,314,201           3,827,304      6,046,585              103,640
      Retained Earnings                                  (15,171,606)                          (646,061)             (98,335)
                                                         -----------                           ---------             -------
Total Stockholders' Equity                                (4,561,003)                                                  6,365
                                                         -----------                                               --------
Total Liabilities & Stockholders Equity                  $ 1,732,636       $ 4,187,304      $(280,885)             $ 11,672
                                                         ===========       ===========      ==========             ========

                                                                                      Lions Gate Investment, Ltd.
                                                                                  (f/k/a Lions Gate Investment, Ltd.)
                                                                                    Proforma Condensed Balance Sheet
                                                                                           September 30, 2003
                                                                                               (Continued)

                                                                             Lions Gate Investment, Ltd.
                                                  Lions Gate                        and Subsidiary
                                               Investment, Ltd.               Merger                Post
                                                Pro Forma Adj.             Pro Forma Adj.         Acquisition
                                                      (3)                         (4)              Pro Forma
                                                ---------------------------------------------------------------
Assets
Current Assets:
   Cash, and Cash Equivalents                            $ (1,562)                 $ -            $ 4,404,038
   Accounts Receivable                                    (10,109)                                          -
   Prepaid Expenses                                                                                 1,013,238
   Other Current Assets                                                                                95,000
                                                                                                  -----------
Total Current Assets                                                                                5,512,276

   Gross Fixed Assets                                                                                 144,539
      Less: Accumulated Depreciation                                                                 (119,381)
   Intangible Assets                                                                                  112,128
      Less: Accumulated Depreciation                                                                  (72,996)
                                                                                                  -----------
Net Fixed Assets                                                                                       64,290
   Other Assets:
      Deferred Financing Costs                                                                              -
      Other Assets                                             (1)                                     62,489
                                                                                                  -----------
Total Other Assets                                                                                     62,489
                                                                                                  -----------
Total Assets                                            $ (11,672)           $       -            $ 5,639,055
                                                      ===========            ===========          ===========
Liabilities & Stockholders Equity
Current Liabilities:
   Accounts Payable                                      $ (5,307)           $       -              $ 771,516
   Notes Payable                                                                                            -
   Accrued Expenses                                                                                   959,895
   Deferred Revenue                                                                                    43,645
                                                                                                  -----------
Total Current Liabilities:                                                                          1,775,056
Long Term Liabilities:
   Long Term Portion-Bridge Loan                                                                      470,000
Total Liabilities                                                                                   2,245,056
Stockholders Equity
   Preferred Stock                                                                                          -
   Common Stock                                              (214)             (20,668)                 3,754
   Paid in Capital                                         (9,896)             (73,922)            19,207,912
      Retained Earnings                                     3,745               94,590            (15,817,667)
                                                      -----------            -----------          -----------
Total Stockholders' Equity                                                                          3,393,999
                                                                                                  -----------
Total Liabilities & Stockholders Equity                 $ (11,672)           $       -            $ 5,639,055
                                                      ===========            ===========          ===========


                           Dobi Medical Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

12.      SUBSEQUENT EVENTS (CONTINUED)


                           Lions Gate Investment, Ltd.
                       Pro Forma Balance Sheet Adjustments
                         September 30, 2003 (Unaudited)

(1) Record net proceeds, from the sale of common stock, record various costs associated with the transaction and to prepay certain costs associated with investor relations.

(2) Record the conversion of various debt and equity instruments to common stock in addition to expensing various deferred financing costs associated with these instruments:

a.       Series 1 Convertible Promissory Notes                $2,878,000
b.       Series 2 Convertible Promissory Notes                 1,680,500
c.       Accrued Interest                                        215,259
d.       Class A Convertible Preferred Shares                  1,271,234

(3) Record the retirement of 2,138,462 common share of Lions Gate Investment, Ltd. prior to the merger and to establish receivables that guarantees certain payables.

(4)           To adjust pre-merger equity of Lions Gate Investment, Ltd.